EXHIBIT 10.5

SUPPLEMENTARY FUNDING AGREEMENT

By and between
Scorpion Surgical Technologies Ltd.
&
Cell Kinetics Ltd.

July 26, 2007

SUPPLEMENTARY FUNDING AGREEMENT

SUPPLEMENTARY FUNDING AGREEMENT

This Supplementary Funding Agreement (the “Agreement”) is made as of this 26 day of July, 2007, by and between SCORPION SURGICAL TECHNOLOGIES LTD., an Israeli company (company number 51-396950-1) with a business address at D.N. Misgav, 20179, Israel (the “Company”), and Cell Kinetics Ltd., a private Israeli company (51-323862-6) from Lod, Israel (the “Investor”).

WHEREAS,
The Company is a seed-stage company engaged in research and development in the field of curved spinal fixation implants (the “Field”), and is currently operating within the framework of The Incubator For Managing Technology Entrepreneurship Misgav Ltd. (the “Incubator”); and

WHEREAS,
The Company has received funding from the Office of the Chief Scientist in the Ministry of Industry, Trade and Labor (“OCS”) to carry out a research and development program within the Incubator (the “Program”) in accordance with the approved project budget attached hereto as Schedule A (the “Approved Budget”); and

WHEREAS,
As a pre-condition to OCS funding of the Program, the Company must obtain additional financing from a supplementary investor covering at least 15% of the Approved Budget (the “Supplementary Funding”); and

WHEREAS,	The Investor is willing to provide the Investment Amount to the Company on the terms and conditions set forth in this Agreement in exchange for an issuance of shares of the Company as set forth below.

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereby agree as follows:

1.	THE SUPPLEMENTARY FUNDING TRANSACTION.

1.1.
General.  The Investor will invest the aggregate amount of $150,000 (the “Investment Amount”) in the Company, subject to certain milestones as more fully described below, in consideration for the issuance to the Investor of such number of ordinary shares of the Company, par value NIS 0.1 each (“Ordinary Shares”) as specified in Schedule C.

1.2.
The Investment Payment.  The Investment Amount shall be paid by the Investor to the Company in 3 (three) equal installments (the “Milestone Payments”) subject to the fulfillment of certain milestones, all as described in Schedule C.

Each Milestone Payment shall be made by wire transfer or check deposit to the Company’s bank account, the particulars of which are as follows:  Bank Leumi, Karmiel Branch (961) Acct. #191600/48, or by such other form of payment as is mutually agreed by the Company and the Investor.

1.3.
Issuance of Shares.  Upon each Milestone Payment and as a condition thereto, the Company shall issue and allot to the Investor such number of Ordinary Shares set forth in Schedule C, adding up to a total of 20,000 Ordinary Shares (the “Purchased Shares”), which shall comprise 20% of the issued and outstanding share capital of the Company on a fully-diluted basis, following investment, based on the capitalization table as of this date (Schedule B).

1.4.	Conditions Precedent – First Payment. The transfer of the first Milestone Payment shall be subject to the following conditions precedents of the Investor:

1.4.1.
Board of Directors Resolutions and Shareholders Resolutions.  The Company shall deliver to the Investor the Company’s Board resolutions in the form attached hereto as Schedule 1.4.1A, (i) approving the Company’s execution and performance of this Agreement, and the transactions contemplated hereby, including issuing and selling the Purchased Shares to the Investor against payment of the Investment Amount pursuant to the provisions set forth in this Agreement, (ii) reserving 10,000 Ordinary Shares for issuance to employees, consultants and others under an Employees Stock Option Plan to be adopted by the Company (the “Plan”), which shares shall constitute 10.00% of the Company’s share capital on a fully diluted basis, immediately following the issuance of all shares issuable hereunder (without taking into account any additional issuances between the first payment hereunder and the last payment hereunder) and (iii) approving the New Articles of Association in the form attached hereto as Schedule 1.4.5.

The Company shall deliver to the Investor the Company’s Shareholders resolutions in the form attached hereto as Schedule 1.4.1B, approving (a) the Company’s execution and performance of this Agreement, and the transactions contemplated hereby, including issuing and selling the Purchased Shares to the Investor against payment of the Investment Amount pursuant to the provisions set forth in this Agreement, and (b) approving the New Articles of Association in the form attached hereto as Schedule 1.4.5.

1.4.2.	Waivers/Termination and Release of any Participation Rights. The Company shall deliver to the Investor a letter in the form attached hereto as Schedule 1.4.2, signed by each shareholder of the Company holding preemptive rights or any similar rights, by virtue of which such shareholder may be entitled to purchase or receive securities of the Company upon the consummation of the transactions contemplated herein, including the rights granted to TIF according to section 6.2 of the Founders Agreement (collectively, “Participation Rights”), pursuant to which he, she or it has waived such Participation Rights with respect to all of the transactions contemplated by this Agreement, including the Right of First Refusal granted to the Investor according to Section 2.3 below.

1.4.3.
Expandis’ Waiver.  The Company shall deliver to the Investor a certificate in the form attached hereto as Schedule 1.4.3, signed by Expandis Ltd. (“Expandis”), pursuant to which Expandis waives any rights and/or claim which they may have in connection with any proprietary rights  related to the Field and/or necessary to enable the Company to carry on its business

1.4.4.	Addendum to Founders’ Agreement. The Company shall deliver to the Investor an addendum to the Founders Agreement in the form attached hereto as Schedule 1.4.4.

1.4.5.
Adoption of New Articles of Association.  The Company shall adopt new Articles of Association in the form attached hereto as Schedule 1.4.5, which will reflect the provisions of the Founders Agreement and this Agreement.

1.4.6.
Share Certificates and Registration.  Simultaneously upon the payment of first Milestone Payment, the Company shall deliver to the Investor a duly executed and valid share certificate in the name of the Investor representing the Ordinary Shares being issued to the Investor with respect to the first Milestone, in the form attached hereto as Schedule 1.4.6.  The Company shall register the allotment of all such Ordinary Shares issued to the Investors upon payment of the first  Milestone Payment in the Company’s Shareholders Register and shall deliver a copy of the Shareholders Register to the Investor.

1.4.7.
Compliance Certificate.  The Company shall deliver to the Investor a certificate (substantially in the form attached hereto as Schedule 1.4.7) duly executed on behalf of the Company by a director of the Company, and dated as of the first Milestone Payment date.

1.4.8.
Notice to the Registrar of Companies.  The Company shall deliver to the Investor a copy of the notice to be sent to the Israeli Registrar of Companies of the issuance of the Ordinary Shares issueable upon the payment of the first Milestone Payment under this Agreement.

1.4.9.
IP Assignment.  Asaf Ben Arye and Yuval Shazifi shall sign the IP Assignment Undertaking attached hereto as Schedule 1.4.9, to the extant that any such Entrepreneur contributed to the Intellectual Property of the Company.

1.5.	Conditions Precedent – Second and Third Milestone Payments. The transfer of each of the remaining Milestone Payment shall be subject to the following conditions precedents of the Investor:

1.5.1
Share Certificates and Registration.  Simultaneously upon the payment of the relevant Milestone Payment, the Company shall deliver to the Investor a duly executed and valid share certificate in the name of the Investor representing the Ordinary Shares being issued to the Investor upon each Milestone Payment, in the form attached hereto as Schedule 1.4.6.  The Company shall register the allotment of all of the Ordinary Shares issued to the Investors upon each Milestone Payment in the Company’s Shareholders Register and shall deliver a copy of the Shareholders Register to the Investor.

1.5.2.
Compliance Certificate.  The Company shall deliver to the Investor a certificate (substantially in the form attached hereto as Schedule 1.4.7) duly executed on behalf of the Company by a director of the Company, and dated as of the relevant Milestone Payment date.

1.5.3.
Notice to the Registrar of Companies.  The Company shall deliver to the Investor a copy of the notice to be sent to the Israeli Registrar of Companies of the issuance of the Ordinary Shares issueable upon the payment of each additional Milestone Payment under this Agreement.

1.5.4.
MAC Certificate.  A certificate executed by a director of the Company dated as of the date of the relevant Milestone Payment, certifying that since the date of the Agreement, there has been no material adverse change in the business, assets, liabilities, operation or condition (financial or otherwise) of the Company, other than changes in the ordinary course of business, which when taken together have a material adverse effect on the Company’s financial position or results of operations.

1.5.5.
Legal Opinion.  Legal opinion to Investor’s reasonable satisfactory that there are no patent or other claims that would or may reasonably be expected to interfere or adversely affect the business of the Company as concluded or supposed to be concluded as of the date of the opinion.

2.	RIGHTS AND OBLIGATIONS OF THE INVESTOR.

2.1.	In the event of an inconsistency between the terms of this Agreement and the Founders Agreement, the terms of this Agreement shall prevail. Board of Directors.

2.1.1.	Composition. The Board of Directors of the Company shall consist of up to six (6) directors to be appointed as follows:

(a)	One (1) director shall be appointed by the Incubator;

(b)	One (1) director be appointed by TIF;

(c)	Two directors shall be appointed by the Entrepreneurs; and

(d)
The Investor will have the right to appoint one (1) director to the Company’s Board of Directors until the later of:  (a) its shareholding percentage in the Company falls below 10% or (b) the Company ceases to work within the framework of the Incubator.

(e)	One external director appointed by agreement of the remaining directors.

2.1.2.
Quorum.  The presence of a majority of directors, including at least one director appointed by the Incubator or TIF, one director appointed by the Entrepreneurs and the director appointed by the Investor, shall constitute a quorum for meeting of the Board.

2.2.
Negative Covenants.  Following the second transfer of a Milestone Payment by the Investor to the Company, and until any of the following occur (i) the Company ceases to work within the framework of the Incubator, (ii) March 31,2009 or (iii) the Investor’s share of the Company, on a fully-diluted basis, falls below 10%; any Board decision regarding one of the following issues, shall require the consent of the director appointed by the Investor.  The New Articles of Association shall be amended in accordance with this section.

2.2.1.	Any issuance of shares, options to purchase shares or any other securities of the Company at a price per share lower than the price per share payable by the Investor hereunder;

2.2.2.	Any adoption, amendment or modification of the ESOP;

2.2.3.	The approval of any material transaction of the Company or any transaction out of the ordinary course of business;

2.2.4.	Any transaction with an interested party, as defined in the Securities Law of 1968;

2.2.5.	Approval of the annual budget of the Company and/or effects any deviation therefrom;

2.2.6.
Incurrence, assumption, or creation of any indebtedness for borrowed money in excess of NIS 50,000 per annum, or guaranteed any indebtedness for borrowed money of any other person, or capital contribution to or investment in any person.

2.3.
Right of First Refusal with respect to the next round.  In the event that, during the 24 month period commencing on the Effective Date, the Company shall decide to raise additional funds through issuance of any type of securities of the Company, then, it shall give the Investor a written notice of its intention to do so (the “Rights Notice”), describing the securities, the price and the general terms upon which the Company proposes to issue them.  The Investor shall have ten (10) business days from delivery of the Rights Notice to agree to purchase up to 75% of such securities, for the price and upon the terms specified in the Rights Notice, except that, the price-per-share payable by the Investor shall be calculated according to a pre-money valuation which is the lower of:  (i) the pre-money valuation set forth in a bona fide offer made to the Company by a third party, as shall be set forth in a certificate signed by the Company’s Board of Directors, or (ii) US$3,500,000 (three million five hundred United States dollars).

2.4.	Information Rights. The Company shall deliver to the Investor,

2.4.1.
as soon as practicable, but in any event within sixty (60) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such year, and statements of income and statements of cash flow of the Company for such year, and statements of shareholders equity, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, United States dollar-denominated, prepared in accordance with Israeli generally accepted accounting principles (“GAAP”), audited by a firm of Independent Certified Public Accountants in the State of Israel who are members of the Israeli Institute of Certified Public Accountants, and accompanied by an opinion of such firm which opinion shall state that such balance sheet, statements of income and cash flow and statements of shareholders equity have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly and accurately the financial position of the Company as of their date, and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; In addition, the Company will provide the Investor with all information and certifications required in light of Investor’s or the Investors’ affiliates’ status as a publicly traded company and in the timeframes required as a result of such status.

2.4.2.
As long as the Investor’s share of the Company, on a fully-diluted basis, does not fall below 10%, the Company shall deliver to the Investor, as soon as practicable, but in any event within thirty (30) days after the end of each quarter of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company as at the end of each such period and unaudited consolidated statements of (i) income and (ii) cash flow of the Company for such period and, in the case of the first, second and third quarterly periods, for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail, United States dollar-denominated.  In addition, the Company will provide the Investor with all information and certifications required in light of Investor’s or the Investors’ affiliates’ status as a publicly traded company and in the timeframes required as a result of such status.

2.4.3.
Additional Information.  As long as the Investor’s share of the Company, on a fully-diluted basis, does not fall below 10%, the Company shall deliver to the Investor, the Company will permit the authorized representative of the Investor full and free access, at all reasonable times, and upon reasonable notice, to any of the properties of the Company, including its books and records, and to discuss its affairs, finances and accounts with the Company’s officers and auditor, for any purpose whatsoever.  In addition, the Company will deliver to the Investor with reasonable promptness, such other information and data with respect to the Company, as the Investor may from time to time reasonably request.  In addition, the Company will provide the Investor with all information and certifications required in light of Investor’s or the Investors’ affiliates’ status as a publicly traded company and in the timeframes required as a result of such status.

This Section 2.4 shall not be in limitation of any rights, which the Investor or the director designated by the Investor, may have under applicable law.

In addition, and not as a limitation on any of the foregoing, the Company covenants that it will provide full disclosure and information regarding all of the Company’s material affairs at meetings of the Company’s Board of Directors and, to the extent required under applicable law, at annual general meetings of the shareholders, and extraordinary general meetings of the shareholders.

3.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

Investor hereby represents and warrants to the Company as follows:

3.1.
Authority.  The Investor has the full power and authority to execute, deliver and perform this Agreement and the Schedules hereto, the obligations of the Investor hereunder have been duly authorized by all necessary corporate action, and this Agreement and all Schedules hereto, when executed by the Investor, will constitute valid and legally binding obligations of such Investor.

3.2.
Purchase Entirely for Own Account.  This Agreement is made with the Investor in reliance upon such Investor’s representation to the Company, which by Investor’s execution of this Agreement such Investor hereby confirms, that the Purchased Shares will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.3.
Investment Experience.  The Investor is knowledgeable and experienced in business and financial matters, and therefore it is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement.  The Investor acknowledges that the issuance of Purchased Shares hereunder does not constitute a promise or guaranty by the Company, its shareholders, officers or directors as to the financial, technological or commercial success of the Company or the future value of its shares.

3.4.
Consideration of Risks.  The Investor confirms that it has fully considered the risks of the contemplated investment in the Company and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing its investment, (ii) the purchase of the Purchased Shares is a speculative investment which involves a high degree of risk, and (iii) there are substantial restrictions on the transferability of, and there will be no immediate public market for the Purchased Shares, and no guarantee that such market will exist in the future, and accordingly, it may not be possible for the Investor to liquidate its investment in case of emergency.  Moreover, the Investor acknowledges that due to the inherent risk involved in such investment, the Investor’s investment may be substantially or totally lost.

3.5.
Brokers.  No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Investor is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Investor in connection with any of the transactions contemplated under this Agreement.  The Investor agrees to indemnify and hold the Company harmless from and against any claim or liability resulting from any party claiming any such commission or fee, if such claims shall be contrary to the foregoing statement.

3.6.
Disclosure of Information.  The Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares, and the business, affairs, properties, prospects and financial condition of the Company.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Investor as follows, and acknowledges that the Investor is entering into this Agreement in reliance thereon:

4.1.
Founders Agreement.  The Company hereby represents and warrants to the Investor that the various representations and warranties made by it under the Founders Agreement shall be incorporated, mutatis mutandis, into this Agreement, as though such representations and warranties had been made directly to the Investor pursuant to this Agreement.

4.2.
Incorporation; Authority.  The Company is a corporation duly incorporated and validly existing under the laws of the State of Israel and has corporate power to own or lease its property and to carry on its business as now conducted and as proposed to be conducted.  The Company has obtained all necessary corporate authorizations and approvals to carry out its business as now conducted and as currently proposed to be conducted.  The Articles of Association of the Company, as currently in effect, are attached hereto as Schedule 4.2 (the “Corporate Documents”).

4.3.
Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance, sale and delivery of the Purchased Shares has been taken.

4.4.
Governmental or Third Party Consents.  Except as otherwise detailed in Schedule 4.4, the Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, qualification, order or approval from any governmental authority or agency, or any third party, in order to consummate the transactions contemplated by this Agreement, including the issuance of the Purchased Share.

4.5.
Shares; Capitalization.  The authorized capital of the Company immediately prior to the Closing is NIS 100,000 divided to 1,000,000 shares nominal value NIS 0.1 per share, of which 64,728 Ordinary Shares are issued and outstanding, 5,272 are reserved for warrants to be granted, and 10,000 are reserved for issuance to employees under the Plan, of which 2,000 options have been promised to the Company’s project manager, Mr. Arnon Epstein and 2,000 options have been promised to the Company’s external director Mr. Chris McAuliffe. The outstanding shares and options of the Company are owned by the shareholders named in and in the numbers specified in the capitalization table attached hereto as Schedule 4.5. The Purchased Shares when issued and allotted in accordance with this Agreement will be duly authorized, validly issued, fully paid and non-assessable. Except as described in Schedule 4.5, (a) the Company has not issued options, warrants, purchase rights, subscription rights, Participation Rights, rights of first refusal, conversion rights, anti-dilution rights, exchange rights, or other rights or securities, of any nature whatsoever, or other contracts, agreements, undertakings, promises or commitments that could require the Company or, to the Company’s knowledge, a shareholder of the Company, to issue, sell, or otherwise cause to become outstanding any of its share capital; and (b) no rights to purchase shares of the Company were granted by the Company, the Founders, and to the Company’s best knowledge, by other shareholders of the Company and to the Company’s knowledge, there are no claims possessed by any person (other than as specifically set forth in this Section) enforceable against the Company or, to the Company’s best knowledge, against a shareholder of the Company in law or in equity to compel such an issuance, adjustment or transfer of the Company’s shares (or any options, warrants, preemptive rights or other rights or securities, of any nature whatsoever, convertible into or exchangeable for shares of the Company) by reason of the execution, closing or performance of this Agreement or by any other reason.

4.6.	Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

4.7.
No prior resolutions.  No meeting of the Company’s shareholders and no meeting of the Company’s board of directors has taken place since the Company’s incorporations, and no resolutions of the Company’s shareholders and no resolutions of the Company’s board of directors have been adopted since the Company’s incorporation

4.8.	Material agreements. Except as otherwise detailed in Schedule 4.7, since it’s incorporation, the Company has not entered into any agreement.

4.9.	Intellectual Property.

4.9.1.
General.  Except as otherwise detailed in Schedule 4.9.1 the Company owns or has the right to use pursuant to written license, sublicense, agreement, or permission, free and clear of any security interest and royalties (except as set forth in Schedule 4.9.1) all patents, trademarks, service marks, trade names, mask works, and copyrights and all trade secrets, including know-how, invention, designs, methods, drawing, computer programs, algorithms, firmware and technical data, as set forth in Schedule 4.7.1 currently used and/or necessary for the operation of the businesses of the Company as presently conducted and as currently proposed to be conducted (collectively: “Intellectual Property”). The Company’s registered or registrable Intellectual Property rights, including all patents, trademarks, service marks, trade names, and all applications therefore and all registered copyrights, are listed on Schedule 4.9.1. With respect to each item of Intellectual Property required to be identified as set forth in this Section 4.9.1, (i) the Company possess all right, title, and interest in and to the item, free and clear of any security interest, license, royalty, commission or similar arrangements or other restriction; (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Company’s best knowledge, is threatened, which challenges in a material manner the legality, validity, enforceability, use, or ownership of the item; (iv) the Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item (other than indemnification obligations arising from purchase, sale or license agreements entered into by the Company as set forth in Schedule 4.9.1); and (v) except as set forth in Schedule 4.9.1, the Company has not granted, and there are not outstanding, any options, licenses or agreements of any kind relating to the Intellectual Property, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of the Intellectual Property. The Company is the owner, free and clear of any and all Security Interests, of all the domain names used by or on behalf of the Company, which pertain to its business.

4.9.2.	No Need for Other IP. Each item of Intellectual Property owned or used by the Company immediately prior to the Effective

Date will be owned or available for use by the Company on substantially the same terms and conditions immediately subsequent to the Effective Date and each Milestone Payment. Except for readily and commercially available off-the-shelf software and hardware, to the best of the Company’s knowledge, no other Intellectual Property of any kind is required by the Company to conduct its business, as currently conducted and as currently proposed to be conducted, is owned by a third party or would require the payment of any fee or royalty.

4.9.3.
No Infringement.  Except as set forth in Schedule 4.9.3, (i) To the Company’s best knowledge, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of any third party, nor, to the Company’s best knowledge, will the conducting by it of its business, or use of the Intellectual Property, as presently conducted and as currently proposed to be conducted interfere, infringe upon, misappropriate or otherwise come into conflict with any intellectual property rights of any third party; (ii) the Company has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any intellectual property rights of any third party) and to the Company’s best knowledge there is no basis for such; and (iii) to the Company’s  knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property of the Company.

4.9.4.
Assignment of Entrepreneurs IP.  All Intellectual Property developed by the Entrepreneurs prior to the incorporation of the Company which relates to the Company’s business as currently conducted and as currently proposed to be conducted (“Founder IP”) was duly assigned by the Entrepreneurs at the time of, or following, the incorporation of the Company, free and clear of any Security Interest, and neither the Entrepreneurs, nor any other person, has any interest in or rights to any of the Founders IP. The Company undertakes to make its best effort to protect the Founder IP, register it, obtain the consent and signatures of the Entrepreneurs, and to take any further actions which may be required or appropriate in order to assign and protect the Founder IP. The Entrepreneurs are the sole inventors and developers of the Founder IP (including the inventions, methods and devices described and claimed in the patents which are part of such Founder IP) without any contribution, assistance or participation of any third party. Schedule 4.9.4 contains correct and complete copies of all assignment documents of Founder IP to the Company.

4.10.	Litigation. There is no litigation, proceeding or governmental investigation in progress, pending, threatened or contemplated against or relating to the Company.

4.11.
No Default.  The Company is not in default or breach of any material contracts, agreements, written or oral, indentures or other instruments to which it is a party, and there exists no state of facts after which notice or lapse of time or both would constitute such a default or breach and all such contracts, agreements, indentures or other instruments are now in good standing and the Company is entitled to all benefits thereunder.

4.12.
No Impediment.  Neither the execution nor delivery of the Agreement, nor the carrying on of the Company’s business as now conducted, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which the Company is now obligated.

4.13.
Use of Proceeds.  The Company undertakes to use the proceeds from the Supplementary Funding contemplated hereunder to finance its research and development activities, day to day operation and growth of its business.

4.14.
Restrictions by Law.  The Company was incorporated under the Incubator Program and therefore the Company is subject to certain rules and conditions provided under the Program.  In addition, due to the receipt of financing from the OCS by the Company, the Company is subject to the provisions of the Law for Encouragement of Research and Development in the Industry, 1984-5744, and the regulations promulgated therefore.

4.15.
Brokers.  No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Company in connection with any of the transactions contemplated under this Agreement.  The Company agrees to indemnify and hold the Investor harmless from and against any claim or liability resulting from any party claiming any such commission or fee, if such claims shall be contrary to the foregoing statement.

4.16.
Full Disclosure.  The Company has provided the Investor with all information that the Investor has requested in connection with its evaluation of the transactions contemplated hereunder.  There is no material fact or information relating to the Company (including without limitation to its business, financial conditions or otherwise), which reasonable experienced investors (such as the Investor), had it been aware of such material fact, would have refrained from investing in the Company on the terms set forth herein, that has not been disclosed to the Investor in writing by the Company.  The representations and warranties of the Company set forth in this Section 4 are, to the best of the Company’s knowledge, each accurate, correct and complete in all material respects.  Neither this Agreement nor any instrument made or delivered by the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.

5.	Further Covenants of the Parties.

5.1.
Confidentiality.  Each of the parties hereto acknowledges that such party and/or its representative shall have access, in the course of its duties or position as a shareholder, director, or employee of the Company, to confidential and proprietary information of the Company including, without limitation, trade secrets, data, know-how, processes, formulas, methods, designs, inventions, ideas, experimental work, and all information concerning the business affairs of the Company (hereinafter, the “Confidential Information”).  Each party undertakes to maintain in confidence such Confidential Information, and not to disclose such Confidential Information to any person or organization whatsoever, or to make use of such Confidential Information for its own purposes or for the benefit of any person or organization other than the Company.  Each party shall further ensure that any of its representatives who have access to Confidential Information shall abide by the obligation to maintain in confidence, and not to disclose or use, such Confidential Information in accordance with the foregoing.  It is further agreed that “Confidential Information” shall not include information which (a) is, or becomes public domain without fault on the part of the receiving party; (b) is lawfully obtained from a source other than the disclosing party, free of any obligation to keep it confidential; (c) was previously known to the receiving party without an obligation to keep it confidential (d) is expressly released in writing from such obligations by the party that owns or has the rights to such information; or (e) is required to be disclosed pursuant to law, regulation, judicial or administrative order, or request by a governmental or other entity authorized by law to make such request.

5.2.
Information Rights.  Immediately upon Investor’s request, the Company shall provide Investor with any information required by it with respect to the Company including but not limited to financial information names of shareholders and any other information as required by competent authorities and banking institutes.  To the extent required, the Investor shall be entitled to disclose such information upon the request of such competent authorities and banking institutes.

6.	Indemnification.

The Company agrees to indemnify, defend and hold the Investor, including any affiliate, officer, director, shareholder, employee or agent thereof (each an “Indemnified Party”), harmless against any and all damages, costs, liabilities, expenses (including reasonable legal fees and expenses) or losses suffered by such Indemnified Party, as a result of, or in connection with, (i) any breach or misrepresentation contained in this Agreement; (ii) the failure by the Company to fulfill any  obligation, agreement or covenant  pursuant to this Agreement; or (iii) any cost or expense, including reasonable legal fees incurred in connection with enforcing the rights of the Indemnified Party hereunder, all for a period of twelve (12) months following the date of the execution of this Agreement.  Except with respect to claims based on fraud and/or willful misrepresentation, the Company’s liability under this Section 6 shall be limited to the amount actually paid by the Investor to the Company hereunder.

7.	Miscellaneous.

7.1.
Further Assurances.  Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give further effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

7.2.
Governing Law.  This Agreement shall be governed by and be construed according to the laws of Israel, without regard to the conflict of laws provisions thereto.  Any dispute arising under or in relation to this Agreement shall be resolved in the competent courts of Tel-Aviv - Jaffa District, and each of the parties hereby, submits irrevocably to the jurisdiction of such courts.

7.3.
Further Assurances.  Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

7.4.
Successors and Assigns; Assignment.  Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.  None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement.

7.5.
Entire Agreement:  Amendment and Waiver.  This Agreement and the Schedules hereto, together with the provisions of the Founders Agreement that are incorporated by reference herein, constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof.  Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all of the parties to this Agreement.

7.6.
Notices.  Any notice given under this Agreement must be in writing to the address indicated herein below (or such other address as may be indicated from time to time by the relevant party by giving notice thereof) and shall be effective:  (i) if mailed by registered mail return receipt requested, five (5) business days after mailing; (ii) if sent by messenger, upon delivery; and (iii) if sent via telecopier, one (1) business day after transmission and electronic confirmation of receipt, when followed by a hard copy sent by first class post.

7.7.
Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default thereto or thereafter occurring.  Any waiver permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

7.8.
Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

7.9.
Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

7.10.
Recitals, Schedules and Headings.  The recitals and schedules to this Agreement shall constitute an integral part thereof.  Headings are provided for the sake of convenience only, and shall not be used in the interpretation of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above-written.

SCORPION SURGICAL TECHNOLOGIES LTD.	CELL KINETICS LTD.

By: /s/ Steve Rhodes	By: /s/ Jacob Weiss, /s/ Israel Fisher

Name: Steve Rhodes	Name: Jacob Weiss, Israel Fisher

Title: Director	Title: Chairman, CFO

LIST OF SCHEDULES

Schedule A - Approved Budget

Schedule B - Capitalization Table

Schedule C - Investment Schedule and Milestones

Schedule 1.4.1 - Board of Directors and Shareholders Resolutions

Schedule 1.4.2 - Waivers/Termination and Release of any Participation Rights

Schedule 1.4.3 - Expandis Waiver

Schedule 1.4.4 - Addendum to Founders Agreement

Schedule 1.4.5 - New Articles of Association

Schedule 1.4.6 - Share Certificates and Registration

Schedule 1.4.7 - Compliance Certificate

Schedule 1.4.9 - IP Assignment

Schedule 4 -Disclosure schedule

SCHEDULE A

APPROVED BUDGET

OFFICE OF THE CHIEF SCIENTIST
CENTRALIZATION OF THE BUDGET (DO NOT COMPLETE - COMPLETION TAKES PLACES
AUTOMATICALLY AFTER FILLING OUT THE DETAILED SHEETS)

This sheet represents an integral part of the request.

(Please fill in first the definition sheet of salaries and overhead ceilings)

PROJECT BUDGET OF THE CHIEF SCIENTIST OFFICE
Technological Incubator:			Technological Incubator Misgav, Karmiel
Name of the Company:			Scorpion (provisional name)
R&D Subject:			Arched implants’ system for bones’ fixation and anchoring
Number of Request:			37701
Execution period:
Execution period	From (month / year)		May 07
	To (month / year)		April 09
COMPANY REQUEST
				Total	Part in %
	A. MANPOWER See Appendix 1	Man years	2,91666667	578,500
			Reserve	0
				Total
				578,500	40%

	B. CONSUMABLE MATERIALS AND TOOLS			Total
	See Appendix 2			35,000	2%

	C. SUBCONTRACTORS
	See Appendix 3
	Subcontractors - Israel		Sum	250,500	17%
	Subcontractors - abroad		Sum	180,000	13%
			Total subcontractors	430,500	30%

	D. APPROVED EQUIPMENT			Total
	See Appendix 4			52,600	4%

	E. MISCELLANEOUS			Total
	See Appendix 5			230,000	16%

	F. MARKETING			Total
	See Appendix 6			110,000	8%

GENERAL TOTAL				Total
			Total budget	1,436,600	100%
			Loan / grant	1,221,110	85%
SIGNATURES:
PROJECT MANAGER		TECHNOLOGICAL INCUBATOR MANAGER		DIRECTION OF TECHNOLOGICAL INCUBATORS

OFFICE OF THE CHIEF SCIENTIST
DIRECTION OF TECHNOLOGICAL INCUBATORS

Page no. 1	APPENDIX 1 - MANPOWER	This sheet represents an integral part of the request.

Technological Incubator:	Technological Incubator Misgav, Karmiel
Name of the Company:	Scorpion (provisional name)
R&D Subject:	Arched implants’ system for bones’ fixation and anchoring
Number of Request:	37701

EFFECTIVE SALARY INCLUDING SOCIAL PAYMENTS - EMPLOYER COST - PAYMENTS FIGURING IN THE PAYROLL AND DIRECT SOCIAL EXPENDITURES
COMPANY REQUEST					REQUESTED SUM IN N.I.S
					Monthly
#.	Name and surname	Salary code	Academic title	Function	Effective salary including social payments			Number of months		Requested man years	Effective salary
1.	Arnon EPSTEIN	1	BA	Product Engineer	17,000	17,000	100%	24	408000	2.,0	408,000
2.	Not decided zet	2	BA	Engineer	15,500	17,000	100%	11	170500	0.9	170,500
3.		10			0				0	0,0	0
4.		10			0				0	0,0	0
5.		10			0				0	0,0	0
6.		10			0				0	0,0	0
7.		10			0				0	0,0	0
8.		10			0				0	0,0	0
9.		10			0				0	0,0	0
10.		10			0				0	0,0	0
								Total salaries	578,500	2,9	578,500
								Future price rises
								Total approved salary	578,500

OFFICE OF THE CHIEF SCIENTIST
DIRECTION OF TECHNOLOGICAL INCUBATORS

APPENDIX 2 - CONSUMABLE MATERIALS AND TOOLS

This sheet represents an integral part of the request.

Technological Incubator:	Technological Incubator Misgav, Karmiel
Name of the Company:	Scorpion (provisional name)
R&D Subject:	Arched implants’ system for bones’ fixation and anchoring
Number of Request:	37701

			COMPANY REQUEST
#.	Description of item or type	Ensemble to which pertains the requested item	Cost code	Cost based on	Unit price in NIS	Quantity	Total requested sum

1.	Various metallic parts	Prototypes		N/A	20,000	1	20,000
2.	Bones	Tests		N/A	5,000	1	5,000
3.	Other consumables	Lab tests		N/A	10,000	1	10,000
4.				N/A			0
5.				N/A			0
6.				N/A			0
7.				N/A			0
8.				N/A			0
9.				N/A			0
10.				N/A			0

						Total materias	35,000

OFFICE OF THE CHIEF SCIENTIST -

DIRECTION OF TECHNOLOGICAL INCUBATORS

APPENDIX 3 - SUBCONTRACTORS

This sheet represents an integral part of the request.

Technological Incubator:	Technological Incubator Misgav, Karmiel
Name of the Company:	Scorpion (provisional name)
R&D Subject:	Arched implants’ system for bones’ fixation and anchoring
Number of Request:	37701

			COMPANY REQUEST
#	Nature of the work	Name of the subcontractor (all subcontractors will be centralized according to the nature of the work)		Requested sum in NIS
			Cost	Cost based on	Quantity	Unit price	Total
SUBCONTRACTORI - ISRAEL
1.	Prototype production	Center, Metadin, Hanan Avidan, other	4	Approx.	1	95,000	95,000
2.	Implant production	Center, Limet, other	4	Approx.	1	95,000	95,000
3.	Planning of a regulatory procedure	Not decided yet	4	Approx.	1	10,000	10,000
4.	Regulatory consultancy and quality NGW	Dan Laor	4	Approx.	1	20,000	20,000
5.	Engineering planning	Not decided yet	4	Aprox.	1	30,500	30,500
6.				N/A	1		0
7.				N/A	1		0
8.				N/A	1		0
9.				N/A	1		0
10.				N/A	1		0
11.				N/A	1		0
12.				N/A	1		0
13.				N/A	1		0
14.				N/A	1		0
15.				N/A	1		0
	Total subcontractors - Israel					Total subcontractors - Israel	250,500
SUBCONTRACTORS - ABROAD
1.	Mechanical tests	Dr. Christian Kadik	4	Approx.	2	25,000	50,000
2.	Biomechanical tests	Ulm University, Department of Biomechanics	4	Approx.	1	130,000	130,000
3.				N/A	2		0
4.				N/A	3		0
5.				N/A	4		0
	Total subcontractors abroad					Total subcontractors abroad	180,000

	TOTAL SUBCONTRACTORS					430,500

OFFICE OF THE CHIEF SCIENTIST -
DIRECTION OF TECHNOLOGICAL INCUBATORS

APPENDIX 4 - EQUIPMENT

Technological Incubator:	Technological Incubator Misgav, Karmiel
Name of the Company:	Scorpion (provisional name)
R&D Subject:	Arched implants’ system for bones’ fixation and anchoring
Number of Request:	0

#	Description of equipment or item	Description of activities in which the part of equipment is involved	Unit cost in NIS	Quantity	Cost code	Total cost

1.	Furniture	Company Management	3,000	1	4	3,000
2.	Computer	Company Management	10,000	1	4	10,000
3.	Work tools	Prototype design	600	1	4	600
4.	Software	Company Management	25,000	1	4	25,000
5.	Measuring instruments	Prototype design	4,000	1	4	4,000
6.	Miscellaneous	Company Management	10,000	1	4	10,000
7.						0
8.						0
9.						0
10.						0
11.						0
12.						0
				Total equipment		52,600

OFFICE OF THE CHIEF SCIENTIST
DIRECTION OF TECHNOLOGICAL INCUBATORS

APPENDIX 5 - MISCELLANEOUS (as specified in the regulations)

Technological Incubator:	Technological Incubator Misgav, Karmiel
Name of the Company:	Scorpion (provisional name)
R&D Subject:	Arched implants’ system for bones’ fixation and anchoring
Number of Request:	0

#	Activity	Total

1.	Overhead (according to the established ceiling)	110,000
2.	Patents	50,000
3.	Clinical tests	30,000
4.	Travel abroad - tests	40,000
5.
		230,000

OFFICE OF THE CHIEF SCIENTIST
DIRECTION OF TECHNOLOGICAL INCUBATORS

APPENDIX 6 - MISCELLANEOUS  (as specified in the regulations)

Technological Incubator:	Technological Incubator Misgav, Karmiel
Name of the Company:	Scorpion (provisional name)
R&D Subject:	Arched implants’ system for bones’ fixation and anchoring
Number of Request:	0

#	Activity	Total

1.	Business plan	25,000
2.	Business meetings abroad	80,000
3.	Marketing materials	5,000
4.
5.
6.
7.
8.
9.
10.
11.
12.
	Total marketing	110,000

SCHEDULE B

POST-INVESTMENT CAPITALIZATION TABLE

(see excel file attached)

Post Investment

	Following Investment
Shareholder Name	Ordinary Shares	Options to Ordinary Shares	Total (fully diluted)	% Fully diluted
Steve Rhodes	3,000.00	—	3,000.00	3.00%
Misgav Carmiel Technology Incubator Management Services Ltd.	7,000.00	—	7,000.00	7.00%
Trendlines Israel Fund, L.P.	10,000.00	—	10,000.00	10.00%
Yuval Sheziffi	9,990.00	—	9,990.00	9.99%
Asaf Ben Arye	11,482.00	—	11,482.00	11.48%
Ilan Grunberg	11,824.00	—	11,824.00	11.82%
Nisim Ohana	11,432.00	—	11,432.00	11.43%
Technion Incubator for Entrepreneurship Ltd.	—	1,387.00	1,387.00	1.39%
Technological Incubator Foundation of the Technion Institute for R&D Ltd.	—	595.00	595.00	0.60%
Mor Research Applications Ltd.	—	260.00	260.00	0.26%
Avner Kurz	—	547.00	547.00	0.55%
Yizhak Ben-Zion	—	295.00	295.00	0.30%
Shalom Arbiv	—	190.00	190.00	0.19%
Reuven Ovadia	—	408.00	408.00	0.41%
Amiram Bornstein	—	1,111.00	1,111.00	1.11%
Nir Galon	—	204.00	204.00	0.20%
Rami Cohen	—	275.00	275.00	0.28%
ESOP	—	10,000.00	10,000.00	10.00%
Cell Kinetics	20,000.00		20,000.00	20.00%
Total	84,728	15,272	100,000	100.00%

SCHEDULE C

INVESTMENT SCHEDULE AND MILESTONES

Investment Amount	Number of Shares to be Issued	Milestone
$50,000.00	6,666	Signing of this Agreement and fulfillment of the conditions precedent set forth in section 1.4 of the Agreement (the “Commencing Date”).
$50,000.00	6,666
No later than one year from the Commencing Date and subject to the fulfillment of the conditions precedent set forth in section 1.5 of the Agreement, and provided that the Investor shall have raised at least US$1.5M (one million five hundred thousand United States dollars) in an equity fund raising.*

$50,000.00	6,667	Signing of agreement by Company with medical research center for the performance of clinical trials and fulfillment of the conditions precedent set forth in section 1.5 of the Agreement.*

* To avoid all doubt it is hereby clarified that this milestone may occur prior to or after the other milestone destined to occur after payment of the first milestone payment.

SCHEDULE 1.4.1A

BOARD RESOLUTION

SCORPION SURGICAL TECHNOLOGIES LTD.
(the “Company”)

UNANIMOUS WRITTEN RESOLUTION
OF THE
BOARD OF DIRECTORS

DATED July 26, 2007

The undersigned, comprising of all the members of the Board of Directors of Scorpion Surgical Technologies Ltd. (the “Company”), acting by unanimous written resolution of the board of directors of the Company (the “Board”), in lieu of a meeting of the Board pursuant to the Articles of Association of the Company, do hereby adopt in writing and without a meeting the following resolutions as of July 26, 2007.

SUPPLEMENTARY FUNDING AGREEMENT

Mr. Asaf Ben-Arye has’ disclosed the nature of his personal interest in the contemplated resolution (including any substantial fact or document) and did not participate or vote on such matter and his signature appears below in respect of such matter solely in order that this written resolution is signed by all directors.

WHEREAS, the Board deems it advisable and in the best interest of the Company to enter into that certain Supplementary Funding Agreement, substantially in the form attached hereto as Exhibit A (the “Supplementary Funding Agreement”), by and among the Company and Cell Kinetics Ltd. (the “Investor”), providing for, among other things, the issuance by the Company to the Investors of 20,000 Ordinary shares NIS 0.1 par value each of the Company (the “Ordinary Shares”), at a price per share of US $7.5; and

NOW, THEREFORE BE IT:

RESOLVED, to authorize and approve the execution and delivery by the Company of the Supplementary Funding Agreement as well as any other agreement or document ancillary to any of the foregoing (collectively, the “Transaction Documents”); and

FURTHER RESOLVED, to issue to the .Investors upon and simultaneously with the payment of each Milestone Payment (as such terms is defined in the Supplementary Funding Agreement) Ordinary Shares in such number as set forth in Exhibit C of the Supplementary Funding Agreement.

NEW ARTICLES OF ASSOCIATION

WHEREAS, the Board deems it advisable and in the best interest of the Company to replace the Articles of Association of the Company in their entirely with the Articles of Association attached hereto as Exhibit B (the “New Articles”).

NOW, THEREFORE BE IT:

RESOLVED, that the New Articles are hereby approved; and

FURTHER RESOLVED, that the foregoing resolution shall be submitted to the Shareholders of the Company for approval; and

FURTHER RESOLVED, that upon approval by the Shareholders of the New Articles, the officers of the Company are authorized and directed to execute the New Articles and to take all such actions as such officers deem necessary or desirable to cause the filing of the New Articles with the Registrar of Companies and to cause the New Articles to become effective.

RESERVATION OF ORDINARY SHARES UNDER THE EMPLOYEES STOCK OPTION PLAN

RESOLVED, that the Board hereby approves the reservation of 10,000 Ordinary Shares of the Company for allocation to employees, directors and consultants under an employee stock option plan to be adopted by the Company.

GENERAL AUTHORITY

RESOLVED, that Mr. Steve Rhodes be, and hereby is, authorized and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such actions, to execute and deliver or cause to be executed and delivered all such documents, instruments and agreements (including the Transaction Documents and the share certificates evidencing the Ordinary Shares issued pursuant to the previous resolution), and to make such filings, in the name and on behalf of the Company, to incur and to pay all such fees and expenses and to engage as he shall in his judgment determine to be necessary, desirable or advisable to carry out fully the intent and purposes of the foregoing resolutions and the execution by Mr. Rhodes of any such document, or the payment of any such expenses or the doing by him of any act in connection with the foregoing matters shall conclusively establish his authority therefore and the approval of the documents so executed, the expenses so paid, the filings so made and the actions so taken.

FURTHER RESOLVED, that all of the actions previously taken by any officer of the Company in connection with transactions contemplated by the foregoing resolutions are, and they hereby are, adopted, ratified, confirmed and approved in all respects.

IN WITNESS HEREOF, the undersigned members of the Board have executed the above resolution in one or more counterparts.

/s/ Steven Rhodes	/s/ Asaf Ben-Arye
Steven Rhodes	Asaf Ben-Arye

Exhibit A
to Scorpoion Surgical Technologies Ltd.’s,
Board Resolution dated July 26, 2007

Supplementary Funding Agreement

Exhibit B
to Scorpoion Surgical Technologies Ltd.’s
Board Resolution dated July 26, 2007

New Articles of Association

SCHEDULE 1.4.1B

SHAREHOLDERS RESOLUTION

SCORPION SURGICAL TECHNOLOGIES LTD.
(the “Company”)

Minutes of a Meeting of the Shareholders of the Company

DATE:	July 26, 2007

TIME:	17:00

PRESENT:	Steve Rhodes

PRESENT BY PROXY:	Asaf Ben Arye Ilan Grunberg Nisim Ohana Yuval Sheziffi Trendlines Israel Fund, L.P. Misgav Carmiel Technology Incubator Management Services Ltd.

CALL TO ORDER

A meeting of all of the Shareholders of the Company, in accordance with the Articles of Association of the Company and the applicable law, was held at the above date, time and place. Steve Rhodes was elected as Chairman of the meeting, according to section 57 of the Company’s Articles of Association, and called the meeting to order, and announced that a quorum of Shareholders was present and that the meeting, having been duly convened, and the Shareholders having waived their right to receive prior notice, was ready to proceed with its business.

SUPPLEMENTARY FUNDING AGREEMENT

WHEREAS, the Board of Directors of the Company (the “Board”) deems it advisable and in the best interest of the Company to enter into that certain Supplementary Funding Agreement, substantially in the form attached hereto as Exhibit A (the “Supplementary Funding Agreement”), by and among the Company, and Cell Kinetics Ltd. (the “Investor”), providing for, among other things, the issuance by the Company to the Investors of 20,000 Ordinary shares NIS 0.1 par value each of the Company (the “Ordinary Shares”), at a price per share of US $7.5; and

NOW, THEREFORE BE IT:

RESOLVED, to authorize and approve the execution and delivery by the Company of the Supplementary Funding Agreement as well as any other agreement or document ancillary to any of the foregoing (collectively, the “Transaction Documents”); and

FURTHER RESOLVED, to issue to the Investors upon and simultaneously with the payment of each Milestone Payment (as such terms is defined in the Supplementary Funding Agreement) Ordinary Shares in such number as set forth in Exhibit C of the Supplementary Funding Agreement.

NEW ARTICLES OF ASSOCIATION

WHEREAS, the Board deems it advisable and in the best interest of the Company to replace the Articles of Association of the Company in their entirely with the Articles of Association attached hereto as Exhibit B (the “New Articles”).

NOW, THEREFORE BE IT:

RESOLVED, that the New Articles are hereby approved.

GENERAL AUTHORITY

RESOLVED, that Mr. Steve Rhodes be, and hereby is, authorized and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such actions, to execute and deliver or cause to be executed and delivered all such documents, instruments and agreements (including the Transaction Documents and the share certificates evidencing the Ordinary Shares issued pursuant to the previous resolution), and to make such filings, in the name and on behalf of the Company, to incur and to pay all such fees and expenses and to engage as he shall in his judgment determine to be necessary, desirable or advisable to carry out fully the intent and purposes of the foregoing resolutions and the execution by Mr. Rhodes of any such document, or the payment of any such expenses or the doing by him of any act in connection with the foregoing matters shall conclusively establish his authority therefore and the approval of the documents so executed, the expenses so paid, the filings so made and the actions so taken.

FURTHER RESOLVED, that all of the actions previously taken by any officer of the Company in connection with transactions contemplated by the foregoing resolutions are, and they hereby are, adopted, ratified, confirmed and approved in all respects.

There being no further. business, the meeting was adjourned.

/s/ Steve Rhodes
Steve Rhodes
Chairman of the Meeting

Exhibit A
to Scorpoion Surgical Technologies Ltd.’s
Shareholders Resolution dated July 26, 2007

Supplementary Funding Agreement

Exhibit B
to Scorpoion Surgical Technologies Ltd.’s
Shareholders Resolution dated July 26, 2007

New Articles of Association

SCORPION SURGICAL TECHNOLOGIES LTD.
(the “Company”)

Date:  July 26, 2007

To the shareholders of the Company,

Re:	Notice of an Extraordinary Meeting of the Shareholders of the Company

1.	Notice is hereby given that on July 26, 2007 at 17:00 Israel time, an Extraordinary Meeting of the Shareholders of the Company shall be held at the USA.

2.	The Meeting is called in order to discuss the following issues:

2.1.	Approval of the Supplementary Funding Agreement.

2.2.	Replacement of the Articles of Association of the Company with the New Articles of Association.

2.3.	Granting general authority to Mr. Steve Rhodes to take all necessary actions in connection with the above resolutions.

3.
Any shareholder of the Company who wishes to vote at the Meeting by proxy shall deliver a proxy to the registered office of the Company no later than 48 hours before the time appointed for the Meeting or any adjournment thereof, or present such proxy to the chairman of the Meeting. For your convenience, an appropriate form of proxy is attached hereto.

4.
The presence, of at least two shareholders, present in person or by proxy, and who hold or represent in the aggregate at least 25% of the voting power of the Company, shall constitute a quorum for this extraordinary meeting. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, shall stand adjourned to the same day the following week, at the same time and place.

5.	In the event that you are unable to attend the meeting, please sign the enclosed proxy and return by fax to Mr. Steve Rhodes no later than 16:00 today at 4106251060 (room 518).

/s/ Steve Rhodes
Mr. Steve Rhodes

SCORPION SURGICAL TECHNOLOGIES LTD.
(the “Company”)

PROXY FORM

I, the undersigned, a shareholder of Scorpion Surgical Technologies Ltd. (the “Company”), hereby approve receipt of the notice of the Extraordinary Meeting of the shareholders of the Company to be held on July 26, 2007 at 17:00, and irrevocably appoint Mr. Steve Rhodes (with power of substitution) to vote on my behalf at such Meeting and at any adjournments thereof as follows:

Matter to be Discussed	Avoid	For	Against
I hereby waive the right to receive 7 days prior notice regarding the Extraordinary Meeting, under section 67 of the Companies Law - 1999.	☐	☒	☐
To authorize and approve the execution and delivery by the Company of the Supplementary Funding Agreement as well as any other agreement or document ancillary to any of the foregoing (collectively, the “Transaction Documents”)
	☐	☒	☐
To issue to the Investors upon and simultaneously with the payment of each Milestone Payment (as such terms is defined in the Supplementary Funding Agreement) Ordinary Shares in such number as set forth in Exhibit C of the Supplementary Funding Agreement
	☐	☒	☐
That the New Articles are hereby approved.	☐	☒	☐
That Mr. Steve Rhodes be, and hereby is, authorized and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such actions, to execute and deliver or cause to be executed and delivered all such documents, instruments and agreements (including the Transaction Documents and the share certificates evidencing the Ordinary Shares issued pursuant to the previous resolution), and to make such filings, in the name and on behalf of the Company, to incur and to pay all such fees and expenses and to engage as he shall in his judgment determine to be necessary, desirable or advisable to carry out fully the intent and purposes of the foregoing resolutions and the execution by Mr. Rhodes of any such document, or the payment of any such expenses or the doing by him of any act in connection with the foregoing matters shall conclusively establish his authority therefore and the approval of the documents so executed, the expenses so paid, the filings so made and the actions so taken.
	☐	☒	☐
That all of the actions previously-taken-by any officer of the-Company-in. connection with transactions contemplated by the foregoing resolutions are, and they hereby are, adopted, ratified, confirmed and approved in all respects.
	☐	☒	☐

Signature:     /s/ Steve Rhodes

Name:            [Hebrew]

Date:              24.7.07

SCORPION SURGICAL TECHNOLOGIES LTD.
(the “Company”)

PROXY FORM

I, the undersigned, a shareholder of Scorpion Surgical Technologies Ltd. (the “Company”), hereby approve receipt of the notice of the Extraordinary Meeting of the shareholders of the Company to be held on July 26, 2007 at 17:00, and irrevocably appoint Mr. Steve Rhodes (with power of substitution) to vote on my behalf at such Meeting and at any adjournments thereof as follows:

Matter to be Discussed	Avoid	For	Against
I hereby waive the right to receive 7 days prior notice regarding the Extraordinary Meeting, under section 67 of the Companies Law - 1999.	☐	☒	☐
To authorize and approve the execution and delivery by the Company of the Supplementary Funding Agreement as well as any other agreement or document ancillary to any of the foregoing (collectively, the “Transaction Documents”)
	☐	☒	☐
To issue to the Investors upon and simultaneously with the payment of each Milestone Payment (as such terms is defined in the Supplementary Funding Agreement) Ordinary Shares in such number as set forth in Exhibit C of the Supplementary Funding Agreement
	☐	☒	☐
That the New Articles are hereby approved.	☐	☒	☐
That Mr. Steve Rhodes be, and hereby is, authorized and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such actions, to execute and deliver or cause to be executed and delivered all such documents, instruments and agreements (including the Transaction Documents and the share certificates evidencing the Ordinary Shares issued pursuant to the previous resolution), and to make such filings, in the name and on behalf of the Company, to incur and to pay all such fees and expenses and to engage as he shall in his judgment determine to be necessary, desirable or advisable to carry out fully the intent and purposes of the foregoing resolutions and the execution by Mr. Rhodes of any such document, or the payment of any such expenses or the doing by him of any act in connection with the foregoing matters shall conclusively establish his authority therefore and the approval of the documents so executed, the expenses so paid, the filings so made and the actions so taken.
	☐	☒	☐
That all of the actions previously-taken-by any officer of the-Company-in. connection with transactions contemplated by the foregoing resolutions are, and they hereby are, adopted, ratified, confirmed and approved in all respects.
	☐	☒	☐

Signature:     /s/ Steve Rhodes

Name:           Trendlines Israel Fund, L.P.

Date:             24.7.07

SCORPION SURGICAL TECHNOLOGIES LTD.
(the “Company”)

PROXY FORM

I, the undersigned, a shareholder of Scorpion Surgical Technologies Ltd. (the “Company”), hereby approve receipt of the notice of the Extraordinary Meeting of the shareholders of the Company to be held on July 26, 2007 at 17:00, and irrevocably appoint Mr. Steve Rhodes (with power of substitution) to vote on my behalf at such Meeting and at any adjournments thereof as follows:

Matter to be Discussed	Avoid	For	Against
I hereby waive the right to receive 7 days prior notice regarding the Extraordinary Meeting, under section 67 of the Companies Law - 1999.	☐	☒	☐
To authorize and approve the execution and delivery by the Company of the Supplementary Funding Agreement as well as any other agreement or document ancillary to any of the foregoing (collectively, the “Transaction Documents”)
	☐	☒	☐
To issue to the Investors upon and simultaneously with the payment of each Milestone Payment (as such terms is defined in the Supplementary Funding Agreement) Ordinary Shares in such number as set forth in Exhibit C of the Supplementary Funding Agreement
	☐	☒	☐
That the New Articles are hereby approved.	☐	☒	☐
That Mr. Steve Rhodes be, and hereby is, authorized and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such actions, to execute and deliver or cause to be executed and delivered all such documents, instruments and agreements (including the Transaction Documents and the share certificates evidencing the Ordinary Shares issued pursuant to the previous resolution), and to make such filings, in the name and on behalf of the Company, to incur and to pay all such fees and expenses and to engage as he shall in his judgment determine to be necessary, desirable or advisable to carry out fully the intent and purposes of the foregoing resolutions and the execution by Mr. Rhodes of any such document, or the payment of any such expenses or the doing by him of any act in connection with the foregoing matters shall conclusively establish his authority therefore and the approval of the documents so executed, the expenses so paid, the filings so made and the actions so taken.
	☐	☒	☐
That all of the actions previously-taken-by any officer of the-Company-in. connection with transactions contemplated by the foregoing resolutions are, and they hereby are, adopted, ratified, confirmed and approved in all respects.
	☐	☒	☐

Signature:    Asaf Ben-Arye

Name:           Asaf Ben-Arye

Date:             26/7/07

SCORPION SURGICAL TECHNOLOGIES LTD.
(the “Company”)

PROXY FORM

I, the undersigned, a shareholder of Scorpion Surgical Technologies Ltd. (the “Company”), hereby approve receipt of the notice of the Extraordinary Meeting of the shareholders of the Company to be held on July 26, 2007 at 17:00, and irrevocably appoint Mr. Steve Rhodes (with power of substitution) to vote on my behalf at such Meeting and at any adjournments thereof as follows:

Matter to be Discussed	Avoid	For	Against
I hereby waive the right to receive 7 days prior notice regarding the Extraordinary Meeting, under section 67 of the Companies Law - 1999.	☐	☒	☐
To authorize and approve the execution and delivery by the Company of the Supplementary Funding Agreement as well as any other agreement or document ancillary to any of the foregoing (collectively, the “Transaction Documents”)
	☐	☒	☐
To issue to the Investors upon and simultaneously with the payment of each Milestone Payment (as such terms is defined in the Supplementary Funding Agreement) Ordinary Shares in such number as set forth in Exhibit C of the Supplementary Funding Agreement
	☐	☒	☐
That the New Articles are hereby approved.	☐	☒	☐
That Mr. Steve Rhodes be, and hereby is, authorized and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such actions, to execute and deliver or cause to be executed and delivered all such documents, instruments and agreements (including the Transaction Documents and the share certificates evidencing the Ordinary Shares issued pursuant to the previous resolution), and to make such filings, in the name and on behalf of the Company, to incur and to pay all such fees and expenses and to engage as he shall in his judgment determine to be necessary, desirable or advisable to carry out fully the intent and purposes of the foregoing resolutions and the execution by Mr. Rhodes of any such document, or the payment of any such expenses or the doing by him of any act in connection with the foregoing matters shall conclusively establish his authority therefore and the approval of the documents so executed, the expenses so paid, the filings so made and the actions so taken.
	☐	☒	☐
That all of the actions previously-taken-by any officer of the-Company-in. connection with transactions contemplated by the foregoing resolutions are, and they hereby are, adopted, ratified, confirmed and approved in all respects.
	☐	☒	☐

Signature:    /s/ Ilan Grunberg

Name:           Ilan Grunberg

Date:             26/7/07

SCORPION SURGICAL TECHNOLOGIES LTD.
(the “Company”)

PROXY FORM

I, the undersigned, a shareholder of Scorpion Surgical Technologies Ltd. (the “Company”), hereby approve receipt of the notice of the Extraordinary Meeting of the shareholders of the Company to be held on July 26, 2007 at 17:00, and irrevocably appoint Mr. Steve Rhodes (with power of substitution) to vote on my behalf at such Meeting and at any adjournments thereof as follows:

Matter to be Discussed	Avoid	For	Against
I hereby waive the right to receive 7 days prior notice regarding the Extraordinary Meeting, under section 67 of the Companies Law - 1999.	☐	☒	☐
To authorize and approve the execution and delivery by the Company of the Supplementary Funding Agreement as well as any other agreement or document ancillary to any of the foregoing (collectively, the “Transaction Documents”)
	☐	☒	☐
To issue to the Investors upon and simultaneously with the payment of each Milestone Payment (as such terms is defined in the Supplementary Funding Agreement) Ordinary Shares in such number as set forth in Exhibit C of the Supplementary Funding Agreement
	☐	☒	☐
That the New Articles are hereby approved.	☐	☒	☐
That Mr. Steve Rhodes be, and hereby is, authorized and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such actions, to execute and deliver or cause to be executed and delivered all such documents, instruments and agreements (including the Transaction Documents and the share certificates evidencing the Ordinary Shares issued pursuant to the previous resolution), and to make such filings, in the name and on behalf of the Company, to incur and to pay all such fees and expenses and to engage as he shall in his judgment determine to be necessary, desirable or advisable to carry out fully the intent and purposes of the foregoing resolutions and the execution by Mr. Rhodes of any such document, or the payment of any such expenses or the doing by him of any act in connection with the foregoing matters shall conclusively establish his authority therefore and the approval of the documents so executed, the expenses so paid, the filings so made and the actions so taken.
	☐	☒	☐
That all of the actions previously-taken-by any officer of the-Company-in. connection with transactions contemplated by the foregoing resolutions are, and they hereby are, adopted, ratified, confirmed and approved in all respects.
	☐	☒	☐

Signature:     /s/ Nissim Ohana

Name:            Nissim Ohana

Date:              27/7/07

SCHEDULE 1.4.2

PARTICIPATION RIGHTS WAIVERS

I the undersigned, being a shareholder of Scorpion Surgical Technologies Ltd. (the “Company”), hereby waive any pre-emptive rights, over-allotment rights or any other participation or first refusal rights under the Company’s Articles of Association, under any other instrument including that certain Founders Agreement dated March 23, 2007 by and between the incubator for Managing Technology Entrepreneurship Misgav Ltd. (51-222958-4) (“Misgav Incubator”) its subsidiary.  Misgav Carmiel Technology Incubator Management Services Ltd. (51-171135-0).  Trendlines Israel Fund L.P., Mr. Nissim Ohana, Mr. Yuval Shezifi, Mr. Han Grunberg and Mr. Asaf Ben-Ayre), and under any applicable law (together the “Pre-Emptive Rights”), with respect to the issuance of Ordinary Shares par value NIS 0.1 each of the Company, in accordance with that certain Supplementary Funding Agreement by and between the Company  and Cell Kinetics Ltd., and shall have no claim or demand for any kind of Pre-Emptive Rights in connection with the abovementioned issuance of shares.

IN WITNESS WHEREOF, the undersigned has executed this Waiver on the date written below.

/s/ Steve Rhodes	29.7.07
Name	Date

SCHEDULE 1.4.2

PARTICIPATION RIGHTS WAIVERS

I the undersigned, being a shareholder of Scorpion Surgical Technologies Ltd. (the “Company”), hereby waive any pre-emptive rights, over-allotment rights or any other participation or first refusal rights under the Company’s Articles of Association, under any other instrument including that certain Founders Agreement dated March 23, 2007 by and between the incubator for Managing Technology Entrepreneurship Misgav Ltd. (51-222958-4) (“Misgav Incubator”) its subsidiary.  Misgav Carmiel Technology Incubator Management Services Ltd. (51-171135-0).  Trendlines Israel Fund L.P., Mr. Nissim Ohana, Mr. Yuval Shezifi, Mr. Han Grunberg and Mr. Asaf Ben-Ayre), and under any applicable law (together the “Pre-Emptive Rights”), with respect to the issuance of Ordinary Shares par value NIS 0.1 each of the Company, in accordance with that certain Supplementary Funding Agreement by and between the Company  and Cell Kinetics Ltd., and shall have no claim or demand for any kind of Pre-Emptive Rights in connection with the abovementioned issuance of shares.

IN WITNESS WHEREOF, the undersigned has executed this Waiver on the date written below.

[Hebrew]

/s/ Steve Rhodes	29.7.07
Name	Date

SCHEDULE 1.4.2

PARTICIPATION RIGHTS WAIVERS

I the undersigned, being a shareholder of Scorpion Surgical Technologies Ltd. (the “Company”), hereby waive any pre-emptive rights, over-allotment rights or any other participation or first refusal rights under the Company’s Articles of Association, under any other instrument including that certain Founders Agreement dated March 23, 2007 by and between the incubator for Managing Technology Entrepreneurship Misgav Ltd. (51-222958-4) (“Misgav Incubator”) its subsidiary.  Misgav Carmiel Technology Incubator Management Services Ltd. (51-171135-0).  Trendlines Israel Fund L.P., Mr. Nissim Ohana, Mr. Yuval Shezifi, Mr. Han Grunberg and Mr. Asaf Ben-Ayre), and under any applicable law (together the “Pre-Emptive Rights”), with respect to the issuance of Ordinary Shares par value NIS 0.1 each of the Company, in accordance with that certain Supplementary Funding Agreement by and between the Company  and Cell Kinetics Ltd., and shall have no claim or demand for any kind of Pre-Emptive Rights in connection with the abovementioned issuance of shares.

[Following paragraph to be added to TIF’s waiver only]

In addition, the undersigned, Trendlines Israel Fund L.P., hereby irrevocably waives any and all rights granted to it according to section 6.2 of the Founders Agreement and agrees that such section shall be null and void as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Waiver on the date written below.

Trendlines Israel Fund, L.P.

/s/ Steve Rhodes	29.7.07
Name	Date

SCHEDULE 1.4.2

PARTICIPATION RIGHTS WAIVERS

I the undersigned, being a shareholder of Scorpion Surgical Technologies Ltd. (the “Company”), hereby waive any pre-emptive rights, over-allotment rights or any other participation or first refusal rights under the Company’s Articles of Association, under any other instrument including that certain Founders Agreement dated March 23, 2007 by and between the incubator for Managing Technology Entrepreneurship Misgav Ltd. (51-222958-4) (“Misgav Incubator”) its subsidiary.  Misgav Carmiel Technology Incubator Management Services Ltd. (51-171135-0).  Trendlines Israel Fund L.P., Mr. Nissim Ohana, Mr. Yuval Shezifi, Mr. Han Grunberg and Mr. Asaf Ben-Ayre), and under any applicable law (together the “Pre-Emptive Rights”), with respect to the issuance of Ordinary Shares par value NIS 0.1 each of the Company, in accordance with that certain Supplementary Funding Agreement by and between the Company and Cell Kinetics Ltd., and shall have no claim or demand for any kind of Pre-Emptive Rights in connection with the abovementioned issuance of shares.

IN WITNESS WHEREOF, the undersigned has executed this Waiver on the date written below.

/s/ Nissim Ohana	27/7/07
Name	Date

SCHEDULE 1.4.2

PARTICIPATION RIGHTS WAIVERS

I the undersigned, being a shareholder of Scorpion Surgical Technologies Ltd. (the “Company”), hereby waive any pre-emptive rights, over-allotment rights or any other participation or first refusal rights under the Company’s Articles of Association, under any other instrument including that certain Founders Agreement dated March 23, 2007 by and between the incubator for Managing Technology Entrepreneurship Misgav Ltd. (51-222958-4) (“Misgav Incubator”) its subsidiary.  Misgav Carmiel Technology Incubator Management Services Ltd. (51-171135-0).  Trendlines Israel Fund L.P., Mr. Nissim Ohana, Mr. Yuval Shezifi, Mr. Han Grunberg and Mr. Asaf Ben-Ayre), and under any applicable law (together the “Pre-Emptive Rights”), with respect to the issuance of Ordinary Shares par value NIS 0.1 each of the Company, in accordance with that certain Supplementary Funding Agreement by and between the Company and Cell Kinetics Ltd., and shall have no claim or demand for any kind of Pre-Emptive Rights in connection with the abovementioned issuance of shares.

IN WITNESS WHEREOF, the undersigned has executed this Waiver on the date written below.

/s/ Ilan Greenberg	26/07/2007
Name	Date

SCHEDULE 1.4.2

PARTICIPATION RIGHTS WAIVERS

I the undersigned, being a shareholder of Scorpion Surgical Technologies Ltd. (the “Company”), hereby waive any pre-emptive rights, over-allotment rights or any other participation or first refusal rights under the Company’s Articles of Association, under any other instrument including that certain Founders Agreement dated March 23, 2007 by and between the incubator for Managing Technology Entrepreneurship Misgav Ltd. (51-222958-4) (“Misgav Incubator”) its subsidiary.  Misgav Carmiel Technology Incubator Management Services Ltd. (51-171135-0).  Trendlines Israel Fund L.P., Mr. Nissim Ohana, Mr. Yuval Shezifi, Mr. Han Grunberg and Mr. Asaf Ben-Ayre), and under any applicable law (together the “Pre-Emptive Rights”), with respect to the issuance of Ordinary Shares par value NIS 0.1 each of the Company, in accordance with that certain Supplementary Funding Agreement by and between the Company and Cell Kinetics Ltd., and shall have no claim or demand for any kind of Pre-Emptive Rights in connection with the abovementioned issuance of shares.

IN WITNESS WHEREOF, the undersigned has executed this Waiver on the date written below.

/s/ Yuval Shezifi	26/July/2007
Name	Date

SCHEDULE 1.4.2

PARTICIPATION RIGHTS WAIVERS

I the undersigned, being a shareholder of Scorpion Surgical Technologies Ltd. (the “Company”), hereby waive any pre-emptive rights, over-allotment rights or any other participation or first refusal rights under the Company’s Articles of Association, under any other instrument including that certain Founders Agreement dated March 23, 2007 by and between the incubator for Managing Technology Entrepreneurship Misgav Ltd. (51-222958-4) (“Misgav Incubator”) its subsidiary.  Misgav Carmiel Technology Incubator Management Services Ltd. (51-171135-0).  Trendlines Israel Fund L.P., Mr. Nissim Ohana, Mr. Yuval Shezifi, Mr. Han Grunberg and Mr. Asaf Ben-Ayre), and under any applicable law (together the “Pre-Emptive Rights”), with respect to the issuance of Ordinary Shares par value NIS 0.1 each of the Company, in accordance with that certain Supplementary Funding Agreement by and between the Company and Cell Kinetics Ltd., and shall have no claim or demand for any kind of Pre-Emptive Rights in connection with the abovementioned issuance of shares.

IN WITNESS WHEREOF, the undersigned has executed this Waiver on the date written below.

/s/ Asaf Ben-Arye	26/7/2007
Name	Date

SCHEDULE 1.4.3

EXPANDIS WAIVER

Expandis

To:	Scorpion Surgical Technologies Ltd. (hereafter Scorpion)

Further to Scorpion’s request and with reference to the fact that Dr. Nissim Ohana, Mr. Ilan Grunberg, Dr. Asaf Ben-Arye and Dr. Yuval Shezifi were involved as share holders and/or employees of Expandis Ltd..

Expandis Ltd. hereby warrants and represents that it does not and shall not have any proprietary rights, including, without limitation, any trade secret, patent, copyright, mask work, in and/or to any and all patents, patent applications, know-how, knowledge, technology, discoveries, information, biological and/or chemical materials, methods, experience and data, descriptions of manufacturing processes, schematics, formulae, algorithms, designs of drawings, and other forms of intellectual property related to the field of curved spinal fixation implants and/or necessary to enable the Company to carry on its business as now conducted and as shall be proposed to be conducted from time to time.  Expandis hereby waives, and forever discharges the Company, its shareholders, officers, directors and affiliated corporations, whether previously or hereinafter affiliated in any manner, from any and all claims, rights, obligations, damages and/or liabilities of any nature whatsoever, whether or not now known, suspected or claimed, which Expandis may claim to have in connection with any proprietary rights related to the field of curved spinal fixation implants and/or as necessary to enable the Scorpion to carry on its business as now conducted and as shall be proposed to be conducted from time to time.

On behalf of Expandis

/s/ Zohar Gnedler
Director
Date:  29.4.07

SCHEDULE 1.4.4

ADDENDUM TO FOUNDERS AGREEMENT

To:	Cell- Kinetics Ltd.
2 Yodfat St.
Lod

Re:	Letter of Consent

Reference is made to that certain Founders Agreement (the “Founders Agreement”) dated March 23, 2007 by and among the Incubator for Managing Technology Entrepreneurship Misgav Ltd. (51-222958-4) (“Misgav Incubator”) its subsidiary; Misgav Carmiel Technology Incubator Management Services Ltd. (51-171135-0) (“Holding Company”) (the Holding Company together with the Misgav Incubator shall be referred collectively as the “Incubator”), Trendlines Israel Fund L.P., Mr. Nissim Ohana, Mr. Yuval Shezifi, Mr. Ilan Grunberg and Mr. Asaf Ben-Arye; and to that certain Supplementary Funding Agreement (the “Supplementary FundingAgreement”) by and among Scorpion Surgical Technologies Ltd. (“Scorpion”) and Cell Kinetics Ltd. (51-323862-6) (the “Investor”).

The undersigned hereby agree and confirms as follows:

1.
In the event of a contradiction between the terms and conditions of the Founders Agreement and those contained in the New Articles (as defined under the Supplementary Funding Agreement and Attached hereto as Exhibit A), the terms and conditions of the New Articles shall prevail.

2.	Other than as staled above, the terms and provisions of the Founders Agreement shall remain in full force and effect.

3.	The Incubator hereby confirms that the Investor shall be deemed a third-party beneficiary of the Incubator’s undertakings set forth in sections 4, 7.2, 8.1 of the Founders Agreement.

4.
This letter of Consent may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

The Incubator for ManagingTechnology Entrepreneurship Misgav Ltd.	Misgav Carmiel Technology Incubator Management Services Ltd.

/s/ Steve Rhodes	/s/ Steve Rhodes
By: Steve Rhodes	By: Steve Rhodes
Title: CEO	Title: CEO

Trendlines Israel Fund, L.P.,	Nissim Ohana

/s/ Steve Rhodes	/s/ Nissim Ohana
By: Steve Rhodes	Name: Nissim Ohana
Title: Managing Partner

Yuval Shezifi	Ilan Grunberg

/s/ Yuval Shezifi	/s/ Ilan Greenberg
Name: Yuval Shezifi	Name: Ilan Greenberg
26/July/2007	26/07/07

Asaf Ben-Arye	Steve Rhodes

/s/ Asaf Ben-Arye	/s/ Steve Rhodes
Name: Asaf Ben-Arye	Name: Steve Rhodes

SCHEDULE 1.4.5

NEW ARTICLES OF ASSOCIATION

THE COMPANIES LAW - 1999

A COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
OF
SCORPION SURGICAL TECHNOLOGIES LTD.

Preliminary

1.	Definitions.

1.1.	Capitalized terms used in these Articles shall bear the meanings ascribed to such terms as set forth in this Article, unless inconsistent with the context:

Term	Definition

Articles	These Articles of Association as amended from time to time by a Shareholders’ resolution;

Auditors	The auditors of the Company;

Board of Directors; Board	The Board of Directors of the Company;

Cell Kinetics	Cell Kinetics Ltd

Chairman	The Chairman of the Board of Directors, as may be appointed, from time to time (if appointed);

Company	Scorpion Surgical Technologies Ltd.

Companies Law
The Companies Law, 1999, or any statutory re-enactment or modification thereof being in force at the time; and any reference to any section or provision of the Companies Law shall be deemed to include a reference to any statutory re-enactment or modification thereof being in force at the time;

Companies Ordinance
The Companies Ordinance (New Version), 5743-1983, or any statutory re-enactment or modification thereof being in force at the time; and any reference to any section or provision of the Companies Ordinance shall be deemed to include a reference to any statutory re-enactment or modification thereof being in force at the time;

Director(s)	The member(s) of the Board of Directors appointed in accordance with these Articles holding office at any given time;

Entrepreneurs	Nissim Ohana, Yuval Shezifi, Ilan Grunberg and Asaf Ben-Arye

Incubator	Incubator for Managing Technology Entrepreneurship Misgav Ltd. together with its subsidiary; Misgav Carmiel Technology Incubator Management Services Ltd.

IPO	As defined in section 18.1 herein.

Month	Calendar month;

OCS	Office of Chief Scientist

Office	The Registered Office of the Company at any given time;

Officer (‘Nosei Misra’)	As defined in the Companies Law;

Register of Shareholders	The Register of Shareholders of the Company administered in accordance to Section 127 of the Companies Law;

Shareholders	The shareholders of the Company, at any given time;

TIF	Trendlines Israel Fund L.P.

in writing	Written, printed, photocopied, typed, sent via facsimile or produced by any visible substitute for writing, or partly one and partly another, and signed shall be construed accordingly.

Year	Calendar year commencing on January 1st and ending on December 31st.

Major Shareholder	Any holder of more than 5% of the issued and outstanding share capital of the Company (calculated on an as-converted basis).

For the purpose of calculating the holdings of the Company’s outstanding share capital, the holdings of each of the following groups shall be aggregated:  (i) the Founders and/or any of their Permitted Transferees (as defined herein below), or (ii) TIF, the Incubator, Mr. Steve Rhodes and/or any of their Permitted Transferees.

1.2.
Words denoting the singular number shall include the plural number and vice versa; words denoting the masculine gender shall include the feminine gender; words denoting persons shall include corporations.

1.3.
Save as aforesaid any words or expressions defined in the Companies Law or in the Companies Ordinance (to the extent still in effect according to the provisions of the Companies Law), shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

1.4.	The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

2.	Private Company.

The Company is a private company, and accordingly:

2.1.	the right to transfer shares is restricted in the manner hereinafter prescribed;

2.2.
the number of Shareholders (exclusive of persons who are in the employment of the Company, or of persons who having been formerly in the employment of the Company were, while in such employment, and have continued after the termination of such employment to be, Shareholders of the Company) is limited to 50; provided that where two or more persons hold one or more shares in the Company jointly they shall, for the purpose of this Article, be treated as a single shareholder;

2.3.	any invitation to the public to subscribe for any shares or debentures of the Company is prohibited;

Limited Liability

3.
The Company is a Limited Liability Company and therefore each Shareholder’s obligations to the Company’s obligations shall be limited to the payment of the par value of the shares held by such Shareholder, subject to the provisions of the Companies Law.

Company’s Objectives

4.	The Company’s objectives are to carry on any business, and do any act, which is not prohibited by law.

5.
The Company may donate a reasonable amount of money for any purpose that the Board of Directors finds appropriate, even if the donation is not for business considerations for the purpose of achieving profits to the Company.

Share Capital

6.	Share Capital.

The share capital of the Company is NIS 100,000 (one hundred thousand New Israeli Shekels) divided into 1,000,000 (one million) Ordinary Shares, par value of NIS 0.10 (ten agorot) each (the “Ordinary Shares”).

The rights attached to the Ordinary Shares shall be all the rights in the Company including, without limitation, the right to receive notices of Shareholders meetings, to attend and vote at Shareholders’ meetings, to participate in distribution of dividends and stock dividends and to participate in distribution of surplus assets and funds in liquidation of the Company.

7.	Increase of Share Capital.

7.1.
The Company may, from time to time, by a Shareholders resolution, whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide.

7.2.	Except to the extent otherwise provided in such resolution, such new shares shall be subject to all the provisions applicable to the shares of the original capital.

8.	Special Rights; Modifications of Rights.

Subject to the provisions of these Articles and the Companies Law, the Company may, from time to time, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.

8.1.
If at any time, the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, subject to a resolution passed at a separate General Meeting of the holders of the shares of such class.

8.2.	The provisions of these Articles relating to General Meetings shall apply, in the relevant changes, to any separate General Meeting of the holders of the shares of a particular class.

8.3.
Without prejudice, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of this Article 8, to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

9.	Consolidation, Subdivision, Cancellation and Reduction of Share Capital.

9.1.	The Company may, by Shareholders’ resolution and in accordance with and subject to these Articles and Companies Law, from time to time:

9.1.1.	consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares;

9.1.2.
subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by these Articles (subject, however, to the provisions of the Companies Law), and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, in contrast to others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company may attach to unissued or new shares;

9.1.3.
cancel any shares which, at the date of the adoption of such resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled, or

9.1.4.	reduce its authorized share capital in any manner.

9.2.
With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:

9.2.1.	determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

9.2.2.	allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

9.2.3.	redeem, in the case of redeemable shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

9.2.4.
cause the transfer of fractional shares by certain Shareholders to other Shareholders so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article 9.2.4.

SHARES

10.	Issuance of Share Certificates; Replacement of Lost Certificates.

10.1.	Share certificates shall be issued under the stamp of the Company and shall bear the signatures of a Director and/or of any other person or persons authorized thereto by the Board of Directors.

10.2.
Each shareholder shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board of Directors so approves, to several certificates, each for one or more of such shares.  Each certificate shall specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

10.3.	A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Registrar of Shareholders in respect of such co-ownership.

10.4.
If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors may think fit.

11.	Registered Holder.

Except as otherwise provided in these Articles, the Company shall be entitled treat the registered holder of any share as the absolute owner thereof, an accordingly, shall not, except as ordered by a court of competent jurisdiction, as required by statute, be bound to recognize any equitable or other claim to, interest in such share on the part of any other person.

12.	Allotment of Shares.

12.1.
The shares, other than the issued and outstanding shares, shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including inter alia terms relating to calls as set forth in Article 14.6 hereof), and either at par or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board of Directors may think fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.  Such issuance may be made in cash, cash equivalents or for in kind consideration.

12.2.
The Company may issue shares having the same rights as the existing shares, or having preferred or deferred rights, or rights of redemption, or restricted rights, or any other special right in respect of dividend distributions, voting, appointment or dismissal of directors, return of share capital, distribution of Company’s property, or otherwise, all as determined by the Company from time to time, subject to the provisions of these Articles.

12.3.	Section 290(a) of the Companies Law shall not apply to the Company.

13.	Payment in Installments.

If by the terms of allotment of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then registered holder(s) of the share of the person(s) entitled thereto.

14.	Calls on Shares.

14.1.
The Board of Directors may, from time to time make such calls as it may think fit upon Shareholders in respect of any sum unpaid in respect of shares held by such Shareholders which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed.  Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

14.2.
Notice of any call shall be given in writing to the shareholder(s) in question not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made, provided, however, that before the time for any such payment, the Board of Directors may, by notice in writing to such shareholder(s), revoke such call in whole or in part, extend such time, or alter such person and/or place.  In the event of a call payable in installments, only one notice thereof need be given.

14.3.
If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

14.4.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

14.5.
Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board of Directors may prescribe.

14.6.	Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

15.	Prepayment.

With the approval of the Board of Directors, any shareholder may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors.  The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty.  Nothing in this Article 15 shall derogate from the right of the Board of Directors to make any call before or after receipt by the Company of any such advance.

16.	Forfeiture and Surrender.

16.1.
If any shareholder fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board of Directors, and subject to the provisions of Section 181 of the Companies Law, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made.  Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys’ fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

16.2.
Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall stop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

16.3.	Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

16.4.	The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

16.5.
Any share forfeited or surrendered as provided herein shall become dormant shares (as defined in Section 308 of the Companies Law), and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors thinks fit.

16.6.	Any shareholder whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 14.5 above, unless such shares were sold by the Company, and the Company shall have received in full the amounts specified above in addition to any additional costs of such sale of shares, and the Board of Directors, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing by the shareholder in question (but not yet due) in respect of all shares owned by such shareholder, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

16.7.
The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it thinks fit, but no such nullification shall stop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 16.7.

17.	Lien.

17.1.
Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each Shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for the call on shares made by the Board of Directors, in respect of unpaid sum relating to shares held by such Shareholder.  Such lien shall extend to all dividends from time to time declared in respect of such share.  Unless otherwise provided, the registration by the Company of a transfer of shares shall not be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

17.2.
The Board of Directors may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board of Directors may think fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such shareholder, his executors or administrators.

17.3.
The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such Shareholder (whether or not the same have matured), or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the shareholder, his executors, administrators or assigns.

18.	Pre-Emptive Rights

18.1.
Until the initial public offering of the Company’s securities in any stock exchange (“IPO”), each of the Major Shareholders of the Company (an “Offeree”) shall have the right to maintain their percentage ownership of the issued and outstanding share capital of the Company (calculated on an as-converted basis) immediately prior to any issuance of all future issuances by purchasing a pro rata portion of any such issuance of the share capital of the Company excluding issuances in connection with a merger, consolidation or reorganization of the Company, at the offering price, in accordance with the following terms:

If the Company proposes to issue additional securities, it shall give each Offeree a written notice of its intention to do so (the “Rights Notice”), describing the additional securities, the price and the general terms upon which the Company proposes to issue them.  Each Offeree shall have fourteen (14) days from delivery of the Rights Notice to agree to purchase (a) all or any part of its pro-rata share of such additional securities, which will enable it to maintain its shareholding percentage of the issued and outstanding share capital of the Company (calculated on an as-converted basis) immediately prior to such issuance (with respect to each Shareholder, the “Respective Pro Rata Share”), and (2) all or any part of the Respective Pro-Rata Share of any other Stockholder (including for this purpose any Permitted Transferee of the Stockholder) to the extent that such other Stockholder does not elect to purchase its full pro-rata share (the “Remainder Pre-Emptive Rights”); in each case for the price and upon the terms specified in the Rights Notice, by giving written notice to the Company setting forth the quantity of additional securities which the Offeree wishes to purchase.

18.2.
If the Offerees fail to exercise in full their preemptive right by the end of the fourteen (14) Days period mentioned in Article 18.1, and provided that the Shareholders who have exercised their right with respect to their Respective Pro Rata Share have not subscribed for all remaining securities offered by the Company, then the Company shall have ninety (90) days after delivery of the Rights Notice to sell the additional securities not subscribed for at a price and upon general terms no more favorable to the purchasers thereof than specified in the Rights Notice.  If the Company has not sold the additional securities not subscribed for within said ninety (90) day period the Company shall not thereafter issue or sell any additional securities without first offering such securities to the Offerees in the manner provided above.

18.3.
Subject to the pre-emptive rights under Article 18.1 above, the Company may issue from time to time options, warrants, other rights to subscribe for instruments convertible into, or exchangeable for shares of the Company, the terms and conditions of which shall be determined by the Board in accordance with these Articles. Notwithstanding subsections 18.1-18.3 above, the pre-emptive rights shall not apply to (a) Ordinary Shares issued or reserved for issuance upon exercise of options a plan approved by the Company’s Board of Directors granted to officers, directors, employees or consultants of the Company or a subsidiary; (b) Ordinary Shares issued pursuant to an IPO; (c) shares issued in connection with share splits, the issuance of bonus shares and similar events on the basis of such shareholder’s pro-rata share of all outstanding shares of the Company on an as-if-converted basis.

18.4.
The Company shall not be bound to recognize any equitable, contingent, future or partial interest in any share or any other right whatsoever in any share other than any than those appearing in the Company’s Shareholders Registrar.

19.	Sale After Forfeiture or Surrender or in Enforcement of Lien.

Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint some person to execute an instrument of transfer of the shares so sold and cause the purchaser’s name to be entered in the Register of Shareholders in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Register of Shareholders in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

20.	Redeemable Shares.

The Company may, subject to applicable law, issue redeemable shares and redeem the same.

TRANSFER OF SHARES

21.	Right of First Refusal.

21.1.	Until the closing of the IPO, any transfer of shares in the Company shall be subject to the following:

21.1.1.
Any Shareholder proposing to transfer all or any of its shares (the “Offeror”) shall first request the Company, by written notice, to offer such shares (the “Offered Shares”), on the terms of the proposed transfer, to any Major Shareholder of the Company (the “Offerees”).  The Company shall comply with such request by sending the Offerees a written notice (the “Offer”), stating therein the identity of the Offeror and of the proposed transferee(s) and the proposed terms of sale of the Offered Shares.  Any Offeree may accept such offer in respect of all or any of the Offered Shares by giving the Company notice to that effect within fourteen (14) days after being served with the Offer.

21.1.2.
If the acceptances, in the aggregate, are in respect of all of, or more than, the Offered Shares, then the accepting Offerees shall acquire the Offered Shares, on the terms aforementioned, in proportion to their respective holdings provided that no Offerees shall be entitled to acquire under the provisions of this Section 21.1.2 more than the number of Offered Shares initially accepted by such Offeree, and upon the allocation to such Offeree of the full number of shares so accepted, such Offeree shall be disregarded in any subsequent computations and allocations hereunder.  Any shares remaining after the computation of such respective entitlements shall be re-allocated among the accepting Offerees (other than those to be disregarded as aforesaid), in the same manner, until one hundred percent (100%) of the Offered Shares have been allocated as aforesaid.

21.1.3.
If the acceptances, in the aggregate, are in respect of less than the number of Offered Shares, then the accepting Offerees shall not be entitled to acquire the Offered Shares, and the Offeror, at the expiration of the aforementioned fourteen (14)-day period, shall be entitled to transfer all (but not less than all) of the Offered Shares to the proposed transferee(s) identified in the Offer, provided, however, that in no event shall the Offeror transfer any of the Offered Shares to any transferee other than such accepting Offerees or such proposed transferee(s) or transfer the same on terms more favorable to the buyer(s) than those stated in the Offer, and provided further that any of the Offered Shares not transferred within ninety (90) days after the expiration of such fourteen (14) day period shall again be subject to the provisions of this Section 22.

21.1.4.	For the purposes of any Offer under this Section 21, the respective holdings of any number of accepting Offerees shall mean the respective proportions of the aggregate number of shares.

21.2.
The rights of the Major Shareholders under this Section 21 with respect to any transfer of shares made by any shareholder .is subject to the waiver by the Company on any call or repurchase option the Company may have with respect to shares held by the Other Shareholders

21.3.
The right of first refusal set forth in this section shall not apply to the following transfers of shares:  (i) with respect to shares held by a shareholder who is an individual, to a corporation wholly owned by such shareholder or the spouse, parent, child or sibling of the respective shareholder; (ii) with respect to shares held by a shareholder that is a corporation, to any entity controlled by, controlling, or under common control with such shareholder, as the term “control” is defined in the Companies Law; (iii) with respect to shares held by a shareholder that is a limited or general partnership, to its partners and affiliated partnerships managed by the same management company or managing (general) partner or by an entity that controls, is controlled by, or is under common control with, such management company or managing (general) partner; (iv) with respect to shares held by the Incubator, to any person who is acting as the general manager of the Incubator; and (v) with respect to shares held by Steve Rhodes, transfer of shares by him to TIF or TIF’s partners and affiliated partnerships managed by the same management company or managing (general) partner or by an entity that controls, is controlled by, or is under common control with, such management company or managing (general) partner (each of (i),(ii) (iii), (iv) and (v) above – a “Permitted Transferee”).

21.4.
Notwithstanding sections 18 and 21 herein above, the transfer of:  (i) voting rights in the Company; (ii) the right to appoint director in the Company (iii) the right to participate in allocation of Company’s revenues; Is also subject to any applicable law or regulations

22.	Effectiveness and Registration.

22.1.
No transfer of shares in the Company, and no assignment of an option to acquire such shares from the Company, shall be effective unless the transfer or assignment has been approved by the Board of Directors, such approval shall be at the sole discretion of the Board of Directors.  The Board of Directors may refuse to approve such transfer or assignment without the need to give any reasons.

22.2.
No such transfer as described in Article 22.1 shall be registered unless a proper instrument of transfer (in form and substance satisfactory to the Board of Directors) has been submitted to the Company, together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require.  Until the transferee has been registered in the Register of Shareholders in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.  The Board of Directors, may, from time to time, prescribe a fee for the registration of a transfer.

23.	Tag-Along.

23.1.
Subject to Article 23(4) and until the closing of the Company’s IPO, upon transfer of any shares by the Entrepreneurs (the “Tag Along Seller”) The Incubator, TIF, Cell Kinetics and any of their Permitted Transferees (if such Permitted Transferees hold shares in the Company) (each a “Participator” and collectively the “Participators”) shall, for a period of four years commencing on April 1, 2007, have the right to notify the Tag Along Seller of its intention to exercise its Tag Along Right pursuant to this Article 23 (the “Tag Along Notice”).  Following the Tag Along.  Notice, Participators shall add to the shares being sold by the Tag Along Seller to such proposed purchaser thereof (the “Proposed Purchaser”), up to all of their shares in the Company and upon the same terms and conditions under which the Tag Along Seller’s shares will be sold.

23.2.
In the event that the Participators exercise their rights hereunder, the Tag Along Seller must cause the Proposed Purchaser to add such shares to the Offered Shares to be purchased by the Proposed Purchaser, as part of the sale agreement, or reduce the number of securities that it proposes to sell to the Proposed Purchaser (in which case, all the Participators in the sale to the Proposed Purchaser shall contribute the identical portion of securities relative to their total shareholding, on a fully diluted as-converted basis), and either conclude the transaction in accordance with such revised structure or withdraw from completing the transaction.

23.3.	The Company undertakes not to register any Transfer of its shares on its books, unless the parties hereto fully comply with the provisions of this Article 23.

23.4.
Anything in this Article 23 to the contrary notwithstanding, each of the Company’s shareholders may freely transfer (without the need to comply with the provisions of this Article 23) any of his/her/its shares in the Company to his respective Permitted Transferee, provided that such Permitted Transferee has agreed in writing to assume the obligations of the Offeror under these Articles and all agreements with the Company in its capacity as a Shareholder, including all restrictions on further transfer.

24.	No Sale; Limitations.

During the period in which the Company operates within the framework of the Incubator, each of the Entrepreneurs shall not be permitted to sell, transfer, assign, pledge, encumber or otherwise dispose of (each, a “Transfer”) any of his shares in the Company.

25.	Suspension of Registration.

The Board of Directors may suspend the registration of transfers during the fourteen (14) days immediately preceding the Annual General Meeting.

Transmission of Shares

26.	Decedent’s Shares.

26.1.
In case of a share registered in the names of two or more holders, the Company shall recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 26.20 have been effectively invoked.

26.2.
Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession shall be registered as a shareholder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

27.	Receivers And Liquidators.

27.1.
The Company may recognize the receiver or liquidator of any corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, as being entitled to the shares registered in the name of such shareholder.

27.2.
The receiver or liquidator of a corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a .shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

General Meetings

28.	Annual General Meeting.

An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place either within or without the State of Israel as may be determined by the Board of Directors.

29.	Extraordinary General Meetings.

All General Meetings other than the Annual General Meetings shall be called “Extraordinary General Meetings”.  The Board of Directors may, whenever it thinks fit, convene an Extraordinary General Meeting at such time and place, within or without the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with Section 63 of the Companies Law.

30.	Notice of General Meetings; Omission to Give Notice; Record Date.

30.1.
Not less than seven (7) days’ prior notice shall be given of every General Meeting.  Each such notice shall specify the place and the day and hour of the meeting and the general nature of each item to be acted upon thereat.  Notice shall be given to all Shareholders who would be entitled to attend and vote at such meeting, if it were held on the date when such notice is issued.  Anything herein to the contrary notwithstanding, with the consent of all Shareholders entitled to vote thereon, a resolution may be proposed and passed at such meeting although a lesser notice than hereinabove prescribed has been given.

30.2.	The accidental omission to give notice of a meeting to any shareholder or the non-receipt of notice sent to such shareholder, shall not invalidate the proceedings at such meeting.

30.3.
Unless otherwise specified in these Articles, the Board of Directors shall specify a record date for determining the identity of the Shareholders entitled to receive notices of Shareholders meetings, vote in such meetings and for any other matter with regard to the rights of the Shareholders, including without limitation, the rights with regard to distribution of dividends.

Proceedings at General Meetings

31.	Quorum.

31.1.
Shareholder(s) (not in default in payment of any sum referred to in Article 37.1 hereof), present in person, by audio or video conference so long as each Shareholder participating in such call can hear, and be heard by, each other Shareholders participating in such General Meeting, or by proxy and holding shares conferring in the aggregate a majority of the voting power of the Company including at least the representative appointed by the Incubator or TIF, a representative appointed by the Entrepreneurs and the representative appointed by Cell Kinetics.

31.2.
Two or more shareholders, which at least one of them is the representative appointed by Cell Kinetics (not in default in payment of any sum referred to in these Articles), present in person or by proxy and holding shares conferring in the aggregate a majority of the voting power of the Company, shall constitute a quorum at General Meetings.  No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the meeting proceeds to business.

31.3.
Shareholders entitled to be present and vote at a General Meeting may participate in a General Meeting by means of audio or video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute attendance in person at the meeting.

31.4.
If within an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon requisition under Sections 63 or 64 of the Companies Law, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment.  No business shall be transacted at any adjourned meeting except business, which might lawfully have been transacted at the meeting as originally called.  At such adjourned meeting, any two (2) Shareholders (not in default as aforesaid) present in person or by proxy, shall constitute a quorum.

32.	Chairman.

The Shareholders present shall choose someone of their number to be Chairman of the General Meeting.  The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

33.	Adoption of Resolutions at General Meetings.

33.1.
Subject to the provisions of section 81 below, a Shareholders resolution shall be deemed adopted if approved by the holders of a majority of the voting power represented at the Shareholders meeting in person or by proxy and voting thereon.

33.2.
Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any shareholder present in person or by proxy and entitled to vote at the meeting, the same shall be decided by such ballot.  A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands.  If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot.  The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another shareholder may then demand such written ballot.  The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

33.3.
A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

34.	Resolutions in Writing.

A resolution in writing signed by all of the Shareholders then entitled to attend and vote at General Meetings or to which all such Shareholders have given their written consent (by letter, facsimile, telecopier, telegram, telex or otherwise) or their oral consent by telephone or otherwise (provided that a written summary thereof has been approved and signed by the Chairman), shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

35.	Power To Adjourn.

35.1.
The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

35.2.
It shall not be necessary to give any notice of an adjournment, unless the meeting is adjourned for a date which is more than twenty-one (21) days, in which event notice thereof shall be given in the manner required for the meeting as originally called.

36.	Voting Power.

Subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every Shareholder shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

37.	Voting Rights.

37.1.
No shareholder shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid.

37.2.
A company or other corporate body being a shareholder of the Company may authorize any person to be its representative at any meeting of the Company.  Any person so authorized shall be entitled to exercise on behalf of such shareholder all the power, which the latter could have exercised if it were an individual shareholder.  Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

37.3.
Any shareholder entitled to vote may vote either personally or by proxy (who need not be a shareholder of the Company), or, if the shareholder is a company or other corporate body, by a representative authorized pursuant to Article 37.2.

37.4.
If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the orders in which the names stand in the Register of Shareholders.

Proxies

38.	Instrument of Appointment.

38.1.
The instrument appointing a proxy shall be in writing and shall be substantially in the following form or in any usual or common form or in such other form as may be approved by the Board of Directors.  It shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other corporate body, under its common seal or stamp by its duly authorized agent(s) or attorney(s):

“I, ____________________________ of ________________________________
(Name of Shareholder)                                                   (Address of Shareholder)
being a shareholder of __________________________(the “Company”), hereby appoint(s) _____________________ of _________________________________
(Name of Proxy)                                                   (Address of Proxy)

As my proxy, to vote for me and on my behalf at the General Meeting of the
Company to be held on the _____ day of _____, 20__, and at any adjournment(s)
thereof.

Signed this ___ day of _____________, 20__

_________________________________________
(Signature of Appointer)”

38.2.
The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its Office, or at its principal place of business or at such place as the Board of Directors may specify) not less than forty-eight (48) hours before the time fixed for the meeting at which the person named in the instrument proposes to vote, or presented to the Chairman at such meeting.

39.	Effect of Death Of Appointer or Revocation of Appointment.

A vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death of the appointing shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written intimation of such death, revocation or transfer shall have been received by the Company or by the Chairman of the meeting before such vote is cast and provided, further, that the appointing shareholder, if present in person at said meeting, may revoke the appointment by means of a writing, oral notification to the Chairman, or otherwise.

BOARD OF DIRECTORS

40.	Powers of Board of Directors.

40.1.
In General.  In addition to all powers and authorities of the Board of Directors as specified in the Companies Law, the determination of the Company’s policy, and the supervision of the General Manager and the Company’s officers shall be vested in the Board of Directors.  In addition, the Board of Directors may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in General Meeting or by the General Manager or the Chief Executive Officer of the Company (the “General Manager”) under his express or residual authority.  The authority conferred on the Board of Directors by this Article 40.1 shall be subject to the provisions of the Companies Law, these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

40.2.
Borrowing Power.  The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

40.3.
Reserves.  The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall think fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or re-designate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

41.	Exercise of Powers of Directors; Written Resolution.

41.1.	A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretion vested in or exercisable by the Board of Directors.

41.1.1.
Subject to section 81 below, a resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a simple majority of the Directors present when such resolution is put to a vote and voting thereon, with each Director entitled to one vote.  The office of Chairman of the Board of Director shall not, by itself, entitle the holder thereof to a second or a casting vote.

41.2.
The Board of Directors may adopt resolutions, without convening a meeting of the Board of Directors, provided that all directors then in office and lawfully entitled to participate in the discussion on the proposed matter and to vote thereon (as conclusively determined by the chairman of the Board of Directors) have given their written consent not to convene a meeting on such matters.  Minutes of such resolutions, including the resolution not to convene a meeting, shall be signed by the chairman of the Board of Directors.

42.	Delegation of Powers; Committees.

42.1.
The Board of Directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees, each consisting of two or more members, and it may from time to time revoke such delegation or alter the composition of any such committee.  Any Committee so formed (in these Articles referred to as a “Committee of the Board of Directors”), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors.  The meeting and proceeding of any such Committee of the Board of Directors shall be governed, in the relevant changes, by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article.  Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate powers.

42.2.
The Board of Directors may, subject to the provisions of the Companies Law, from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors may think fit, and may terminate the service of any such person.  The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it thinks fit.

42.3.
The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretion, and for such period and subject to such conditions, as it thinks fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

43.	Board Composition.

43.1.	As long as the Company is working within the framework of the Incubator, the Board shall consist of up to six (6) members, as follows:

43.1.1.	one (1) director shall be appointed by the Incubator;

43.1.2.	one (1) director shall be appointed by TIF;

43.1.3.	two (2) directors shall be appointed by the Entrepreneurs; and

43.1.4.
one (1) director shall be appointed by Cell Kinetics.  Such right shall be valid until the later of:  (a) its shareholding percentage in the Company falls below 10% or (b) the Company ceases to work within the framework of the Incubator.

43.1.5.	One external director appointed by agreement of the remaining directors.

44.	Appointment and Removal of Directors.

Appointment, removal and replacement of Directors shall be effected by furnishing written notification to the Company at its principal office, and shall become effective on the later of, the date fixed in such notice or, upon delivery of the notice to the Company.  Each Director shall continue to serve as a Director of the Company (subject to the provisions of Article 47 below) until such time as another Director is appointed as his successor.

45.	Qualification of Directors.

No person shall be disqualified as a Director by reason of his not holding shares in the Company.

46.	Continuing Directors in the Event of Vacancies.

In the event of one or more vacancies in the Board of Directors, the continuing Directors may continue to act in every matter, and, pending the filling of any vacancy pursuant to the provisions of Article 47, may temporarily fill any such vacancy, provided, however, that if they number less than a majority of the number provided for pursuant to Article 43 hereof, they may only act in an emergency, and may call a General Meeting of the Company for the purpose of electing Directors to fill any or all vacancies, so that at least a majority of the number of Directors provided for pursuant to Article 43 hereof are in office as a result of said meeting.

47.	Vacation of Office.

47.1.
The office of a Director shall be vacated, ipso facto, upon his death, if he is found to be legally incompetent, if he become bankrupt, if the Director is a company, upon its winding-up, if he is prevented by applicable law from serving as a Director, or if his directorship expires pursuant to these Articles and/or applicable law.

47.2.
The office of the Director shall be vacated by his written resignation.  Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

48.	Remuneration of Directors.

A Director may be paid remuneration by the Company for his services as Director, subject to the provisions of the Companies Law.

49.	Conflict of Interests.

Subject to the provisions of the Companies Law and these Articles, the Company may enter into any contract or otherwise transact any business with any Director in which contract or business such Director has a personal interest, directly or indirectly; and may enter into any contract of otherwise transact any business with any third party in which contract or business a Director has a personal interest, directly or indirectly.

50.	Alternate Directors.

50.1.
Subject to the provisions of the Companies Law, a Director may, by written notice to the Company, appoint an alternate for himself (in these Articles referred to as “Alternate Director”), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever.  Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes.

50.2.	Any notice given to the Company pursuant to Article 50.1 shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

50.3.
An Alternate Director shall have all the rights and obligations of the Director who appointed him, provided, however, that he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides), and provided further that an Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof while the Director who appointed him is present.

50.4.	Any natural person may act as an Alternate Director. One person may not act as Alternate Director for several directors.

50.5.	An Alternate Director shall be responsible for his own acts and defaults, as provided in the Companies Law.

50.6.
The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 47 and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.

PROCEEDINGS OF THE BOARD OF DIRECTORS

51.	Meetings.

51.1.
The Board of Directors may meet and adjourn its meetings at such places either within or without the State of Israel and otherwise regulate such meetings and proceedings as the Directors think fit.  Subject to all of the other provisions of these Articles concerning meetings of the Board of Directors, the Board of Directors may meet by audio or video conference so long as each Director participating in such call can hear, and be heard by, each other Director participating in such call.  Additionally, the Board shall convene at least once in each calendar quarter.

51.2.
Any Director may at any time, and the Secretary, upon the request of such Director, shall, convene a meeting of the Board of Directors, but not less than four (4) business days’ written notice shall be given of any meeting, unless such notice is waived in writing by all of the Directors as to a particular meeting or unless the matters to be discussed at such meeting is of such urgency and importance that notice ought reasonably to be waived under the circumstances.

52.	Quorum.

52.1.
Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence (in person, via audio or video conference, or by proxy) of the majority of Directors then in office, including at least one Director appointed by the Incubator or TIF, one Director appointed by the Entrepreneurs and one Director appointed by Cell Kinetics.

52.2.
If within an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent of the majority of the Directors present.  No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.  At such adjourned meeting, any two (2) members present in person or represented by an Alternate Director shall constitute a quorum.

53.	Chairman of the Board of Directors.

The Board of Directors may from time to time elect one of its members to be the Chairman of the Board of Directors, remove such Chairman from office and appoint another in its place.  The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the chairman of such meeting.  The office of the Chairman shall not, by itself, entitle the holder thereof to a second or casting vote.

54.	Validity of Acts Despite Defects.

Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

GENERAL MANAGER

55.	General Manager.

55.1.
The Board of Directors may from time to time appoint one or more persons, whether or not Directors, as General Manager(s) of the Company and may confer upon such person(s), and from time to time modify or revoke, such title(s) (including Chief Executive Officer, Managing Director, General Manager(s), Director General or any similar or dissimilar title) and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe and subject to the provisions of the Companies Law.  Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of the Companies Law, and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

55.2.
Subject to the resolutions of the Company’s Board of Directors, the management and the operation of the Company’s affairs and business in accordance with the policy determined by the Company’s Board of Directors shall be vested in the General Manager, in addition to all powers and authorities of the General Manager, as specified in the Companies Law.  Without derogating from the above, all powers of management and executive authorities which were not vested by the Companies Law or by these Articles in another organ of the Company shall be vested in the General Manager, subject to the resolutions of the Company’s Board of Directors.

MINUTES

56.	Minutes.

56.1.
Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose.  Such minutes shall set forth the names of the persons present at the meeting and all resolutions adopted thereat.

56.2.
Any minutes as aforesaid, if purporting to be signed by the Chairman of the meeting or by the Chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

DIVIDENDS

57.	Declaration of Dividends.

Subject to the Companies w, the Board of Directors may from time to time declare and cause the Company to pay, such interim dividend as may appear to the Board of Directors to be justified by the profits of the Company.  The final dividend in respect of any fiscal period shall be proposed by the Board of Directors and shall be payable only after the same has been approved by a Shareholders’ resolution, but no such resolution shall provide for the payment of an amount exceeding that proposed by the Board of Directors for the payment of such final dividend, and no such resolution or any failure to approve a final dividend shall affect any interim dividend theretofore declared and paid.  The Board of Directors shall determine the time for payment of such dividends, both interim and final, and the record date for determining the Shareholders entitled thereto.

58.	Funds Available for Payment of Dividends.

No dividend shall be paid other than out of the profits of the Company.

59.	Amount Payable by Way of Dividends.

Subject to the rights of the holders of shares with special rights as to dividends, any dividend paid by the Company shall be allocated among the Shareholders entitled thereto in proportion to the respective holdings of the shares in respect of which such dividend is being paid.

60.	Interest.

No dividend shall carry interest as against the Company.

61.	Payment in Specie.

Upon the declaration of a dividend in accordance with Article 57, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or debenture stock of the Company or of any other companies, or in any one or more of such ways.

62.	Capitalization of Profits, Reserves, etc.

Upon the recommendation of the Board of Directors approved by a Shareholders’ resolution, the Company:

62.1.
may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the Shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such Shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued share or debentures or debenture stock; and

62.2.	may cause such distribution or payment to be accepted by such Shareholders in full satisfaction of their interest in the said capitalized sum.

63.	Implementation of Powers Under Articles 61 and 62.

For the purpose of giving full effect to any resolution under Articles 61 and 62, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any Shareholders upon the footing of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors.  Where requisite under the Companies Law, a proper contract shall be filed, and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized fund.

64.	Deductions from Dividends.

The Board of Directors may deduct from any dividend or other moneys payable to any Shareholder in respect of a share any and all sums of money then payable by him to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter of transaction whatsoever.

65.	Retention of Dividends.

65.1.
The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

65.2.
The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Articles 26 or 27, entitled to become a shareholder, or which any person is, under said Articles, entitled to transfer, until such person shall become a shareholder in respect of such share or shall transfer the same.

66.	Unclaimed Dividends.

All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed.  The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

67.	Mechanics of Payment.

Any dividend or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one of such persons or to his bank account), or to such person and at such address as the person entitled thereto may be writing direct.  Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.  Every such check or warrant shall be sent at the risk of the person entitled to the money represented thereby.

68.	Receipt from a Joint Holder.

If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

ACCOUNTS
69.	Books of Account.

The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law, and of any other applicable law.  Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors.  No shareholder, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors.

70.	Audit.

At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

71.	Auditors.

The appointment, authorities, rights and duties of the Auditor(s) of the Company, shall be regulated by applicable law, provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the Shareholders in General Meeting may act (and in the absence of any action in connection therewith shall be deemed to have so acted) to authorize the Board of Directors to fix such remuneration subject to such criteria or standards, if any, as may be provided in such resolution, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such auditor(s).

BRANCH REGISTERS

72.	Branch Registers.

Subject to and in accordance with the provisions of the Companies Law and to all orders and regulations issued thereunder, the Company may cause branch registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

RIGHTS OF SIGNATURE AND STAMP

73.	Rights of Signature and Stamp.

73.1.
The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

73.2.	The Company shall have at least one official stamp.

NOTICES

74.	Notices.

74.1.
Any written notice or other document may be served by the Company on any shareholder either personally or by sending it by prepaid registered mail addressed to such shareholder at his address as described in the Register of Shareholders or such other address as he may have designated in writing for the receipt of notices and other documents.

74.2.
Any written notice or other document may be served by any shareholder upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its Office.

74.3.
Any such notice or other document, shall be deemed to have been served on two (2) business days after it has been posted (seven (7) business days if sent to a place not located on the same continent as the place from where it was posted), or when actually received by the addressee if sooner than two days or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such shareholder (or to the Secretary or the General Manager), or one business day after transmission if it has been sent by cablegram, facsimile or other electronic means with electronic confirmation of delivery or when actually received by such shareholder (or by the Company), whichever is earlier.  If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article.

74.4.
All notices to be given to the Shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and any notice so given shall be sufficient notice to the holders of such share.

74.5.
Any shareholder whose address is not specified in the Register of Shareholders, and who shall not have designated an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

INSURANCE AND INDEMNITY

75.	Insurance.

Subject to the provisions of the Companies Law and to the extent permitted under law, and subject further to Article 78, the Company may enter into a contract for the insurance of all or part of the liability of any Officer imposed on him in consequence of an act which he has performed by virtue of being an Officer, including, in respect of one of the following:

75.1.	a breach of his duty of care to the Company or to another person;

75.2.	a breach of his fiduciary duty to the Company, provided that the Officer acted in good faith and had reasonable cause to assume that such act would not prejudice the interests of the Company;

75.3.	a financial obligation imposed on him in favor of another person.

75.4.	any other circumstances arising under the law with respect to which the Company may, or will be able to, insure an Officer ‘of the Company.

76.	Indemnity.

76.1.
Subject to the provisions of the Companies Law and to the extent permitted under law, and subject further to Article 78, the Company may indemnify an Officer, retroactively, in respect of the following liabilities or expenses, imposed on such Officer or incurred by him in consequence of an act which he has performed by virtue of being an Officer:

76.1.1.	a financial obligation imposed on him in favor of another person by a court judgment, including a compromise judgment or an arbitrator’s award approved by court;

76.1.2.
reasonable litigation expenses, including attorneys’ fees, incurred by an Officer as a result of an investigation or a proceeding instituted against him by an authority that is authorized to conduct an investigation or proceeding, and that was concluded without filing an indictment against the Officer and without imposing on the Officer a financial obligation in lieu of a criminal proceeding, or that was concluded without filing an indictment against the Officer but with imposing a financial obligation in lieu of a criminal proceeding in an offence that does not require proof of mens rea.  In this section “conclusion of a proceeding without filing an indictment in a matter in which a criminal investigation has been instigated” and “financial liability in lieu of a criminal proceeding” shall mean as ascribed under the Companies Law.

76.1.3.
reasonable litigation expenses, including attorneys’ fees, incurred by an Officer or charged to him by a court, in a proceeding instituted against him by the Company or on its behalf or by another person, or in a criminal charge from which he was acquitted or in which he was convicted of an offence that does not require proof of mens rea.

76.1.4.	any other circumstances arising under the law in respect of which the Company may, indemnify an Officer of the Company.

76.2.
Subject to the provisions of the Companies Law and to the extent permitted under law, and subject further to Article 78, the Company may undertake to indemnify an Officer, in advance, in respect of the following liabilities or expenses, imposed on such Officer or incurred by him in consequence of an act which he has performed by virtue of being an Officer:

76.2.1.
As set forth in Article 76.1.1, provided that the undertaking to indemnity shall be limited to events which the Board of Directors believes are predictable in light of the Company’s business de facto at the time the undertaking to indemnify is granted, and to amounts or criterion that the Board of Directors had determined to be reasonable in the circumstances, and that the undertaking to indemnity shall specify such predictable event and the amounts or criterion so determined.

76.2.2.	As set forth in Articles 76.1.2 to 76.1.4.

77.	Release.

Subject to the provisions of the Companies Law and to the extent permitted under law, and subject further to Article 78, the Company may release, in advance, an Officer, from all or any part of the liability due to damages arising out of the breach of duty of care towards the Company.

78.	General.

78.1.
Notwithstanding anything to the contrary contained herein and subject to applicable law, these Articles are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification:

78.1.1.	in connection with any person who is not an Officer, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Officer, and/or

78.1.2.	in connection with any Officer to the extent that such insurance and/or indemnification is not specifically prohibited under law;

provided that if the Company has an Audit Committee, the procurement of any such insurance and/or the provision of any such indemnification shall be approved by the Audit Committee of the Company.

78.2.
Notwithstanding anything to the contrary in these Articles or any other agreement or instrument, and to extent restricted under law, the Company shall not insure, indemnify or release the Officer from the following:

78.2.1.	A breach of his fiduciary duty, other than as specified in Article 75.2.

78.2.2.	A breach of his duty of care committed intentionally or recklessly.

78.2.3.	An action taken with the intent of realizing unlawful personal gain.

78.2.4.	A fine or penalty imposed on him.

79.
Any amendment to the Companies Law or other applicable law adversely affecting the right of any Officer to be indemnified, insured or released pursuant to Articles 75 to 78 above shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Officer for any act or omission occurring prior to such amendment, unless otherwise provided by applicable law.

WINDING UP

80.	Winding Up.

80.1.
If the Company be wound up, then, subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the Shareholders as such shall first be distributed to the Shareholders entitled thereto an amount equal to the paid-up capital attributable to their respective holdings of the shares in respect of which such distribution is being made, provided, however, that if such assets do not suffice to make such distribution in full, such assets shall be distributed to said Shareholders in proportion to the paid-up capital attributable to their respective holdings of such shares.  The paid-up capital attributable to any share issued at a premium or at a lawful discount shall be the nominal value of such share, provided, however, that if less than the full issuance price of such share has been paid to the Company, the paid-up capital attributable thereto shall be such proportion of the nominal value as the amount paid to the Company bears to such full issuance price.

80.2.
The assets, if any, remaining after the distribution pursuant to Article 80.1 hereof, shall, subject to applicable law and to the rights of the holders of shares with special rights as aforesaid, be distributed to the Shareholders entitled thereto in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made, whether or not the issuance price, or any portion thereof, has been paid.

81.	Negative Covenants.

81.1.
Notwithstanding anything to the contrary in these Articles, until the later of (i) the date on which the Company ceases to work within the framework of the Incubator; or (ii) March 31, 2009, any action or resolution of the Company’s general meeting, or of the Board (or any committee thereof), as applicable, regarding the issues set forth herein shall require the consent of the Incubator or the director appointed by the Incubator, as applicable:

81.1.1.	The working relations between the Company and the Incubator;

81.1.2.	The management of funds received from the OCS;

81.1.3.	Approval of the annual Budget;

81.1.4.	Any adoption, amendment and modification of signatory rights on behalf of the Company;

81.1.5.	Any issuance of shares, options to purchase shares or any other securities of the Company that results in a down round;

81.1.6.	Any adoption, amendment or modification of the ESOP;

81.1.7.	Approval of and any amendment of terms of employment of the Entrepreneurs, or the hiring, dismissal or change in the terms of employment of any senior employees of the Company;

81.1.8.	The approval of any material transaction of the Company or any transaction out of the ordinary course of business.

81.1.9.	Replacement of registered office and place of business of the Company or adoption of additional place of business.

81.2.
Notwithstanding anything to the contrary in these Articles, until the later of (i) the date on which the Company ceases to work within the framework of the Incubator; (ii) March 31, 2009 or (iii) the shareholdings of Cell Kinetics fall below 10% of the Company’s issued share capital, any action or resolution of the Company’s general meeting, or of the Board (or any committee thereof), as applicable, regarding the issues set forth herein shall require the consent of Cell Kinetics or the director appointed by Cell Kinetics, as applicable:

81.2.1.	Any issuance of shares, options to purchase shares or any other securities of the Company at a price per share lower than the price per share payable by the Investor hereunder;

81.2.2.	Any adoption, amendment or modification of the ESOP;

81.2.3.	The approval of any material transaction of the Company or any transaction out of the ordinary course of business;

81.2.4.	Any transaction with an interested party, as defined in the Companies’ Law;

81.2.5.	Approval of the annual budget of the Company and/or effects any deviation therefrom;

81.2.6.
Incurrence, assumption, or creation of any indebtedness for borrowed money in excess of NIS 50,000 per annum, or guaranteed any indebtedness for borrowed money of any other person, or capital contribution to or investment in any person.

***************

SCHEDULE 1.4.6

SHARE CERTIFICATES AND SHAREHOLDERS LEDGER

Number of Shares	Certificate Number
6,666	O-8

SCORPION SURGICAL TECHNOLOGIES LTD.
SHARE CERTIFICATE               [HEBREW]

THIS IS TO CERTIFY that	Cell Kinetics Ltd.	[HEBREW]

is (are) the Registered Holder(s) of	6,666	[HEBREW]

Ordinary Shares of the Company, par value NIS 0.10 each, fully paid.		[HEBREW]

In accordance with the Articles of Association of the Company		[HEBREW]

This 26 day of July, 2007		[HEBREW]
Director: [HEBREW] Steve Rhodes

	SCORPION SURGICAL TECHNOLOGIES LTD.				SHARE REGISTER
No.	Name	ID	Address	Number of shares	Par Value	Type of shares	date of issuance	status
O-1	Steve Rhodes	01573602-8	Teradion, Misgav, Israel	3,000	Ordinary	NIS 0.10 Par Value	29.04.2007	outstanding
O-2	Misgav Carmiel Technology Incubator Management Services Ltd.	51-171135-0	Teradion, Misgav, Israel	7,000	Ordinary	NIS 0.10 Par Value	29.04.2007	outstanding
O-3	Trendlines Israel Fund, L.P.	53-021903-9	Shorashim, Misgav, Israel	10,000	Ordinary	NIS 0.10 Par Value	29.04.2007	outstanding
O-4	Yuvai Shezifi	05590874-3	6 Bnei Brith St., Haifa	9,990	Ordinary	NIS 0.10 Par Value	29.04.2007	outstanding
O-5	Asaf Ben Arye	05766684-4	30 Yefe Nof St., Zichron Yaakov, Israel	11,482	Ordinary	NIS 0.10 Par Value	29.04.2007	outstanding
O-6	Ilan Grunberg	05398881-2	15 Gala st., Haifa Israel	11,824	Ordinary	NIS 0.10 Par Value	29.04.2007	outstanding
O-7	Nissim Ohana	05792341-9	6 Chativat Harel St. Rannana, Israel	11,432	Ordinary	NIS 0.10 Par Value	29.04.2007	outstanding
O-8	Cell Kinetics Ltd.	51-323862-6	Lod, Israel	6,666	Ordinary	NIS 0.10 Par Value	26.07.2007	outstanding

SCHEDULE 1.4.7

COMPLIANCE CERTIFICATE

Reference is hereby made to that certain Supplementary Funding Agreement entered into as of July 26, 2007 (the “Supplementary Agreement”), by and between Scorpion Surgical Technologies Ltd. (the “Company”) and Cell Kinetics Ltd. (51-323862-6) (the “Investor”) Certain capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, Mr. Steve Rhodes, being a director of the Company, hereby certifies on behalf of the Company, and not in any personal capacity whatsoever, as follows:

1.	This Certificate is being delivered to the Investor pursuant to Section 1.4.6 of the Supplementary Agreement.

2.
The representations and warranties of the Company set forth in Section 4 of the Supplementary Agreement are true in all material respects on and as of the date of the execution of the Supplementary Agreement (the “Commencement Date”), with the same effect as though made on and as of the Commencement Date.

3.
The Company has performed and complied in all material respects, with all agreements, obligations and conditions contained in the Supplementary Agreement that are required to be performed or complied with by it on or before the Commencement Date.

4.
All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the State of Israel or of any foreign country that are required in connection with the lawful issuance and sale of the Ordinary Shares pursuant to the Supplementary Agreement shall have been duly obtained and effective as of the Commencement Date.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate on the 26 day of July 2007.

/s/ Steve Rhodes
Mr. Steve Rhodes, Director

SCHEDULE 1.4.8

NOTICE TO THE REGISTRAR OF COMPANIES

To: THE OFFICE OF REGISTRATION OF COMPANIES	FORM 4 (REGULATION 2)
SHARES’ ALLOCATION REPORT (Art. 140 (5) of the Law of Companies, 5759 - 1999 (hereinafter: „The Law”))
NAME OF THE COMPANY	DATE OF ALLOCATION	NUMBER OF THE COMPANY	ADDRESS AND TELEPHONE NO. OF THE REGISTERED OFFICE
SCORPION SURGICAL TECHNOLOGIES LTD.	Year	Month	Day	SB	Serial number	Z	A.T. TARDION D.N. MISGAV 20179
2007	07	26	1	396950	1
NAME / TYPE OF ALLOTTED SHARES	SYMBOL OF THE SHARE (for the use of the Registration Office)	NUMBER OF ALLOTTED SHARES OF THESE TYPE	NUMBER OF SHARES ISSUED FOR SALE
Regular	6.666	Full price	Partial price	Value of the part
In cash	Not in cash	Agurot	NIS
Yes
SHAREHOLDERS TO WHOM THE SHARES HAVE BEEN ALLOTTED
NAME OF THE SHAREHOLDER	IDENTITY NO.	ADDRESS	SYMBOL OF THE SHARE (for the use of the Registration Office)	VALUE OF THE SHARE	NUMBER OF SHARES OF THIS TYPE ALLOTTED TO THE SHAREHOLDER	SUM TO BE PAID FOR EACH SHARE
Cell Kinetics Ltd.	51-323862-6	State	Locality	Street	Number	Code	0.10	6,666	Ag.	NIS
Israel	Lod
This form has to be sent to the Office of Registration of Companies within 14 days from the date of effective allotment; in case of allotment of shares not in cash, totally or partially paid, a copy of the document indicating the compensation details has to be attached.

A share of unspecified value has to be marked with the digit “0”.

CASH ALLOTMENT	NON-CASH ALLOTMENT
The sum paid for each share _______ NIS.	The sum considered as paid for each share _______ NIS.
The sum to be received for each share _______ NIS.	Compensation to be received for the allotment _______ NIS.

(V)I hereby confirm that the allotment of the shares was registered in the List of Shareholders kept by the Company in accordance with art. 130 of the Law (mark V if the case). I hereby declare that I am a function holder of the Company in the sense of art. 39 of the Law.

STEVE RHODES	015736028	DIRECTOR
NAME OF THE PERSON WHO COMPLETED THE FORM	I.D. NUMBER	FUNCTION HELD WITHIN THE COMPANY	DATE	SIGNATURE

I the undersigned, Hila Stern, Advocate, hereby certify that Steve Rhodes  identified himself by means of his I.D. card no. 015736028, and, after having been cautioned by me that he had to tell the truth and that, in case of failure to do so, he would be passible of the sanctions specified by the Law, he confirmed the correctness of his declaration and signed it in my presence.

Signature of the Advocate:
Name:	Hila STERN
Address:	Sport Heroes’ Building, 7, Menahem Begin St., Ramat Gan 52681
B.I.:	036416907
Authorization number:	46607

Non-holders of an Israeli ID card will indicate the number of their passport and the country in which the passport was issued, and to the first report will be attached a copy of the passport, in accordance with Regulation 16 of the Company Regulations (reporting, registration data (forms), 5760 -1999. In case that the shareholder is a corporation, the registration number of the corporation will be specified, and in case that the shareholder is a foreign corporation, to the first report will be attached a copy of the association document and the certificatesrequired by the aforementioned Regulation 16.

113XX-11338-030/f:/ Shares’ Allotment Report 31.07.07.

SCHEDULE 1.4.9

IP ASSIGNMENT

ASSIGNMENT OF IP RIGHTS

This Assignment of IP Rights is made as of July 26, 2007, by Yuval Shezifi I.D Number 55908743, having his address at 6 Bnei Brith St., Haifa (the “Assignor”).

TO THE BENEFIT OF

Scorpion Ltd., a company organized and existing under the laws of the State of Israel, having its registered office at D.N Misgav, 20179, Israel (the “Company”),

Now therefore, the parties hereto have agreed as follows:

1.
Assignment.  The Assignor hereby confirms and covenants that any and all developments, discoveries, techniques, inventions and improvements, methods, know-how, processes, formulae, data, data bases, computer programs, computer code, source code, software, hardware, patents;-patent applications and all patentable materials, models, designs (whether registered or not), copyrights and all copyrightable materials, trade secrets, trademarks, trade names, proprietary information, concepts and ideas pertaining to the field of “curved spinal fixation implants” (the “Field”), and all documentation related therewith, that he has made, developed, discovered, invented, conceived or created, either solely or jointly with others, prior to the date of this Assignment (all of the above, the “IP”)anything related to the Field, were made for and on behalf of the Company and are the sole property of the Company; and, to the extent required, the Assignor hereby assigns and transfers to the Company, its successors, assigns or nominees, all of his rights, title and interest in and to the IP related to the Filed, including without limitation in and to all intellectual property rights associated therewith (such as patents, copyrights, etc.) and including his rights in a US patent application filed on June 24, 2007 entitled Bone Anchoring System and all other present and future rights in relation to the Products and/or arising from the Field (all of the above, including the IP related to the Field, hereinafter:  “IP Rights”), it being clarified that such assignment includes all rights to sue for and receive remedies against past, present and future infringements of any and all of the foregoing rights.

2.
The Assignor covenants and agrees to reasonably assist the Company and its assigns at the Company’s sole cost, to secure the Company’s rights in the IP Rights in any and all jurisdictions and, to the extent required, to effect the assignment and transfer to the Company of the IP Rights, including without limitation the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assurances, assignments and all other instruments which the Company shall reasonably deem necessary or expedient in order to apply for and obtain any copyrights, patents and all other intellectual property rights relating thereto and to effect the assignment.

3.
Delivery of Documents.  The Assignor confirms that he has delivered to the Company any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items that were in his possession in relation to the IP Rights.

4.
No Claims.  The Assignor hereby confirms and undertakes that he does not have at present and will not have in the future, any claim’s and/or demands against the Company with respect to the IP related to the Field and/or The IP Rights.

5.	General Provisions.

5.1	Governing Law. This Assignment shall be exclusively governed by the laws of the State of Israel (without regard to the principles of conflict of laws thereof).

5.2
Successors and Assigns.  This Assignment will be binding upon the Assignor’s heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

IN WITNESS WHEREOF, the Assignor has executed this Assignment of IP Right as of the date first above written.

/s/ Yuval Shezifi
Yuval Shezifi
26/July/2007

ASSIGNMENT OF IP RIGHTS

This Assignment of IP Rights is made as of July 26, 2007, by Asaf Ben-Arye I.D Number 57666844, having his address at 30 Yefe Nof St., Zichron Yaakov (the “Assignor”).

TO THE BENEFIT OF

Scorpion Ltd., a company organized and existing under the laws of the State of Israel, having its registered office at D.N Misgav, 20179, Israel (the “Company”),

Now therefore, the parties hereto have agreed as inflows:

1.
Assignment.  The Assignor hereby confirms and covenants that any and all developments, discoveries, techniques, inventions and improvements, methods, know-how, processes, formulae, data, data bases, computer programs, computer code, source code, software, hardware, patents, patent applications and all patentable materials, models, designs (whether registered or not), copyrights and all copyrightable materials, trade secrets, trademarks, trade names, proprietary information, concepts and ideas pertaining to the field of “curved spinal fixation implants” (the “Field”), and all documentation related therewith, that he has made, developed, discovered, invented, conceived or created, either solely or jointly with others, prior to the date of this Assignment (all of the above, the “IP”)anything related to the Field, were made for and on behalf of the Company and are the sole property of the Company; and, to the extent required, the Assignor hereby assigns and transfers to the Company, its successors, assigns or nominees, all of his rights, title and interest in and to the IP related to the Field, including without limitation in and to all intellectual property rights associated therewith (such as patents, copyrights, etc.) and including his rights in a US patent application filed on June 24, 2007 entitled Bone Anchoring System and all other present and future rights in relation to the Field and/or arising from the Field (all of the above, including the IP related to the Field, hereinafter: “IP Rights”), it being clarified that such assignment includes all rights to sue for and receive remedies against past, present and future infringements of any and all of the foregoing rights.

2.
The Assignor covenants and agrees to reasonably assist the Company and its assigns at the Company’s sole cost, to secure the Company’s rights in the IP Rights in any and all jurisdictions and, to the extent required, to effect the assignment and transfer to the Company of the IP Rights, including without limitation the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assurances, assignments and all other instruments which the Company shall reasonably deem necessary or expedient in order to apply for and obtain any copyrights, patents and all other intellectual property rights relating thereto and to effect the assignment.

3.
Delivery of Documents.  The Assignor confirms that he has delivered to the Company any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items that were in his possession in relation to the IP Rights.

4.
No Claims.  The Assignor hereby confirms and undertakes that he does not have at present and will not have in the future, any claims and/or demands against the Company with respect to the IP related to the Field and/or the IP Rights.

5.	General Provisions.

5.1	Governing Law. This Assignment shall be exclusively governed by the laws of the State of Israel (without regard to the principles of conflict of laws thereof).

5.2
Successors and Assigns.  This Assignment will be binding upon the Assignor’s heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

IN WITNESS WHEREOF, the Assignor has executed this Assignment of IP Right as of the date first above written

/s/ Asaf Ben-Arye
Asaf Ben-Arye
26/7/07

To:
Scorpion Ltd.
D.N. Misgav, 20179
Israel

Declaration

Each of the undersigned, hereby confirms and declares that as of the date hereof, he did not develop, does not own and does not have any right in any intellectual property which is currently used and/or necessary for the operation of the business of Scorpion Ltd. (the “Company”) as presently conducted and which relates directly or indirectly to the field of “curved spinal fixation implants” (the “Field”) (the “Intellectual Property”) and hereby waives any right or claim which he has or may have in the future in connection with the Company’s Intellectual Property.

/s/ Nissim Ohana	Dated: July 26, 2007
Nissim Ohana

/s/ Ilan Grunberg
Ilan Grunberg

SCHEDULE 4

DISCLOSURE SCHEDULE

Schedule 4
Disclosure Schedule

This is the disclosure schedule (the “Disclosure Schedule”) to that certain Supplementary Funding Agreement dated July 26, 2007 (the “Supplementary Funding Agreement”) by and between Scorpion Surgical Technologies Ltd., an Israeli company (company number 51-396950-1) with a business address at D.N. Misgav, 20179, Israel (the “Company”), and Cell Kinetics Ltd., a private Israeli company (51-323862-6) from Lod, Israel (the “Investor”).  Schedule headings are provided for convenience only. Unless otherwise defined herein, any capitalized terms used in this Disclosure Schedule shall have the same meanings assigned to such terms in the Supplementary Funding Agreement.  Without derogating from any of the rights of the Investor under the Supplementary Funding Agreement, including the schedules and exhibits thereto, nothing in this Disclosure Schedule constitutes an admission of any liability or obligation of the Company vis-à-vis any third party other than the Investor, an admission against the Company’s interests or an acknowledgment that any matter disclosed in the Disclosure Schedule is required to be disclosed.

Schedule 4.2
Corporate Documents

Articles of Association - See attached

Certificate of Incorporation - See attached

COMPANY ASSOCIATION CERTIFICATE

This is to certify that

SCORPION SURGICAL TECHNOLOGIES LTD.

Was associated and registered in conformity with the Law of Companies as a Company with Limited Liability.

29.04.2007
11 Iyar 5767

Company number: 513869501

For/ OFFICE OF REGISTRATION OF COMPANIES Sheldon AVIDAN (Indecipherable signature)	ROUND STAMP MINISTRY OF JUSTICE OFFICE OF REGISTRATION OF COMPANIES

RECTANGULAR STAMP Decipherable: TRUE TO THE ORIGINAL	ROUND STAMP MINISTRY OF JUSTICE OFFICE OF REGISTRATION OF COMPANIES
Law of Companies, 5760 - 1999

COMPANY STATUTE

1.	Name of the Company

Name of the Company:  Scorpion Surgical Technologies Ltd.

2.	Goals of the Company

To engage in any legal activity.

3.	Data regarding the Registered Share Capital of the Company

Registered capital:	100,000 New Israeli Sheqels
Consisting in:	______ shares of non-specified value, or
Consisting in:	1,000,000 shares with a value of 0.1 NIS
each of the following types:	1,000,000 regular shares

4.	Data regarding the Limiting of the Liability of the Company

Liability of shareholders:

The liability of shareholders is limited to the payment of the unpaid part of the specified value of each share held by them.

5.	Transfer of Shares, Offer of Shares and Bonds to the Public, Number of Shareholders

a.	Any tranfer of shares requires the approval of the Board of Directors.

b.	The Company is forbidden to offer shares and/or bonds to the public.

c.
The number of shareholders will not be in excess of fifty, apart from the Company employees or former employees, who, in their quality of employees and even after the termination of their employment continue to be shareholders of the Company.

6.	The First Shareholders

Name of the shareholder:	Technological Incubator Misgav/Karmiel, Management Services Ltd.
Private Company No.:	51-171135-0
Address:	A.T. Tardion, Mobile Post Misgav 20179, Israel
Number of shares allotted:	7,000 regular shares
Signature:	Technological Incubator Misgav/Karmiel, Management Services Ltd. (Signature indecipherable)

Name of the shareholder:	Trend Lines Yizreel Fund, L.P.
Private Company No.:	53-021903-9
Address:	Shorashim, Mobile Post Misgav 20164, Israel
Number of shares allotted:	10,000 regular shares
Signature:	Trend Lines Yizreel Fund, L.P. (Signature indecipherable)

Name of the shareholder:	Asaf Ben Arieh
I.D. No.:	57666844
Address:	30, Yeffe Nof St., Zichron Yaakov, Israel
Number of shares allotted:	11,482 regular shares
Signature:

Name of the shareholder:	Yuval Shezifi
I.D. No.:	55908743
Address:	6, Bney Brit St., Haifa, Israel
Number of shares allotted:	9,990 regular shares
Signature:

Name of the shareholder:	Nissim Ohana
I.D. No.:	57923419
Address:	6, Hativat Harel St., Raanana, Israel
Number of shares allotted:	11,432 regular shares
Signature:

Name of the shareholder:	Ilan Greenberg
I.D. No.:	53988812
Address:	15, Geula St., Haifa, Israel
Number of shares allotted:	11,824 regular shares
Signature:

Name of the shareholder:	Steve Rhodes
I.D. No.:	015736028
Address:	Shorashim, Mobile Post Misgav 20164, Israel
Number of shares allotted:	3,000 regular shares
Signature:	Indecipherable

Name of the shareholder:	Asaf Ben Arieh
I.D. No.:	57666844
Address:	30, Yeffe Nof St., Zichron Yaakov, Israel
Number of shares allotted:	11,482 regular shares
Signature:

Name of the shareholder:	Yuval Shezifi
I.D. No.:	55908743
Address:	6, Bney Brit St., Haifa, Israel
Number of shares allotted:	9,990 regular shares
Signature:	Indecipherable

Name of the shareholder:	Nissim Ohana
I.D. No.:	57923419
Address:	6, Hativat Harel St., Raanana, Israel
Number of shares allotted:	11,432 regular shares
Signature:

Name of the shareholder:	Ilan Greenberg
I.D. No.:	53988812
Address:	15, Geula St., Haifa, Israel
Number of shares allotted:	11,824 regular shares
Signature:

Name of the shareholder:	Steve Rhodes
I.D. No.:	015736028
Address:	Shorashim, Mobile Post Misgav 20164, Israel
Number of shares allotted:	3,000 regular shares
Signature:

Name of the shareholder:	Asaf Ben Arieh
I.D. No.:	57666844
Address:	30, Yeffe Nof St., Zichron Yaakov, Israel
Number of shares allotted:	11,482 regular shares
Signature:	Indecipherable

Name of the shareholder:	Yuval Shezifi
I.D. No.:	55908743
Address:	6, Bney Brit St., Haifa, Israel
Number of shares allotted:	9,990 regular shares
Signature:

Name of the shareholder:	Nissim Ohana
I.D. No.:	57923419
Address:	6, Hativat Harel St., Raanana, Israel
Number of shares allotted:	11,432 regular shares
Signature:

Name of the shareholder:	Ilan Greenberg
I.D. No.:	53988812
Address:	15, Geula St., Haifa, Israel
Number of shares allotted:	11,824 regular shares
Signature:	Indecipherable

Name of the shareholder:	Steve Rhodes
I.D. No.:	015736028
Address:	Shorashim, Mobile Post Misgav 20164, Israel
Number of shares allotted:	3,000 regular shares
Signature:

Name of the shareholder:	Asaf Ben Arieh
I.D. No.:	57666844
Address:	30, Yeffe Nof St., Zichron Yaakov, Israel
Number of shares allotted:	11,482 regular shares
Signature:

Name of the shareholder:	Yuval Shezifi
I.D. No.:	55908743
Address:	6, Bney Brit St., Haifa, Israel
Number of shares allotted:	9,990 regular shares
Signature:

Name of the shareholder:	Nissim Ohana
I.D. No.:	57923419
Address:	6, Hativat Harel St., Raanana, Israel
Number of shares allotted:	11,432 regular shares
Signature:	Indecipherable

Name of the shareholder:	Ilan Greenberg
I.D. No.:	53988812
Address:	15, Geula St., Haifa, Israel
Number of shares allotted:	11,824 regular shares
Signature:

Name of the shareholder:	Steve Rhodes
I.D. No.:	015736028
Address:	Shorashim, Mobile Post Misgav 20164, Israel
Number of shares allotted:	3,000 regular shares
Signature:

CERTIFICATION OF  SIGNATURES OF  SHAREHOLDERS OR OF PERSONS AUTHORIZED TO SIGN ON THEIR OWN BEHALF

I the undersigned, Mark Daogherty, Adv., hereby certify the signature of:

Nissim Ohana, I.D. no. 57923419,

Who has signed before me this present Statute.

Mark Daogherty, Adv.	15.4.07	Mark Dagherty, Adv. (Indecipherable signature)
NAME OF THE ADVOCATE	DATE	SIGNATURE AND STAMP

CERTIFICATION OF  SIGNATURES OF  SHAREHOLDERS OR OF PERSONS AUTHORIZED TO SIGN ON THEIR OWN BEHALF

I the undersigned, Vered Horesh, Adv., hereby certify the signature of:

Yuval Shezifi, I.D. no. 55908743,

Who has signed before me this present Statute.

Vered Horesh, Adv.	12.04.2007	Vered Horesh, Adv. Authorization no. 32389 (Indecipherable signature)
NAME OF THE ADVOCATE	DATE	SIGNATURE AND STAMP

CERTIFICATION OF  SIGNATURES OF  SHAREHOLDERS OR OF PERSONS AUTHORIZED TO SIGN ON THEIR OWN BEHALF

I the undersigned, Vered Horesh, Adv., hereby certify the signature of:

1.	Steve Rhodes, I.D. no. 015736028, authorized to sign on behalf of the Technological Incubator Misgav/Karmiel, Management Services Ltd.

2.	Steve Rhodes, I.D. no. 015736028, authorized to sign on behalf of Trend Lines Yizreel Fund, L.P.

3.	Steve Rhodes, I.D. no. 015736028.

Who has signed before me this present Statute.

Vered Horesh, Adv.	12.04.2007	Vered Horesh, Adv. Authorization no. 32389 (Indecipherable signature)
NAME OF THE ADVOCATE	DATE	SIGNATURE AND STAMP

CERTIFICATION OF  SIGNATURES OF  SHAREHOLDERS OR OF PERSONS AUTHORIZED TO SIGN ON THEIR OWN BEHALF

I the undersigned, Tal Einat-Ben Arieh, Advocate, Authorization no. 13312, hereby certify the signature of:

Ilan Greenberg, I.D. no. 53988812,

Who has signed before me this present Statute.

Tal Einat-Ben Arieh, Adv.	19.04.2007	Tal Einat-Ben Arieh, Adv. Authorization no. 13312 (Indecipherable signature)
NAME OF THE ADVOCATE	DATE	SIGNATURE AND STAMP

CERTIFICATION OF  SIGNATURES OF  SHAREHOLDERS OR OF PERSONS AUTHORIZED TO SIGN ON THEIR OWN BEHALF

I the undersigned, Tal Einat-Ben Arieh, Advocate, Authorization no. 13312,  hereby certify the signature of:

Asaf Ben Arieh, I.D. no. 57666844,

Who has signed before me this present Statute.

Tal Einat-Ben Arieh, Adv.	21.04.2007	Tal Einat-Ben Arieh, Adv. Authorization no. 13312 (Indecipherable signature)
NAME OF THE ADVOCATE	DATE	SIGNATURE AND STAMP

CERTIFICATION OF  SIGNATURES OF  SHAREHOLDERS OR OF PERSONS AUTHORIZED TO SIGN ON THEIR OWN BEHALF

I the undersigned, Vered Horesh, Adv., hereby certify the signature of:

Yuval Shezifi, I.D. no. 55908743,

Who has signed before me this present Statute.

Vered Horesh, Adv.	12.04.2007	Vered Horesh, Adv. Authorization no. 32389 (Indecipherable signature)
NAME OF THE ADVOCATE	DATE	SIGNATURE AND STAMP

CERTIFICATION OF  SIGNATURES OF  SHAREHOLDERS OR OF PERSONS AUTHORIZED TO SIGN ON THEIR OWN BEHALF

I the undersigned, Vered Horesh, Adv., hereby certify the signature of:

1.	Steve Rhodes, I.D. no. 015736028, authorized to sign on behalf of the Technological Incubator Misgav/Karmiel, Management Services Ltd.

2.	Steve Rhodes, I.D. no. 015736028, authorized to sign on behalf of Trend Lines Yizreel Fund, L.P.

3.	Steve Rhodes, I.D. no. 015736028.

Who has signed before me this present Statute.

Vered Horesh, Adv.	12.04.2007	Vered Horesh, Adv. Authorization no. 32389 (Indecipherable signature)
NAME OF THE ADVOCATE	DATE	SIGNATURE AND STAMP

CERTIFICATION OF  SIGNATURES OF  SHAREHOLDERS OR OF PERSONS AUTHORIZED TO SIGN ON THEIR OWN BEHALF

I the undersigned, Tal Einat-Ben Arieh, Advocate, Authorization no. 13312, hereby certify the signature of:

Ilan Greenberg, I.D. no. 53988812,

Who has signed before me this present Statute.

Tal Einat-Ben Arieh, Adv.	19.04.2007	Tal Einat-Ben Arieh, Adv. Authorization no. 13312 (Indecipherable signature)
NAME OF THE ADVOCATE	DATE	SIGNATURE AND STAMP

CERTIFICATION OF  SIGNATURES OF  SHAREHOLDERS OR OF PERSONS AUTHORIZED TO SIGN ON THEIR OWN BEHALF

I the undersigned, Tal Einat-Ben Arieh, Advocate, Authorization no. 13312,  hereby certify the signature of:

Assaf Ben Arieh, I.D. no. 57666844,

Who has signed before me this present Statute.

Tal Einat-Ben Arieh, Adv.	21.04.2007	Tal Einat-Ben Arieh, Adv. Authorization no. 13312 (Indecipherable signature)
NAME OF THE ADVOCATE	DATE	SIGNATURE AND STAMP

Schedule 4.4

Governmental or Third Party Consents

Pursuant to section 6.2 of the Founders Agreement, TIF shall have the right of first offer to provide the Company with supplementary financing. TIF has waived its right to provide the Company such financing, a copy of which is attached as Schedule 1.4.2 to the Supplementary Funding Agreement.

Schedule 4.5A

Capitalization Table

(Immediately following the Closing)

[see attached]

1.
Founders Agreement dated March 23, 2007 under which the parties to the Agreement were provided with several rights to purchase Company’s shares, including without limitation, Preemptive Rights, Rights of First Refusal, and Tag Along rights.

2.	The Company has offered 2,000 options of the Company to Mr. J. Chris McAuliffe, a member of the Board of Directors of the Company.

3.	The Company has offered 2,000 options of the Company to Mr. Arnon Epstein, an employee of the Company.

Post Investment

Shareholder Name	Following investment
	Ordinary Shares	Options to Ordinary Shares	Total (fully diluted)	% Fully diluted
Steve Rhodes	3,000.00	—	3,000.00	3.00%
Misgav Carmiel Technology Incubator Management Services, Ltd.	7,000.00	—	7,000.00	7.00%
Trendlines Israel Fund, L.P.	10,000.00	—	10,000.00	10.00%
Yuval Sheziffi	9,990.00	—	9,990.00	9.99%
Asaf Ben Arye	11,482.00	—	11,482.00	11.48%
Ilan Grunberg	11,824.00	—	11,824.00	11.82%
Nisim Ohana	11,432.00	—	11,432.00	11.43%
Technion Incubator for Entrepreneurship Ltd.	—	1,387.00	1,387.00	1.39%
Technological Incubator Foundation of the Technion Institute for R&D Ltd.	—	595.00	595.00	0.60%
Mor Research Applications Ltd.	—	260.00	260.00	0.26%
Avner Kurz	—	547.00	547.00	0.55%
Yizhak Ben-Zion	—	295.00	295.00	0.30%
Shalom Arbiv	—	190.00	190.00	0.19%
Reuven Ovadia	—	408.00	408.00	0.41%
Amiram Bornstein	—	1,111.00	1,111.00	1.11%
Nir Galan	—	204.00	204.00	0.20%
Rami Cohen	—	275.00	275.00	0.28%
ESOP		10,000.00	10,000.00	10.00%
Cell Kinetics	20,000.00		20,000.00	20.00%
Total	84,728.00	15,272.00	100,000.00	100.00%

Schedule 4.5 B

Capitalization Table

(Immediately prior to the Closing)

[see attached]

Share Capital Table

Date: June 2007

Shareholder Name	Upon Incorporation
	Ordinary Shares	Options to Ordinary Shares	Total (fully diluted)	% Fully diluted
Steve Rhodes	3,000.00	—	3,000.00	3.75%
Misgav Carmiel Technology Incubator Management Services, Ltd.	7,000.00	—	7,000.00	8.75%
Trendlines Israel Fund, L.P.	10,000.00	—	10,000.00	12.50%
Yuval Sheziffi	9,990.00	—	9,990.00	12.49%
Asaf Ben Arye	11,482.00	—	11,482.00	14.35%
Ilan Grunberg	11,824.00	—	11,824.00	14.78%
Nisim Ohana	11,432.00	—	11,432.00	14.29%
Technion Incubator for Entrepreneurship Ltd.	—	1,387.00	1,387.00	1.73%
Technological Incubator Foundation of the Technion Institute for R&D Ltd.	—	595.00	595.00	0.74%
Mor Research Applications Ltd.	—	260.00	260.00	0.33%
Avner Kurz	—	547.00	547.00	0.68%
Yizhak Ben-Zion	—	295.00	295.00	0.37%
Shalom Arbiv	—	190.00	190.00	0.24%
Reuven Ovadia	—	408.00	408.00	0.51%
Amiram Bornstein	—	1,111.00	1,111.00	1.39%
Nir Galan	—	204.00	204.00	0.26%
Rami Cohen	—	275.00	275.00	0.34%
ESOP		10,000.00	10,000.00	12.50%
Total	64,728.00	15,272.00	80,000.00	100.00%

Material agreements

1.	Founders Agreement dated March 23, 2007.

2.	Undertaking of the Company towards the OCS dated May 15, 2007 regarding approved plan No. 37701.

3.	Services Agreement (Appendix to Founders Agreement)

4.	Employment agreement with Anion Epstein

FOUNDERS AGREEMENT

Signed in HAIFA this 23 of March 2007

Between:
The Incubator for Managing Technology Entrepreneurship Misgav Ltd. (51-222958-4) (“Misgav Incubator”) and its subsidiary, Misgav Carmiel Technology Incubator Management Services Ltd. (51-171135-0) (“Holding Company”) whose offices are located in Teradion, Misgav, Israel (the Holding Company and Misgav Incubator shall be referred collectively as the “Incubator”);

Of the First Part

And:	Trendlines Israel Fund; L.P., a Delaware Limited Partnership (53-021903-9) (“TIF”) whose offices are located in Shorashim, Misgav, Israel;

Of the Second Part

And:	Nassim Ohana I.D#: 57923419, having his address at 6 Chativat Harel st. Rannana,

And:	Yuval Shezifi I.D#: 55908743, having his address at 6 Bnei Brith St, Haifa,

And:	Ilan Grunberg I.D#: 53988812 having his address at 15 Gula st., Haifa,

And:	Asaf Ben-Arye I.D#: 57666844, having his address at 30 Yee Nof st Zichron Yaakov, (each an “Entrepreneur” and collectively, the “Entrepreneurs”)

Of the Third Part

Whereas
The Incubator operates a technological incubator in accordance with the Incubator Program administered by the Office of the Chief Scientist (the “OCS”) in the Ministry of Industry and Trade and Labor (the “Incubator Program”); and

Whereas
TIF is a venture capital fund focusing on investments in early stage high technology companies and on December 27, 2004, TIF and the Incubator entered into a certain financing agreement (“Trendlines Agreement”)

under which, inter alia, TIF is entitled to hold an equal amount of shares as the Incubator in each company incorporated in the Incubator; and

Whereas	The Entrepreneurs have presented certain technology for curved spinal fixation (“The technology”) implants and can develop and commercialize products based on such technology (the “Products”), and

Whereas
The OCS has approved the application for the grant of funds submitted by the Incubator on behalf of the Entrepreneurs to conduct a research and development program within the framework of the Incubator (the “Approved Project”), in accordance with the terms and conditions of the written Approval attached hereto as Schedule A (the “Notice of Approval”). The terms and conditions of the Notice of Approval are hereby incorporated to this Founders Agreement and shall obligate all parties hereto; and

Whereas	Following the execution of this Agreement, the Incubator will sign and submit to the OCS a letter of undertaking in the form attached hereto as Schedule B (the “Letter of Undertaking”); and

Whereas
The Entrepreneurs declare that they have the required knowledge, experience, education and know how’ to support the research and development of the Products; and, each of the Entrepreneurs represents and warrants that to the best of their knowledge, other then information acquired by a patent search made by the incubator and Patent number: 6607530; by Carl et al Patent number: 5928267 by Bonutti), the development and/or manufacturing and/or marketing of the Products as proposed by them does not infringe any third party’s trade marks, patents and/or any other intellectual property rights of any third party, or constitutes a breach of any employment and/or non-competition ‘and/or confidentiality agreement(s) to which the Entrepreneurs. are parties to; and

Whereas
The Incubator represents and warrants to the Entrepreneurs that it can make available to the Entrepreneurs the facilities and assistance required by the Entrepreneurs for the initial phase of the development of the Products; in accordance with the terms of the Incubator Program; and

Whereas	the parties wish to define and set forth the legal framework for the relationship between them, including their respective rights and obligations with respect to the funding provided by the OCS.

Now, therefore, the Parties agree as follows:

1.	General

1.1	The recitals and the schedules to this Agreement constitute an integral part thereof.

1.2	The budget for the Approved Project, as approved by the OCS, is attached as Schedule C to this Agreement (“Approved Budget”).

2.	Incorporation of the Company; Share Capital

2.1
Following the execution of this Agreement the parties shall incorporate an Israeli company limited by shares (the “Company”) and use their best efforts to complete the incorporation of the Company as soon as possible.

The name of the Company shall be Scorpion Ltd., of any other name agreed to by the parties and which the Registrar of Companies shall approve.  Immediately after its incorporation, the Company shall approve the execution of this Agreement, and all the actions taken by the Incubator, TIF and the Entrepreneurs in the name and on behalf of the Compaq prior to its incorporation.

Upon the incorporation of the Company, TIF will execute and submit to the OCS a Foreign Entity’s Letter of Undertaking, in the form attached hereto as Schedule D.

2.2
The registered share capital of the Company shall be NIS 30,000 and shall be divided into 3,000,000 shares par value NIS 0.01 each (the “Shares”). All such shares shall be of one class and shall be designated Ordinary Shares. Upon its incorporation, the issued and outstanding share capital of the Company shall be as specified in the capitalization table attached hereto as Schedule E.

The parties confirm and agree, that as of the incorporation of the Company, the Board of Directors of the Company (the “Board”) shall approve the reservation of Ten-Thousand (I0,000) Ordinary Shares of the Company (“ESOP Shares”), for future allocation of options to purchase Ordinary Shares to employees, consultants, service providers or directors of the Company under an Employee Stock Option Plan (“ESOP”), to be adopted by the Company subsequent to the incorporation of the Company, at a Board meeting with the approval of the directors appointed by the Incubator and TIF.

2.3
The Shares will confer on the holders thereof all rights of Ordinary Shares in the Company, pursuant to applicable law and the Articles of Association of the Company as may be amended from time to time, including without limitation, the right to vote on any matter submitted to shareholders for their consideration at any shareholders’ meeting, with each Share having voting power of one vote for one Share, the right to receive notice of any shareholders’ meeting, the right to receive dividends and the right to participate in any distribution on the winding up of the Company.

3.	Management of the Company

3.1	As long as the Company is working within the framework of the Incubator, the Board shall consist of five (5) directors to be appointed as follows:

(a)	One (1) director shall be appointed by the Incubator;
(b)	One (1) director shall be appointed by TIF;
(c)	Two (2) directors shall be appointed by the Entrepreneurs; and
(d)	One (1) director shall be a person knowledgeable in the field of activity of the Company, to be appointed by the unanimous agreement of the other 4 directors of the Company.

3.2
The appointment or removal of a director shall be effected by the delivery of a notice to the Company at its principal office, signed by the holders of the shares entitled to effect such appointment or removal. Any appointment or removal shall become effective on the date fixed in the notice or upon delivery of the notice to the Company, whichever is later.

3.3
The Board may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Directors think fit, in accordance with the provisions of the Company’s Articles of Association. The Board shall convene at least once in each calendar quarter.

3.4	Any Director may, at any time, request to convene a meeting of the Board but not less than four (4) business days notice shall be given of any meeting so convened.

3.5
The presence of the majority of Directors, including at least one director appointed by the Incubator or TIF and one Director appointed by the Entrepreneur, shall constitute a quorum for meetings of the Board.

3.6
The Board shall be entitled to make decisions by a vote of a simple majority of the members present at such meetings, with each member entitled to one vote, except that, until the later of (i) the Company ceases to work within the framework of the Incubator; or (ii) two years from the date hereof, any Board decision regarding one of the following issues, shall require the consent of a Director appointed by the Incubator.

(a)	The working relations between the Company and the Incubator;

(b)	The management of funds received from the OCS;

(c)	Approval of the annual Budget;

(d)	Any adoption, amendment and modification of signatory rights on behalf of the Company;

(e)	Any issuance of shares, options to purchase shares or any other securities of the Company that results in a down round;

(f)	Any adoption, amendment or modification of the ESOP;

(g)	Approval of and any amendment of terms of employment of the Entrepreneurs, or the hiring, dismissal or change in the terms of employment of any other senior employees of the Company.

(h)	The approval of any material transaction of the Company or any transaction out of the ordinary course of business.

(i)	Replacement of registered office and place of business of the Company or adoption of additional place of business.

3.7	The registered office of the Company shall be at D.N. Misgav 20179, or at any other place which the Board shall approve.

4.	Undertakings of the Incubator

During the term in which the Company operates within the Incubator, the Incubator shall make available to the Company adequate working facilities, management and consulting services, and shall deliver the Company’s financial reports to the OCS - all under the terms and conditions of the Services Agreement attached hereto as Schedule F that shall be executed between the Entrepreneurs and the Incubator.

5.	Undertakings of the Entrepreneurs

5.1
Upon incorporation of the Company, the Entrepreneurs shall irrevocably transfer and assign to the Company any and all inventions, discoveries, methods. techniques, know-how, information and ideas, whether patentable or unpatentable, which relate to “The Technology” and are conceived,  discovered or reduced to practice by the Entrepreneurs. In addition, upon execution of this Agreement, all of the Entrepreneurs shall sign a Confidentiality, Proprietary Rights, Invention Assignment, in the form attached hereto as Schedule G.

5.2	The Entrepreneurs shall make good faith efforts to complete the development of the Products in the shortest time period reasonably possible

5.3
The Entrepreneurs undertake, for the entire period in which the Company is operating within the framework of Incubator, to comply with and abide by the OCS instructions and regulations, as may be amended from time to time. The Entrepreneurs shall make good faith efforts to fulfill the Incubator’s undertaking to the OCS according to the Letter of Undertaking attached hereto as Schedule B

The Entrepreneurs will defend, indemnify, save and hold the Incubator harmless from and against the OCS’s and any third party’s claims, demands, suits, actions, causes of action, losses, damages, fines and liabilities arising out of or in connection with the Entrepreneur’s breach of the provisions of this Agreement and will pay any costs and damages consequently.

5.4	The Entrepreneurs certify that they have read the Incubator’s rules and guidelines, together with the Incubator’s Letter of Undertaking, and hereby undertake to act accordingly.

6.	Supplementary Financing

6.1
The parties shall negotiate the terms for the provision of the Company with supplementary financing from the parties or from third parties, required according to the Notice of Approval and the Approved Budget (“Supplementary Financing”). The Supplementary Financing shall be not smaller than the difference between the Approved Budget and the total amounts which shall be received from the OCS as a grant during the approved term of the Project. The party providing the Supplementary Financing shall be issued Ordinary Shares of the Company in consideration for the payment of the Supplementary Financing, as agreed in the said negotiations.

6.2.
Notwithstanding the foregoing, pursuant to the provisions of the Trendlines Agreement and subject to the consent of the Entrepreneurs (which shall not be unreasonably withheld), TIF shall have the right of first offer, in full priority and preference over any right of any other person or entity (other than the Entrepreneurs), to provide the Company with the Supplementary Financing, except, in the event that the Supplementary Financing will be provided by a Strategic Partner. Upon the incorporation of the Company, TIF shall advise the Company whether it is interested to provide the Supplementary Financing. In any event, the Company shall not receive any Supplementary Financing from any third party other than TIF in terms more favorable than the terms previously offered to TIF, unless such terms has been offered to TIF and TIF expressly waived its right to invest in the Company.

For the purposes of this Agreement, “Strategic Partner” shall mean, an individual or entity which, in connection with the provision of the Supplementary Financing by such individual or entity to the Company, the Board of Directors of the Incubator has determined it has a significant added value to the Company due to its business or technological activity.

7.	Confidentiality and Non-Competition

7.1
The parties agree to hold in strict confidence all confidential information and documents received from the other party in connection with the transaction contemplated herein and all proprietary information of the Company, and shall refrain from disclosing such information and documents to any third party, and from using such information and documents other than for the purposes hereof. Notwithstanding any provision to the contrary contained herein, each party shall be permitted to disclose such of the information and documents which is (i) legally required to be disclosed under applicable law or regulatory requirements; or (ii) is or becomes within the public domain other than through a breach by such party of its obligations hereunder.

7.2
The Incubator and TIF undertake to make all necessary arrangements to prevent any of their affiliates, subsidiaries, officers, employees or consultants, who are involved in any entity or activity which is in direct competition with the business of the Company from having access to and/or from making use of any information related to the Company which has been obtained by the Incubator from the Company.

8.	Raising of Additional Capital; ESOP Shares

8.1	The Incubator shall make good faith efforts to help the Company raise additional funds from prospective investors.

9.	Preemptive Rights; First Refusal; Tag-Along

Following them Incorporation of the Company, the Shares will confer on the holders thereof the following rights, subject to and in accordance with the provisions of the Articles of Association of the Company as may be amended from time to time.

9.1
Pre-emptive Rights. Until the consummation of an initial public offering of Company shares (“IPO”), the shareholders of the Company holding at least 5% of the issued and outstanding share capital of the Company shall be entitled, to participate in all future issuances by the Company of any capital stock of the Company, except for customary exceptions as will be provided in the Company’s Articles of Association.

9.2.
Right of First Refusal. Until the consummation of an IPO, any shareholder of the Company, which holds more than 5% of the issued and outstanding share capital of the Company, shall have the right of first refusal in respect of any proposed sale, transfer or other disposition of shares of the Company by a shareholder. The right of first refusal set forth in this section shall not apply to the following transfers of shares: (i) with respect to shares held by a shareholder who is an individual, to a corporation wholly owned by such shareholder or its spouse, parent, child or sibling of the respective shareholder; (ii) with respect to shares held by a shareholder that is a corporation, to any entity controlled by, controlling, or under common control with such shareholder, as the term “control” is defined in the Companies Law; (iii) with respect to shares held by a shareholder that is a limited or general partnership, to its partners and affiliated partnerships managed by the same management company or managing (general) partner or by an entity that controls, is controlled by, or is under common control with, such management company or managing (general) partner; (iv) with respect to shares held by the Incubator, to any person who is acting as the general manager of the Incubator, and (v) with respect to shares held by Steve Rhodes, transfer of shares by him to TIF or TIF’s partners and affiliated partnerships managed by the same management company or managing (general) partner or by an entity that controls, is controlled by, or is under common control with, such management company or managing (general) partner (each of (i),(ii) (iii), (iv) and (v) above - a “Permitted Transferee”).

9.3.
Tag-along. The Incubator, TIF and any of their Permitted Transferees (if such Permitted Transferees hold shares in the Company) shall have a tag along right in respect of transfer of securities by the Entrepreneurs for a period of four years from the date hereof.

9.4.
Restrictions on Transfer of Entrepreneurs’ Shares. The Entrepreneurs shall not be permitted to transfer their shares in the Company during the period in which the Company operates within the framework of the Incubator. Following such period, the Incubator, TIF and any of their Permitted Transferees (if such Permitted Transferees hold shares in the Company) shall have a tag along right in respect of transfer of securities by the Entrepreneurs, other than a transfer to a Permitted Transferee.

9.5.
For the purposes determining the entitlement to any rights hereunder, all Shares in the Company held by the Incubator, TIF and Steve Rhodes and/or any of their Permitted Transferees shall be aggregated and they will be entitled to the pro-rata portion of any pre-emption and first refusal right hereunder.

The provisions of Sections (9.1)-(9.5) above shall be incorporated to the Articles of Association of the Company.

10.	Company’s Equipment

Pursuant to the Incubator Program’s provisions, all rights and title to the equipment supplied by the Incubator and used by the Company during the time the Company operates within the framework of the Incubator (“Equipment”) shall be vested in the Incubator. The transfer of rights in the Equipment to the Company’s title shall be made at the sole and absolute discretion of the Incubator. It is hereby clarified that the Incubator may decide not to transfer any right in the Equipment to the Company’s title.

In any event, the Company shall not be allowed to sell any of the Equipment to any third party prior to its completion of payment of all amounts due to the OCS under the Incubator Program or any other law or regulation.

11.	Signatory Rights in the Company

11.1.
It is hereby agreed that following the incorporation of the Company, the Board shall adopt the following signatory rights on behalf of the Company which shall apply to any activity of the Company, including without limitation, in the Company’s bank account:

The joint signature of any two of the following, where at least one signature must be from group (ii) or group (iii): (i) the Entrepreneur (where there are more than one entrepreneurs, two Entrepreneurs may have signatory rights); (ii) the General Manager of the Incubator; (iii) other representative designated by the Incubator for that purpose; together with the Company’s printed name or stamp shall bind the Company in every respect.

11.2.
The above signatory rights shall apply and remain in full force and affect for so long as the Company operates within the framework of the Incubator, unless the Director appointed by the Incubator agrees to waive the signature rights sooner.

12.	Further Undertakings of the Company and the Entrepreneurs

12.1
The Company shall undertake to reimburse the Incubator for all amounts, which shall be paid by the Incubator to the OCS for the account of the Company. The Company shall, upon incorporation, confirm that it irrevocably agrees to pay to the Incubator, all said amounts, immediately upon demand, and that it agrees that the demand notices of the OCS shall be sufficient to substantiate such demand.

12.2
The Company shall undertake, for the entire period in which it is operating within the framework of Incubator, to comply with and abide by the OCS instructions and regulations, as may be amended from time to time.

12.3	The Company undertakes to fulfill its commitments to the OCS including, without limitation, the obligation to repay the grant funds by way of royalty payments on sales of Products.

12.4
The Incubator shall be furnished with the Company’s financial statements until the obligation to pay royalties to the OCS pursuant to law has ceased due to full repayment of OCS funding or until the Incubator ceases to be a shareholder, whichever comes later.

12.5
Each of the Entrepreneurs hereby declares and agrees that he is fully aware of and fully understands the provisions of the Law for Encouragement of Research and Development in industry 5744-1984 (the “Encouragement Law”), the Incubator Program and OCS rules (collectively: the

“Law”) and particularly with the provisions specified below:

(a)	The Company will be required to pay to the state of Israel (OCS) royalties on the sale of products by the Company pursuant to the Law.

(b)
Production or products developed by the Company with OCS funding shall be carried out only in Israel unless the OCS grants a prior written special approval to the contrary according to Section 19A of the Encouragement Law.

(c)
Know-How developed by the Company with OCS funding shall not be transferred to any other party in any manner or form (direct or indirect) without prior written OCS approval according to Section 19B of the Encouragement Law.

(d)
The transfer, granting or issuance of 25% (or more) of the following controlling means in the company shall require the prior written approval of the OCS: (i) voting rights in the Company; (ii) the right to appoint director in the Company (iii) the right to participate in  allocation of Company’s revenues. In addition, the transfer of any of the aforesaid controlling means to a non-Israeli person or entity shall require the execution of a letter of undertaking by such person or entity and the prior written approval of the OCS.

(e)
So as to remove all doubts, the parties agree that the provisions of this Agreement and all other agreements between the parties shall be subject to and superseded by any provision contained in the Law, and/or in regulations and instructions given by the OCS from time to time in regard to Incubator Program’s and to entities like the Incubator and the Company (“The rules”).

(f)
The Entrepreneurs understand and agree to cause the Company to always comply with the Law and the Rules and further agree that the Incubator shall have the undisputed legal standing to bring an action for the enforcement of the obligations set forth in this section as if the obligations toward OCS and/or the state of Israel were made for the benefit of the Incubator. Upon request of OCS and/or the Incubator, the Company and the Entrepreneur, jointly and severally, shall be obliged to return to the Incubator any money spent by the Company in deviation from OCS approved budget.

13.           Miscellaneous

13.1
Governing Law, Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in the competent courts of

Tel-Aviv - Jaffa District, and each of the parties hereby, submits irrevocably to the jurisdiction of such courts.

13.2.
Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

13.3.
Successors and Assigns; Assignment.  Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement.

13.4
Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and substitute and terminate any previous agreements and/or understandings between the parties with regard thereto. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all of the parties to this Agreement.

13.5
Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be faxed or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to the Entrepreneurs	Ilan Grunberg 15 Geula st., Haifa

if to the Incubator:	The Incubator for Managing Technology Entrepreneurship Misgay Ltd Teradion Business Park D.N. Misgav, 20179 Israel Attn: General Manager

If to TIF	Trendlines Israel Fund, L.P. Shorashim D.N. Misgav, 20164 Israel
Attn: D. Todd Dollinger

Any notice sent in accordance with this Section shall be effective (i) if mailed, three (3) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

[Signature Page - Founders Agreement]

IN WITNESS WHEREOF, the parties execute this Agreement as of the date first written above:

The Incubator for Managing Technology Entrepreneurship Misgav	Misgav Carmiel Technology Incubator Management Services Ltd

By:	By:
Title:	Title:

Trendlines Israel Fund, L.P.,	Entrepreneur

/s/ Yuval Saezifi
By:	Name: Yuval Saezifi
Title:

Entrepreneur	Entrepreneur

/s/ Ilan Greenberg	/s/ Nissim Ohana
Name: Ilan Greenberg	Name: Nissim Ohana

Entrepreneur

/s/ Asaf Ben-Arye
Name: Asaf Ben-Arye

Date: 15/5/07

Technological Incubators Administration
P.O. Box 50031
Tel-Aviv 61500

Dear Sir/Madam,

Re:	Letter Of Undertaking And Notice To Begin Performance Of The Project Under Incubator Conditions Pursuant To CEO’s Directive 8.2

Case No. 37701	Concerning: An Arched Implant System To Be Affixed And Anchored In Bones

We, Misgav (Incubator Name), Registration No. 512229584 (hereinafter: “The Incubator”) hereby declare and undertake as follows:

1.
On 01/05/2007 the performance of the above captioned approved research and development plan began (hereinafter: “The Plan”) in accordance with the letter of approval that was given in the above captioned case (hereinafter: “The Letter of Approval”).

The plan is being performed pursuant to Asaf Ben Arieh’s initiative (hereinafter: “The Entrepreneur”).

2.	We are aware that the grant that was approved in the letter of approval will be paid subject to the conditions in the letter of approval and the conditions set forth below (hereinafter: “The Grant”):

2.1
The agreement to operate an industrial Entrepreneur research and development center under Incubator conditions that was signed between ourselves and the State on 3.10.06 and all provisions therein are duly being fully complied with and will continue to be complied with in their entirety in accordance with the conditions and provisions therein and constitute an integral part of this undertaking.

2.2
The attached budget and all details, conditions and attachments thereto constitute a framework that the undersigned is bound by.  Expenses that exceed this detailed framework will not be recognized unless approved by the Office of the Chief Scientist at the Ministry of Industry, Trade and Labor (hereinafter: “The Office of the Chief Scientist”).

2.3
The plan will be carried out in the Incubator by a research and development team and will be organized and registered as a private company within three (3) months from the date performance begins (hereinafter: “The Project Company”).

2.4	At least 10% of the initial ownership rights in the project company are designated for key persons other than the Entrepreneur.

2.5	The Incubator will receive a grant for executing the plan and it will be kept in a separate bank account, in escrow, within the meaning of the phrase in the Trusts law, 5739-1979.

2.6	The Incubator will sign an agreement between itself and the Entrepreneur organizing the relationship between them and the rights and duties of each party insofar as execution of the plan and commercializing the results thereof are concerned.  As part of the agreement between the Incubator and Entrepreneur a clause will be inserted stating that the parties obligations in the agreement pertaining to adhering to the Office of the Chief Scientist at the Ministry of Industry, Trade and Labor directives pertaining to compliance with the conditions in the CEO’s Directive No. 8.2 (Technological Entrepreneur Centers-Incubators), and the provisions in the agreement between the Incubator and the State of Israel, the operation of the Incubator plan, the letter of approval and the letter of undertaking for each project and the provisions of the Incubator Committee are also in favor of a third party, being the State within the meaning of the phrase in the Contracts Law (General Part), 5733-1973.

2.7
The Incubator will be entitled to an advance on account of the plan not to exceed 33% of the approved grant amount in the first year and/or payment in accordance with the financial statement, provided that it is realistically implemented in executing the plan.

2.8
All additional payments will be made pursuant to a detailed financial statement correlating with the Incubators administration’s guidelines approved as being correct by the incubator’s competent representative.  Payment will be made after a review of the statement by the Office of the Chief Scientist.  The financial statement will be submitted to the Office of the Chief Scientist  once every three months.

2.9	A material technical report will be submitted to the Office of the Chief Scientist at least once every six months.

2.10
The advance will not be offset from payments regarding the financial statements provided that during the course of the first year of the project there are no deviations from the grant framework that was approved for the first year and in the second year (and in the event a grant was approved for the project in the third year - in relation to the third year)  there was no deviation from the aggregate grant framework approved for the entire plan and for every execution term.  Notwithstanding the above, the pace of the expenses being dispersed will be routinely examined in accordance with the plan and in the event the pace is slower than planned the amount of the advance will be reduced accordingly.

2.11
Supplementing documents that were not attached to the financial statements - will be submitted upon furnishing the following quarterly financial statement and in any case the supplementary documents will not be handled separately.

2.12
Once every six months during the two years of the project (and if a grant is approved for the third year then during the course of the third year of the project), transfers can be requested interchangeably between the budget sections.

2.13	All payments with respect to the grant will only be a kind of advance and this until the final financial statements are received and approved as set forth in sub-section 2.14 below.

2.14
A final financial statement approved by an accountant on behalf of the Incubator and a final material technical report for the plan will be submitted (hereinafter: “the Final Statements”) no later than three months from the date of the end of the execution term.  The final statements will be examined and approved by an accountant on behalf of the Office of the Chief Scientist.

2.15
The Incubator and the project company’s accounting books will be open for review on behalf of the Office of the Chief Scientist for five years from the date the final financial statement is submitted for the Incubator project approved for two years and for four years with respect to a Incubator project approved for three years.

2.16	The Office of the Chief Scientists has the right to offset any amount owing to it from the incubator, Entrepreneur and/or project company from the grant.

2.17
The execution of the project will not be halted unless with the written approval from the Office of the  Chief Scientist.  In the event the plan is halted without approval, then the Office of the Chief Scientist may demand reimbursement of the grant in addition to linkage differentials and interest prescribed by law.

2.18	The Office of the Chief Scientist will be entitled to demand additional material and/or technical statements during the course of the plan execution term.

2.19	An expense will not be recognized unless the consideration thereof was paid, to the exclusion of credited expenses as approved.

2.20	The Office of the Chief Scientist may demand linkage differentials and interest prescribed by law on any amount owing to it from the incubator, Entrepreneur or the project company.

2.21	A separate and special bank account will be opened for the purpose of operating the plan. Separate accounting will be managed for each project company separately.

2.22
The State will be paid royalties from the consideration received from selling the project and/or the know-how to be developed as part of the plan and/or from the sale of any rights therein, directly or indirectly, at rates extending up to the amount of the grant paid in realistic terms and pursuant to rules determined by the Incubators Committee.

2.23
It is hereby declared that no government financing with respect to performing the plan was received nor will it be received to the exclusion of the grant and to the exclusion of the grant from the Tnufa or Nofar fund.

2.24	The conditions in this letter of undertaking are in addition to any legal provision and any law applicable to giving the grant.

2.25	Additionally, we undertake as follows:

2.25.1	That manufacturing of the product to be developed as a result of the research and development work in the plan will only be carried out in Israel unless otherwise decided by the Incubators Committee.

2.25.2
The know-how that is produced from the research and development work in the plan and/or the rights therein will not be remitted to another by any way (directly or indirectly) unless the transfer is approved by the Incubators Committee.

2.25.3
To abide by the intellectual property laws governing the State of Israel during the project company’s activities.  We know that a breach of the intellectual property laws as applicable in the State of Israel will give rise to the sanctions determined in the law and will allow the State and the Office of the Chief Scientist to retroactively revoke any benefit and/or demand immediate reimbursement of the grant, the benefits and any other amount given with respect to the plan in addition to linkage differentials and interest prescribed by law.

2.25.4
That the provisions of the Encouragement of Industrial Research and Development Law, 5744-1984 in connection with preserving know-how, the rights thereon and the manufacturing rights produced from the research and the development in the state of Israel, will apply to the grant being given mutatis mutandis.

2.25.5	Subject to the provisions in sub-section 2.25.4 the conditions in this letter of undertaking do not derogate from any legal provision or any law applicable to the grant being given.

2.26
The obligations set forth in Section 2.23 above will be in effect so long as a document was not signed pertaining to the transfer of the incubator’s duties and rights to another entity and subject to the fact that this document was transferred to the Office of the  Chief Scientist immediately upon signing it and approved by the Office of the Chief Scientist.

Sincerely,

( - )			Incubator Technology
Signature of	Steve Rhodes	CEO	Misgav - Carmiel
The Authorized Signatory			Management Services Ltd.
On the Incubator’s Behalf	Name	Position	Tel. 04-9591991
Stamp

Corporate Signature Verification:

I Maura Rosenfeld the undersigned Adv./CPA hereby confirm that The Incubator to Manage Misgav Technology Entrepreneurs Ltd. is duly registered in Israel; that Messer, Steve Rhodes who signed this agreement on its behalf signed it in my presence and is authorized to do so on its behalf; and that his signature upon this agreement is binding upon the corporation.

Date: 15/5/07	Maura Rosenfeld
Signature and Stamp
MAURA ROSENFELD, ADV.

Comment:  The appropriate forms and directives and detailed guidelines to submit the financial statements to the Office of the Chief Scientist can be obtained at the Incubator Technologies Administration

Version: 18/1/07

Appendix _______________

We [Entrepreneurs names or project company’s name] SCORPION, I.D./Private Company [Entrepreneurs I.D. Numbers or the project company’s Private company number]:513969501 via those authorized to sign on its behalf [Name and I.D. number]: Steve Rhodes 01573628, Arnon Epstein 052173390 (hereinafter: “The Project Company”).  Topic of development: Arched implant system to be affixed and anchored in bones.

In accordance with the letter of approval No. 37701 (hereinafter: “the Letter of Approval”), we hereby undertake and declare as follows:

1.	To report to the Office of the Chief Scientist at the Ministry of Industry, Trade and Labor via the Center of Incubators for Technological Initiative any changes as follows:

(a)	A change of control in the project company. With respect to this section the phrase “control” - assumes the same meaning as appearing in the Securities Law, 5728-1968;

(b)
A change in holdings of the means of control in the project company that makes a non-Israeli citizen or Israeli resident or corporation incorporated in Israel a direct interested party in the project company;  with such a report the interested party will sign a letter of undertaking in the format published by the technologies Incubators administration;  in this respect, “holding” and “means of control” - as defined in the Securities Law, 5728-1968.

2.
Any material change to the project, with respect to the content of the research and development or the scope of expenditures required to carryout the project or with respect to the requirement of manufacturing the product in Israel or any other aspect requires the approval from the Office of the Chief Scientist at the Ministry of Industry, Trade and Labor via the Center of Incubators for Technological Initiative.

3.
We are aware that in any event that the conditions in the letter of approval or the conditions in the letter of undertaking are not met or non-performance of the approved plan, then the Incubators Committee may immediately halt the payment of the grant, cancel, retroactively the eligibility to receive the grant and demand immediate reimbursement of any amounts that were received with respect to the project in addition to linkage differentials and interest prescribed by law.

4.
We are aware that the provisions of the Encouragement of Industrial Research and Development Law, 5744-1984 in connection with preserving the know-how, rights thereto and the manufacturing rights produced from the research and development in the State of Israel will apply to the grant mutatis mutandis.

Sincerely,

( - )			Scorpion Surgical
Entrepreneur/s Signature	Arnon Epstein	CEO	Technologies Ltd.
And in the event a company	Steve Rhodes	Director	Private Company 513969501
The signature of the person	Name	Position	( - )
Authorized to bind the company.			Incubator Technology Misgav - Carmiel Management Services Ltd. Tel. 04-9591991 Stamp

1.1	ACCOMPANYING LETTER FROM THE INCUBATOR’S ADMINISTRATION

[MISGAV TECHNOLOGY CENTER LOGO]
Date: 15/5/07

Attention:
Rina Friedor - Director of the Incubators for Technological Initiative Plan
29 Hamered Street, Ha’Ta’asiyanim Building, Tel-Aviv 61500
P.O. Box 50031

Re:    Request To Operate A New Project

We request to operate project: Arched implant system to be affixed and anchored in bones.  Case No: 37701 starting on: 1.5.07.

I hereby confirm that an agreement was signed between the Entrepreneur and the Incubator organizing the Incubator’s and Entrepreneur’s  rights and duties in accordance with the Incubator plan’s guidelines.

If a company has already been registered: the name and number of the company at the Companies Registrar’s office.

Attached hereto are the requisite documents:

1.	A signed and approved budget.
2.	A signed letter of undertaking
3.	Account details form

All of the foregoing material is remitted to you in 4 complete copies and concurrently sent to you also by electronic mail.

Technology Incubator Misgav - Carmiel Management Services Ltd. - )
Tel: 04-9991991 Signature of the Incubator’s Manager

OFFICE OF THE CHIEF SCIENTIST
DIRECTION OF TECHNOLOGICAL INCUBATORS
DEFINITIONS AND INSTRUCTIONS FOR COMPLETING
THE BUDGET FORM AND THE APPENDICES

First fill in the name of the company and the research subject.

The first budget sheet is completed automatically upon completion of the detailed sheets.

Code 10 in the salary ceiling is used as a code defining the 0 value; the code should not be changed in the definition table.

The budget refers to the entire period (two years). Please fill in the appropriate data for each year in the adequate place.

Technological Incubator:		Technological Incubator Misgav, Karmiel
Privatized Incubator(Yes - 1, No - 0)				0
Name of the Company(in course of establishment):		Scorpion (provisional name)
R & D Subject:		Arched implants’ system for bones’ fixation and anchoring
Period of the two-year research:	From:	May 07	To:	April 09
File number:		37701

Salary Code	Description	Ceiling
		Regular	Privatized	20%	55,000
1	Senior	17,000	25,000
2	Other	10,000	25,000
10	Default	0	0

Cost Code
1	Price offer
2	Contract
3	Tariff
4	Estimate

OFFICE OF THE CHIEF SCIENTIST
CENTRALIZATION OF THE BUDGET (DO NOT COMPLETE - COMPLETION TAKES PLACES AUTOMATICALLY AFTER FILLING OUT THE DETAILED SHEETS)

This sheet represents an integral part of the request.
(Please fill in first the definition sheet of salaries and overhead ceilings)

PROJECT BUDGET OF THE CHIEF SCIENTIST OFFICE
Technological Incubator:	Technological Incubator Misgav, Karmiel
Name of the Company:	Scorpion (provisional name)
R&D Subject:	Arched implants’ system for bones’ fixation and anchoring
Number of Request:	37701
Execution period	From (month/year) To (month/year)	May 07 April 09

COMPANY REQUEST
Total	Part in %
A. MANPOWER See Appendix 1	Man years	2,91666667	578,500
Reserve	0
Total
578,500	40%
B. CONSUMABLE MATERIALS AND TOOLS See Appendix 2	Total
35,000	2%
C. SUBCONTRACTORS See Appendix 3
Subcontractors - Israel	Sum	250,500	17%
Subcontractors - abroad	Sum	180,000	13%
Total subcontractors	430,500	30%
D. APPROVED EQUIPMENT	Total
See Appendix 4	52,600	4%
E. MISCELLANEOUS	Total
See Appendix 5	230,000	16%
F. MARKETING	Total
See Appendix 3	110,000	8%
GENERAL TOTAL	Total
Total budget	1,436,600	100%
Loan / grant	1,221,110	85%
SIGNATURES:	Technical Incubator Misgav- Karmiel Management services Ltd Tel: 04-9991991 Stamp/(sig)	Scorpion Surgical Technologies Ltd. Private Company 513969501 Stamp/(Sig)
PROJECT MANAGER	TECHNOLOGICAL INCUBATOR MANAGER	DIRECTION OF TECHNOLOGICAL INCUBATORS

OFFICE OF THE CHIEF SCIENTIST
DIRECTION OF TECHNOLOGICAL INCUBATORS

Page no. 1	APPENDIX 1 - MANPOWER	This sheet represents an integral part of the request.

Technological Incubator:	Technological Incubator Misgav, Karmiel
Name of the Company:	Scorpion (provisional name)
R&D Subject:	Arched implants’ system for bones’ fixation and anchoring
Number of Request:	37701

EFFECTIVE SALARY INCLUDING SOCIAL PAYMENTS - EMPLOYER COST - PAYMENTS FIGURING IN THE PAYROLL AND DIRECT SOCIAL EXPENDITURES
COMPANY REQUEST					REQUESTED SUM IN N.I.S
					Monthly
#.	Name and surname	Salary code	Academic title	Function	Effective salary including social payments			Number of months		Requested man years	Effective salary
1.	Arnon EPSTEIN	1	BA	Product Engineer	17,000	17,000	100%	24	408000	2.0	408,000
2.	Not decided zet	2	BA	Engineer	15,500	17,000	100%	11	170500	0.9	170,500
3.		10			0				0	0.0	0
4.		10			0				0	0.0	0
5.		10			0				0	0.0	0
6.		10			0				0	0.0	0
7.		10			0				0	0.0	0
8.		10			0				0	0.0	0
9.		10			0				0	0.0	0
10.		10			0				0	0.0	0
								Total salaries	578,500	2.9	578,500
								Future price rises
								Total approved salary	578,500

OFFICE OF THE CHIEF SCIENTIST

DIRECTION OF TECHNOLOGICAL INCUBATORS

APPENDIX 2 - CONSUMABLE MATERIALS AND TOOLS

This sheet represents an integral part of the request.

Technological Incubator:	Technological Incubator Misgav, Karmiel
Name of the Company:	Scorpion (provisional name)
R&D Subject:	Arched implants’ system for bones’ fixation and anchoring
Number of Request:	37701

			COMPANY REQUEST
#.	Description of item or type	Ensemble to which pertains the requested item	Cost code	Cost based on	Unit price in NIS	Quantity	Total requested sum

1.	Various metallic parts	Prototypes		N/A	20,000	1	20,000
2.	Bones	Tests		N/A	5,000	1	5,000
3.	Other consumables	Lab tests		N/A	10,000	1	10,.000
4.				N/A			0
5.				N/A			0
6.				N/A			0
7.				N/A			0
8.				N/A			0
9.				N/A			0
10.				N/A			0

						Total materias	35,.000

OFFICE OF THE CHIEF SCIENTIST -
DIRECTION OF TECHNOLOGICAL INCUBATORS

APPENDIX 3 - SUBCONTRACTORS

This sheet represents an integral part of the request.

Technological Incubator:	Technological Incubator Misgav, Karmiel
Name of the Company:	Scorpion (provisional name)
R&D Subject:	Arched implants’ system for bones’ fixation and anchoring
Number of Request:	37701

			COMPANY REQUEST
#	Nature of the work	Name of the subcontractor (all subcontractors will be centralized according to the nature of the work)		Requested sum in NIS
			Cost	Cost based on	Quantity	Unit price	Total
SUBCONTRACTORI - ISRAEL
1.	Prototype production	Center, Metadin, Hanan Avidan, other	4	Approx.	1	95,000	95,000
2.	Implant production	Center, Limet, other	4	Approx.	1	95,000	95,000
3.	Planning of a regulatory procedure	Not decided yet	4	Approx.	1	10,000	10,000
4.	Regulatory consultancy and quality NGW	Dan Laor	4	Approx.	1	20,000	20,000
5.	Engineering planning	Not decided yet	4	Aprox.	1	30,500	30,500
6.				N/A	1		0
7.				N/A	1		0
8.				N/A	1		0
9.				N/A	1		0
10.				N/A	1		0
11.				N/A	1		0
12.				N/A	1		0
13.				N/A	1		0
14.				N/A	1		0
15.				N/A	1		0
	Total subcontractors - Israel					Total subcontractors - Israel	250,500
SUBCONTRACTORS - ABROAD
1.	Mechanical tests	Dr. Christian Kadik	4	Approx.	2	25,000	50,000
2.	Biomechanical tests	Ulm University, Department of Biomechanics	4	Approx.	1	130,000	130,000
3.				N/A	2		0
4.				N/A	3		0
5.				N/A	4		0
	Total subcontractors abroad					Total subcontractors abroad	180,000

	TOTAL SUBCONTRACTORS					430,500

OFFICE OF THE CHIEF SCIENTIST -
DIRECTION OF TECHNOLOGICAL INCUBATORS

APPENDIX 4 - EQUIPMENT

Technological Incubator:	Technological Incubator Misgav, Karmiel
Name of the Company:	Scorpion (provisional name)
R&D Subject:	Arched implants’ system for bones’ fixation and anchoring
Number of Request:	0

#	Description of equipment or item	Description of activities in which the part of equipment is involved	Unit cost in NIS	Quantity	Cost code	Total cost

1.	Furniture	Company Management	3,000	1	4	3,000
2.	Computer	Company Management	10,000	1	4	10,000
3.	Work tools	Prototype design	600	1	4	600
4.	Software	Company Management	25,000	1	4	25,000
5.	Measuring instruments	Prototype design	4,000	1	4	4,000
6.	Miscellaneous	Company Management	10,000	1	4	10,000
7.						0
8.						0
9.						0
10.						0
11.						0
12.						0
				Total Equipment		52,600

OFFICE OF THE CHIEF SCIENTIST
DIRECTION OF TECHNOLOGICAL INCUBATORS

APPENDIX 5 - MISCELLANEOUS (as specified in the regulations)

Technological Incubator:	Technological Incubator Misgav, Karmiel
Name of the Company:	Scorpion (provisional name)
R&D Subject:	Arched implants’ system for bones’ fixation and anchoring
Number of Request:	0

#	Activity	Total

1.	Overhead (according to the established ceiling)	110,000
2.	Patents	50,000
3.	Clinical tests	30,000
4.	Travel abroad - tests	40,000
5.
		230,000

OFFICE OF THE CHIEF SCIENTIST
DIRECTION OF TECHNOLOGICAL INCUBATORS

APPENDIX 6 - MISCELLANEOUS (as specified in the regulations)

Technological Incubator:	Technological Incubator Misgav, Karmiel
Name of the Company:	Scorpion (provisional name)
R&D Subject:	Arched implants’ system for bones’ fixation and anchoring
Number of Request:	0

#	Activity	Total

1.	Business plan	25,000
2.	Business meetings abroad	80,000
3.	Marketing materials	5,000
4.
5.
6.
7.
8.
9.
10.
11.
12.
	Total marketing	110,000

SERVICES AGREEMENT

Executed and signed on the 1st  day of the 5th  month in the year 2007.

BY:	Scorpion Technologies Analysis Ltd.
(Private Company 51-3969501)
Tardion Industrial Area, Rural Mail Mishgav 20179
(Hereinafter: “The Company”)

On the One Part

AND BETWEEN:	Arnon Epstein (I.D. 052173390)
Korzim, Zip Code 12391
(Hereinafter: “The Expert”)

On the Second Part

WHEREAS:	The Expert declares that he has the expertise, experience and know-how in order to assist the Company in the mechanical planning and development field.

AND WHEREAS:
The Company is interested in hiring the Expert’s services in his field of expertise and the Expert is interested in rendering these services to the Company as an independent contractor with respect to matters that are within his field of expertise and the Expert’s experience, pursuant to the conditions set forth in this agreement;

AND WHEREAS:	The Expert undertakes to be loyal to the Company with respect to all actions associated with rending the services pursuant to this agreement;

AND WHEREAS:
The Expert declares and undertakes that there is no obstacle pursuant to an agreement or any other manner restricting him from engaging in this agreement and that he is entitled to assume all the obligations pursuant to this agreement.

Therefore It Is Agreed, Declared And Stipulated Between The Parties As Follows:

1.	The Expert’s Services

1.1
The Expert will render his services to the Company that are set forth in Appendix A to this agreement as well as additional services to be agreed upon between the parties from time to time (hereinafter: “His Services”).

1.2
The Expert undertakes to fulfill his duties and obligations pursuant to this agreement professionally and to the Company’s complete satisfaction.  The Expert acknowledges that the turnaround time and rendering the services are a crucial part of this agreement and will do his utmost to meet the timeframe determined to render the services.

2.	The Parties Relationship

It is hereby agreed and declared that the Expert’s status or anyone on his behalf hired by him to render the Expert’s services is that on an outside expert with an independent business and that there is no employer-employee relationship between the parties.  The

Company will not be liable toward the Expert and/or anyone on his behalf with respect to any matters that an employer is liable for its employees, and the Expert and/or anyone on his behalf will be considered independent contractors for all senses and purposes.  For the sake of removing any doubt it is clarified that payments for his services include all the payments owing to him (gross) and he will not be entitled to any other additional payment with respect to direct and indirect expenses of any type that were caused by the Expert and/or anyone acting on his behalf.  Likewise, all the mandatory payments pursuant to the law or agreement, including but not limited to payments of income tax and national insurance applicable to the Expert and/or anyone acting on his behalf, will be paid directly by the Expert and he will be exclusively liable for the payment thereof.  If, despite the parties declared intentions it is later determined by a competent judicial instance that an employer-employee relationship does exist between the Company and the Expert and/or anyone on its behalf, and that the Expert and/or anyone acting on its behalf is entitled to payments with respect to rights deriving from an employer-employee relationship, the Expert undertakes to indemnify the Company, upon its first demand to do so, any expense, damage or loss it sustains as a result thereof.  The Company will be entitled to offset the amounts owing to it pursuant to this section from the payments that the Expert is entitled to in return for the service.

3.	The Expert’s Warranties

The Expert declares that he has the ability, skills, know-how, capability and experience necessary in order to render the service.  The Expert undertakes to render the service loyally, with expertise and skills in order to promote the Company’s issues in the field of service.  The Expert declares that no person has the exclusive right to receive the services in the service field he is rendering to the Company and that he is not breaching any obligation toward a third party or creating a possible conflict of interests by rendering the service.  The Expert undertakes to render the service without using a third party’s hardware, equipment or trade secrets.  The Expert declares that he is aware and agrees to the fact that he will not have any right to withhold or to impose a charge over documents or materials associated with rendering the service of any type and he will not be entitled, for any reason, to prevent delivery thereof to the Company immediately upon being required to do so by the Company, and/or to prevent use thereof as the Company deems fit.  The Expert will notify the Company forthwith of any personal interest he may personally have or anyone acting on his behalf may have that may constitute or create a conflict of interests with his role or function in the Company.

4.	The Agreement Period

4.1
The agreement will be in effect starting on the day it is signed and until his services have ended unless the relationship was terminated on an earlier date as stated in this agreement.  It is hereby agreed that at the end of the agreement period the parties will discuss the option of extending the agreement on an as needed basis and their mutual willingness to do so, however this does not constitute an obligation by either of the parties to extend the agreement by any period.

4.2
During the entire agreement period either one of the parties may terminate the agreement for any reason and at any time provided that written notice thereof was given 30 days in advance to the other party.

4.3
Despite the foregoing and in addition to the provisions in Section 4.2 above, during the entire agreement period the Company will be entitled to bring this agreement to an end forthwith, without any advance notice, and the Expert’s services to the Company pursuant to this agreement will cease forthwith upon the occurrence of one or more of the following instances:

4.3.1	The Expert committed an act and/or omission of a criminal nature and/or a shameful offense;

4.3.2	The Expert deliberately and consistently refuses to fulfill his obligations pursuant to this agreement;

4.3.3	The Expert materially breached the agreement and did not remedy the breach within 7 days of a written notice being sent to the Expert with respect to the foregoing breach;

4.3.4	The Expert breached one or more of its obligations as set forth in the non-disclosure appendix attached hereto as Appendix B to this agreement.

5.	Payments

5.1
Subject to the fulfillment of the Expert’s obligations pursuant to this agreement, the Company will pay the Expert for his services and for any other action taken in order to fulfill his obligations pursuant to this agreement, $35 per hour of work that is reported (hereinafter: “The Payment”).  VAT prescribed by law will be duly added to the payment and any deduction at source will be deducted that the Company is obligated to deduct pursuant to the law.

5.2
During the course of this agreement period the Expert will submit to the Company, at the end of each month, a duly executed tax invoice for the payment owing to him for the services rendered in the preceding month.  The invoices will include an itemization of the hours of work performed during the course of the preceding month.

5.3
For the sake of removing any doubt it is hereby clarified that the Expert maintains an independent business that is not an integral part of the Company’s businesses and that the Expert will bear all the tax and surcharges costs associated with his activities pursuant to this agreement, including but not limited to employing employees or others on his behalf to render the services.

5.4
It is hereby clarified that the payment also includes payment for reimbursement of expenses expended by the Expert during the course of rendering his service and under no circumstances will the Company pay the Expert any additional amount exceeding the payment with respect to the reimbursement of expenses or any other payment to the exclusion of special travel expenses to be approved separately and in advance by the Company.

6.	Reports

6.1
During the course of this agreement period the Expert will be subject to the instructions of a competent Company representative responsible for the Expert’s field of activity or any other person on the Company’s behalf (hereinafter: “The Representative”).

6.2	The Expert will continuously keep in contact with the representative, orally or in writing, in accordance with the circumstances, while stressing the activities,

results, findings, authorities required and any other relevant information.

7.	Confidentiality, Intellectual Property Rights and Non-Competition

As a condition precedent to the Company signing this agreement and fulfilling its obligations pursuant hereto, the Expert (and anyone acting on his behalf involved in his services) will sign, concurrent with signing this agreement or thereafter, a non-disclosure letter of undertaking  in the format attached hereto in Appendix B to this agreement.

8.	Miscellaneous

8.1
The Company intends on adopting an options plan and as part of the plan the Company intends on granting the Expert options equivalent to 2% of the total number of shares allotted upon establishing the Company.

8.2
The Company will be entitled to assign its rights and duties pursuant to this agreement to its parent company and/or subsidiary company and/or other bodies associated with it or any other third party without having to obtain the Expert’s consent provided that the third party fulfills the Company’s obligations pursuant to this agreement.  The Expert will not be entitled to assign his rights and duties pursuant to this agreement unless with the Company’s approval in writing and in advance.

8.3	The preamble to this agreement and all appendices attached hereto constitute an integral part of the agreement.

8.4	The headings of the sections are solely for convenience purposes and will not be granted any weight upon construing this agreement.

8.5
The parties’ addresses for the purpose of this agreement are as noted at the top of the agreement and any notice sent from one party to the other by registered mail pursuant to the foregoing address will be considered as reaching its destination one week after it is delivered or upon delivery if hand delivered.

8.6
This agreement and appendices hereto includes all the consents between the parties pertaining to the subject matter and hereby revokes any prior discussions, agreements, understandings and warranties pertaining to this matter.  No changes will be made to this agreement unless with the two parties signatures.

8.7
The sections intended to remain in effect even after the expiration of the relationship period include, inter alia, and without prejudicing the generality of the foregoing, Appendix B to this agreement , will remain in effect as stated above.

In Witness Hereof The Parties Hereto Set Their Hands:

Scorpion Technologies Analysis Ltd.
[Company Name]	The Expert

By: /s/ Asaf-Ben Arye	/s/ Arnon Epstein
Position: Director

APPENDIX A
THE EXPERT’S SERVICES

1.	Responsible to lead the product development process.
2.	Hold consults with experts in the product field and concentrating points and conclusions to implement the development process and planning.
3.	Responsibility and performance of the mechanical development and planning.
4.	Issuing orders and work to sub-contractors.
5.	Overseeing performance, approval and accepting work from sub-contractors.
6.	Approving payments to sub-contractors.
7.	Reports and updates pertaining to the process status to manage the Company.
8.	Following up on the accountant’s expenses and financial statements and apprising the management thereof.
9.	Handling administrative matters with the management’s assistance on an as needed basis.

APPENDIX B
NON-DISCLOSURE LETTER OF UNDERTAKING

I the undersigned, Arnon Epstein, I.D. 052173390, hereby declare toward Scorpion Technologies Analysis Ltd. and toward any subsidiary of the Company and/or affiliated company, in Israel and abroad (hereinafter: “The Company”), that I am aware that during the course of working for the Company (hereinafter: “My Work”) I will be exposed to and/or in receipt of information pertaining to the Company (as defined below) and that I am aware that the information is some of the Company’s primary and crucial assets and therefore I declare and undertake as follows:

Confidentiality

1.
To keep absolutely secret and not to disclose and/or transfer, directly or indirectly, to any person or body, including but not limited to the Company employees, whereby the information is not needed to fulfill their roles, any information that reaches and/or is to reach my possession, oral, in writing and/or in any form and/or other media, as part of my work and/or in connection thereto, whether directly or indirectly, including but not limited to information that I created and/or information that reached me from others associated directly or indirectly with the Company.

“Information” -in this letter of undertaking means any information and knowledge that I currently and/or in the future will possess that is associated and/or relates in any way to the Company and/or its business and/or its activities.  Information includes, solely for illustrative purposes, and without derogating from the generality of the foregoing, any information connected directly or indirectly to research and development associated with the Company’s existing or future products, inventions, hardware, software, manufacturing processes, discoveries, improvements, developments, designs, drawings, ideas, calculations, diagrams, formulas, data, client list, list of suppliers, pricing, prices, plans and any other information associated with the Company’s business and/or is clients, including but not limited to clients who are negotiating with the Company.

2.
Not to remit and/or deliver, directly or indirectly, to any person and/or body, material, raw material, product, parts of products, documents, diskettes and/or information as defined above, and not to make any use of, including but not limited to duplicating, manufacturing, selling, transferring, imitating and distribution, copying, all or some of the information, to the exclusion of use necessary in order to perform my work that is being carried out for the Company with its consent and solely for its benefit.

3.
To remit to the Company any material and/or information that I have in my control on any media, associated with my work in the Company and/or that was created during the course of my work therein, in any case that the relationship between the Company and myself comes to an end and without any connection to the reason for the relationship coming to an end as stated above and this immediately upon giving notice pertaining to the relationship coming to an end.

4.
To assist the Company in fulfilling the Company’s obligations toward the suppliers, clients and/or other third parties to keep the information secret that they gave to the Company and non-competition thereof.

Intellectual Property Rights

5.
All the rights, including but not limited to intellectual property rights of the various kinds, any inventions, product, processes, development, improvement, idea, creation, formula, code, conclusion, discovery, finding and/or information, whether they can be protected as a patent or copyrighted or not, whether they can be registered or not, that I am to manufacture, develop and/or discover whether myself or with others, during the course of and/or in connection with my work serving the Company (hereinafter: “My Work Products”) will be the Company’s exclusive property.

The Company will have the exclusive rights to “my work product” in Israel and abroad and I will not be entitled to make any use of “my work product” nor will I be entitled to any additional consideration beyond the consideration determined between the Company and myself.

Without derogating from the foregoing, I hereby waive and/or endorse to the Company and hereby undertake to waive and/or endorse in the future all my rights to “my work product” including but not limited to the moral right, insofar as I have or will have such rights.

For the sake of removing any doubt it is hereby clarified that the Company will be entitled to use “my work product” as it deems fit and without any restrictions whatsoever.

6.
To assist and cooperate with the Company in any reasonable way in order to transfer the rights to “my work product” to the Company and/or register the rights to “my work product” in any registry in the Company’s name in Israel and/or abroad and/or to protect and/or to enforce in any other way the Company’s rights as stated above, including but not limited to signing the transfer documents and other documents as well as giving affidavits or testimony orally before the authorities or various types of judicial instances.

It is hereby stressed that this obligation will also apply after I have finished rendering my services to the Company provided that the Company assumes all the costs connected with fulfilling this obligation.

7.
Not to remit and/or not to use during the course of my work any material and/or information belonging to a third party, including material and information belonging to a previous employer and/or previous service receiver unless I obtained the consent thereto in advance and in writing from the Company.

8.	To report to the Company any information concerning “my work product” that I have accumulated during the course of carrying out my work.

Non-Competition

9.
I declare that there is no conflict of interests between my work for the Company and other work that I am performing or performed in the past, that I am not competing, directly or indirectly with the Company and that I will not compete with the Company during the time I am rendering the services and for one year thereafter, myself or as part of the work and/or rendering services to entities competing with the Company and/or any other way.

“Competing Entities” - in this letter of undertaking means any corporation or person, dealing in any one of the following fields:

9.1	Developing, manufacturing and/or marketing products and/or development processes that are identical or similar to those developed, manufactured and/or marketed by the Company;

9.2	Involvement in the commercial, organizational and/or technological processes, technologies or equipment associated with the Company’s activities.

10.
I will not solicit the Company employees to leave their work, I will not hire them directly or indirectly nor assist them to find work with competing entities and this during the period I render services or thereafter.

Liability

11.
I am aware that a breach of my obligations pursuant to this letter of undertaking or any part hereof may cause the Company and/or bodies affiliated thereto, grave and irreparable damages that monetary compensation cannot constitute a remedy or appropriate relief thereof and therefore  I agree not to object, in the event of a breach of any of my obligations pursuant to this letter of undertaking, that a competent court issue a temporary injunction and/or other orders with the purpose of preventing and/or stopping the breach against me.

12.
Without derogating from the foregoing I undertake to compensate and indemnify the Company or any affiliated companies for any damage that they sustain including but not limited to losses and/or damage to reputation as a result of a breach of any of my obligations pursuant to this letter of undertaking, and this in addition to the companies rights as stated above, to take any legal action against me pursuant to the law.  Additionally, I hereby undertake that in the case that I breach any of the provisions in this letter of undertaking, I will reimburse the Company any amount I received from the Company.

_________________________
Signature

Witness to the Signature: _____________________  Date: 1.5.2007

Name: ___________________

Schedule 4.9.1

Intellectual Property

Provisional Patent Application filed on June 24, 2007, which covers, in general, an invention in the field of curved spinal fixation implants.

Undertaking of the Company towards the OCS dated May 15, 2007 regarding approved plan No. 37701.

PTO/SB/16 (06-07)
Approved for use through 0613012007. OMB 0851-0032
U.S. Patent and Trademark Office; U.S. DEPARTMENT OF COMMERCE
Under the Paperwork Reduction Ad of 1995, no persons are required to respond to a collection of information unless it displays a valid OMB control number.

PROVISIONAL APPLICATION FOR PATENT COVER SHEET - Page 1 of 2
This is a request for filing a PROVISIONAL APPLICATION FOR PATENT under 37 CFR 1.53(c).

Express Mall Label No.

INVENTOR(S)
Given Name (first and middle (if any))	Family Name or Surname	Residence (City and either State or Renton Country)
ASAF	BEN-ARYE	ZICHRON YAAKOV, ISRAEL
YUVAL	SHEZIFI	HAIFA, ISRAEL

Additional inventors are being named on the		Separately numbered sheets attached hereto

TITLE OF THE INVENTION (500 characters max):
BONE ANCHORING SYSTEM
Direct all correspondence to:	CORRESPONDENCE ADDRESS
The address corresponding to Customer Number:
OR

Firm or Individual Name ASAF BEN-ARYE

Address 30 YEFFE NOF STREET
City ZICHRON YAAKOV	State --	Zip 30900
Country ISRAEL	Telephone 972-54 477 0909	Email asaf@cellkinetics.com
ENCLOSED APPLICATION PARTS (check all that apply)

Application Data Sheet. See 37 CFR 1.76		CD(s) Number of CDs

Drawing(s) Number of Sheets	11	Other (specify)

Specification (e.g. description of the Invention) Number of Pages	22

Fees Due: Filing Fee of $200 ($100 for small entity). If the specification and drawings exceed 100 sheets of paper, an application size fee is also due, which is $250 ($125 for small entity) for each additional 50 sheets or  fraction thereof. See 35 U.S.C. 41(a)(1)(G) and 37 CFR 1.16(s).

METHOD OF PAYMENT OF THE FILING FEE AND APPLICATION SIZE FEE FOR THIS PROVISIONAL APPLICATION FOR PATENT

Applicant claims small entity status. See 37 CFR 1.27.		100. --

A check or money order Is enclosed to cover the filing fee and application size fee (if applicable).

Payment by credit card. Form PTO-2038 Is attached		TOTAL FEE AMOUNT ($)

The Director is hereby authorized to charge the filing fee and application size fee (If applicable) or credit any overpayment to Deposit

Account Number:	A duplicative copy of this form Is enclosed for fee processing.

USE ONLY FOR FILING A PROVISIONAL APPLICATION FOR PATENT
This collection of information is required by 37 CFR 1.51. The information to required to obtain or retain a benefit by the public which is to file (and by the USPTO to process) an application.  Confidentiality is governed by 35 U.S.C., 122 and 37 CFR 1.11 and 1.14. This collection is estimated to take 8 hours to complete. Including gathering, preparing, and submitting the completed application form to the USPTO.  Time will vary depending upon the individual case. Any comments on the amount of time you require to complete this form and/or suggestions for reducing this burden, should be sent to the Chief Information Officer, U.S. Patent and Trademark Office, U.S. Department of Commerce, P.O. Box 1450, Alexandria, VA 22313-1450. DO NOT SEND FEES OR COMPLETED FORMS TO THIS ADDRESS. SEND TO: Commissioner for Patents, P.O. Box 1450, Alexandria, VA 22313-1450.
If you need assistance in completing the form, call 1-800-PTO-9199 and select option 2

PROVISIONAL APPLICATION COVER SHEET

PTO/SB/16 (06-07)
Approved for use though 06/30/2007. OMB 0851-0032
U.S. Patent and Trademark Office; U.S. DEPARTMENT OF COMMERCE
Under the Paperwork Reduction Act of 1995, no persons are required to respond to a collection of information unless it displays a valid OMB control number.

The invention was made by an agency of the United States Government or under a contract with an agency of the United States Government.
X	No

Yes, the name of the U.S. Government agency and the Government contract number are:

WARNING:

Petitioner/applicant is cautioned to avoid submitting personal information in documents filed in a patent application that may contribute to identity theft. Personal information such as social security numbers, bank account numbers, or credit card numbers (other than a check or credit card authorization form PTO-2038 submitted for payment purposes) is never required by the USPTO to support a petition or an application. If this type of personal information is included in documents submitted to the USPTO, petitioners/applicants should consider redacting such personal information from the documents before submitting them to the USPTO. Petitioner/applicant is advised that the record of a patent application is available to the public after publication of the application (unless a non-publication request in compliance with 37 CFR 1.213(a) is made in the application) or issuance of a patent Furthermore, the record from an abandoned application may also be available to the public if the application is referenced in a published application or an issued patent (see 37 CFR 1.14). Checks and credit card authorization forms PTO-2038 submitted for payment purposes are not retained in the application file and therefore are not publicly available.

SIGNATURE /s/ Asaf Ben-Arye	Date June 24, 2007
TYPED or PRINTED NAME ASAF BEN-ARYE	REGISTRATION NO. -- (if appropriate)
TELEPHONE + 972-54-477 0709	Docket Number: --

Schedule 4.9.3
No Infringement

It is clarified that the Company has not conducted a thorough patent search and does not have an opinion letter regarding such search.

For the avoidance of any doubt, no representation is made with respect to the following patents:

1.	Patent number 5928267 by Bonutti.

2.	Patents number 6607530 by Carl et al.

Schedule 4.9.4
Assignment of Entrepreneurs IP

The Entrepreneurs are engaged with Expandis Ltd. (“Expandis”) and shall continue to be engaged with Expandis as its shareholders.

Expandis signed a letter, dated April 29, 2004, under which it waived all and any rights to any form of intellectual property related to the field of curved spinal fixation implants and/or necessary for the Company to carry out its business.

An assignment letter assigning all Founder IP to the Company is attached hereto.

Expandis

To:  Scorpion Surgical Technologies Ltd. (hereafter Scorpion)

Further to Scorpion’s request and with reference to the fact that Dr. Nissim Ohana, Mr. Ilan Grunberg, Dr. Asaf Ben-Arye and Dr. Yuval Shezifi were involved as share holders and/or employees of Expandis Ltd.

Expandis Ltd. hereby warrants and represents that it does not and shall not have any proprietary rights, including, without limitation, any trade secret, patent, copyright, mask work, in and/or to any and all patents, patent applications, know-how, knowledge, technology, discoveries, information, .biological and/or chemical materials, methods, experience and data, descriptions of manufacturing processes, schematics, formulae, algorithms, designs of drawings, and other forms of intellectual property related to the field of curved spinal fixation implants and/or necessary to enable the Company to carry on its business as now conducted and as shall be proposed to be conducted from time to time. Expandis hereby waives, and forever discharges the Company, its shareholders, officers, directors and affiliated corporations, whether previously or hereinafter affiliated in any manner, from any and all claims, rights, obligations, damages and/or liabilities of any nature whatsoever, whether. or not now known, suspected or claimed, which Expandis may claim to have in connection with any proprietary rights related to the field of curved spinal fixation implants and/or as necessary to enable the Scorpion to carry on its business as now conducted and as shall be proposed to be conducted from time to time.

On behalf of Expandis

/s/ Zohar Gnedler
Director
Date:  29.4.07

ASSIGNMENT OF IP RIGHTS

This Assignment of IP Rights is made as of July 26, 2007, by Yuval Shezifi LD Number 55908743, having his address at 6 Bnei Brith St., Haifa (the “Assignor”).

TO THE BENEFIT OF

Scorpion Ltd., a company organized and existing under the laws of the State of Israel, having its registered office at D.N Misgav, 20179, Israel (the “Company”),

Now therefore, the parties hereto have agreed as follows:

1.
Assignment. The Assignor hereby confirms and covenants that any and all developments, discoveries, techniques, inventions and improvements, methods, know-how, processes, formulae, data, data bases, computer programs, computer code, source code, software, hardware, patents, patent applications and all patentable materials, models, designs (whether registered ‘ or not), copyrights and all copyrightable materials, trade secrets, trademarks, trade names, proprietary information, concepts and ideas pertaining to the field of “curved spinal fixation implants” (the “Field”), and all documentation related therewith, that he has made, developed, discovered, invented, conceived or created, either solely or jointly with others, prior to the date of this Assignment (all of the above, the “IP”)anything related to the Field, were made for and on behalf of the Company and are the sole property of the Company; and, to the extent required, the Assignor hereby assigns and transfers to the Company, its successors, assigns or nominees, all of his rights, title and interest in and to the IP related to the Filed, including without limitation in and to all intellectual property rights associated therewith (such as patents, copyrights, etc.) and including his rights in a US patent application filed on June 24, 2007 entitled Bone Anchoring System and all other present and future rights in relation to the Products and/or arising from the Field (all of the above, including the IP related to the Field, hereinafter: “IP Rights”), it being clarified that such assignment includes all rights to sue for and receive remedies against past, present and future infringements of any and all of the foregoing rights.

2.
The Assignor covenants and agrees to reasonably assist the Company and its assigns at the Company’s sole cost, to secure the Company’s rights in the IP Rights in any and all jurisdictions and, to the extent required, to effect the assignment and transfer to the Company of the IP Rights, including without limitation the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assurances, assignments and all other instruments which the Company shall reasonably deem necessary or expedient in order to apply for and obtain any copyrights, patents and all other intellectual property rights relating thereto and to effect the assignment.

3.
Delivery of Documents. The Assignor confirms that he has delivered to the Company any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings; blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items that were in his possession in relation to the 1P Rights,

4.
No Claims. The Assignor hereby confirms and undertakes that he does not have at present and will not have in the future, any claims and/or demands against the Company with respect to the IP related to the Field and/or the IP Rights.

5.	General Provisions.

5.1	Governing Law. This Assignment shall be exclusively governed by the laws of the State of Israel (without regard to the principles of conflict of laws thereof).

5.2
Successors and Assigns. This Assignment will be binding upon the Assignor’s heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

IN WITNESS WHEREOF, the Assignor has executed this Assignment of IP Right as of the date first above written.

/s/ Yuval Shezifi
Yuval Shezifi
26/July/2007

ASSIGNMENT OF IP RIGHTS

This Assignment of IP Rights is made as of July 26, 2007, by Asaf Ben-Arye ID Number 57666844, having his address at 30 Yefe Nof St., Zichron Yaakov (the “Assignor”).

TO THE BENEFIT OF

Scorpion Ltd., a company organized and existing under the laws of the State of Israel, having its registered office at D.N Misgav, 20179, Israel (the “Company”),

Now therefore, the parties hereto have agreed as follows:

1.
Assignment. The Assignor hereby confirms and covenants that any and all developments, discoveries, techniques, inventions and improvements, methods, know.-how, processes, formulae, data, data bases, computer programs, computer code, source code, software, “hardware, patents; patent, applications and all patentable materials, models, designs (whether registered or not), copyrights and all copyrightable materials, trade secrets, trademarks, trade names, proprietary information, concepts and ideas pertaining to the field of “curved spinal fixation implants” (the “Field”), and all documentation related therewith, that he has made, developed, discovered, invented, conceived or created, either solely or jointly with others, prior to the date of this Assignment (all of the above, the “IP”) anything related to the Field, were made for and on behalf of the Company and are the sole property of the Company; and, to the extent required, the Assignor hereby’ assigns and transfers to the Company, its successors, assigns or nominees, all of his rights, title and interest in and to the IP related to the Field, including without limitation in and to all intellectual property rights associated therewith (such as patents, copyrights, etc.) and including his rights in a US patent application filed on June 24, 2007 entitled Bone Anchoring System and all other present and future rights in relation to the Field and/or arising from, the Field (all of the above, including the IP related to the Field, hereinafter: “IP Rights”), it being clarified that such assignment includes all rights to sue for and receive remedies against past, present and future infringements of any and all of the foregoing rights..

2.
The Assignor covenants and agrees to reasonably assist the Company and its assigns at the Company’s sole cost, to secure the Company’s rights in the IP Rights in any and all jurisdictions and, to the extent required, to effect the assignment and transfer to the Company of the IP Rights, including without limitation the-disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assurances, assignments and all other instruments which the Company shall reasonably deem necessary or expedient in order to apply for and obtain any copyrights, patents and all other intellectual property rights relating thereto and to effect the assignment.

3.
Delivery of Documents. The Assignor confirms that he has delivered to the Company any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items that were in his possession in relation to the IP Rights.

4.
No Claims. The Assignor hereby confirms and undertakes that he does not have at present and will not have in the future, any claims and/or demands against the Company with respect to the IP related to the Field and/or the IP Rights.

5.	General Provision.

5.1	Governing Law. This Assignment shall be exclusively governed by the laws of the State of Israel (without regard to the principles of conflict of laws thereof).

5.2
Successors and Assigns. This Assignment will be binding upon the Assignor’s heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

IN WITNESS WHEREOF, the Assignor has executed this Assignment of IP Right as of the date first above written.

/s/ Asaf Ben Arye
Asaf Ben Arye
20/7/07

To:
Scorpion Ltd.
D.N. Misgav, 20179
Israel

Declaration

Each of the undersigned, hereby confirms and declares that as of the date hereof, he did not develop, does not own and does not have any right in any intellectual property which is currently used and/or necessary for the operation of the business of Scorpion Ltd. (the “Company”) as presently conducted and which ‘elates directly or indirectly to the field of “curved spinal fixation implants” (the “Field”) (the “Intellectual Property”) and hereby waives any right or claim which he has or may have in the future in connection with the Company’s Intellectual Property.

/s/ Nissim Ohana	Dated: July 26, 2007
Nissim Ohana

/s/ Ilan Grunberg
Ilan Grunberg